EXECUTION VERSION

CREDIT AGREEMENT
Dated as of April 29, 2015
among
STARTEK, INC.
STARTEK HEALTH SERVICES, INC.
and
STARTEK USA, INC.,
each as a Borrower,
CERTAIN FINANCIAL INSTITUTIONS,
as Lenders,
and
BMO HARRIS BANK N.A.,
as Administrative Agent and Swing Line Lender

Page

ARTICLE I	DEFINITIONS AND ACCOUNTING TERMS 1

1.01	Defined Terms 1

1.02	Other Interpretive Provisions 43

1.03	Accounting Terms 44

1.04	Uniform Commercial Code 45

1.05	Rounding 46

1.06	Times of Day 46

1.07	Letter of Credit Amounts 46

ARTICLE II	THE COMMITMENTS AND CREDIT EXTENSIONS 46

2.01	Loan Commitments 46

2.02	Borrowings, Conversions and Continuations of Loans 48

2.03	Letters of Credit 49

2.04	Swing Line Loans 57

2.05	Repayment of Loans 60

2.06	Prepayments 60

2.07	Termination or Reduction of Revolving Commitments 63

2.08	Interest 63

2.09	Fees 64

2.10	Computation of Interest and Fees 65

2.11	Evidence of Debt 65

2.12	Payments Generally; the Administrative Agent’s Clawback 66

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2.13	Sharing of Payments by Lenders 68

2.14	Settlement Among Lenders 69

2.15	Nature and Extent of Each Borrower’s Liability 70

2.16	Cash Collateral 73

2.17	Defaulting Lenders 74

2.18	Increase in Revolving Credit Commitments 77

ARTICLE III	TAXES, YIELD PROTECTION AND ILLEGALITY 78

3.01	Taxes 78

3.02	Illegality 82

3.03	Inability to Determine Rates 83

3.04	Increased Costs; Reserves on Eurodollar Rate Loans 84

3.05	Compensation for Losses 85

3.06	Mitigation Obligations; Replacement of Lenders 86

3.07	Survival 86

ARTICLE IV	SECURITY AND ADMINISTRATION OF COLLATERAL 87

4.01	Security 87

4.02	Collateral Administration 87

4.03	Further Assurances 88

4.04	Cash Management 89

4.05	Information Regarding Collateral 90

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(continued)
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ARTICLE V	CONDITIONS PRECEDENT TO CREDIT EXTENSIONS 90

5.01	Conditions of Initial Credit Extension 90

5.02	Conditions to all Credit Extensions 93

ARTICLE VI	REPRESENTATIONS AND WARRANTIES 94

6.01	Existence, Qualification and Power 94

6.02	Authorization; No Contravention 94

6.03	Governmental Authorization; Other Consents 94

6.04	Binding Effect 94

6.05	Financial Statements; No Material Adverse Effect 95

6.06	Litigation 95

6.07	No Default 95

6.08	Ownership of Property; Liens 96

6.09	Environmental Compliance 96

6.10	Insurance 97

6.11	Taxes 97

6.12	ERISA Compliance 98

6.13	Subsidiaries; Equity Interests 98

6.14	Margin Regulations; Investment Company Act 99

6.15	Disclosure 99

6.16	Compliance with Laws 99

6.17	Intellectual Property; Licenses, Etc 99

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6.18	Labor Matters 100

6.19	Deposit Accounts and Securities Accounts 100

6.20	Accounts 100

6.21	Anti-Terrorism Laws and Foreign Asset Control Regulations 101

6.22	Brokers 103

6.23	Customer and Trade Relations 103

6.24	Material Contracts 103

6.25	Casualty 103

6.26	Senior Indebtedness 103

ARTICLE VII	AFFIRMATIVE COVENANTS 103

7.01	Financial Statements 104

7.02	Borrowing Base Certificate; Other Information 104

7.03	Notices 107

7.04	Payment of Obligations 108

7.05	Preservation of Existence, Etc 108

7.06	Maintenance of Properties 108

7.07	Maintenance of Insurance; Condemnation Proceeds 108

7.08	Compliance with Laws 110

7.09	Books and Records 110

7.10	Inspection Rights and Appraisals; Meetings with the Administrative Agent 110

7.11	Use of Proceeds 111

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7.12	New Subsidiaries 111

7.13	Compliance with ERISA 112

7.14	Further Assurances 112

7.15	Licenses 112

7.16	Environmental Laws 113

7.17	Landlord and Storage Agreements 113

7.18	Material Contracts 113

7.19	Treasury Management Services 114

ARTICLE VIII	NEGATIVE COVENANTS 114

8.01	Indebtedness 114

8.02	Liens 115

8.03	Investments 117

8.04	Fundamental Changes 118

8.05	Dispositions 118

8.06	Restricted Payments 119

8.07	Change in Nature of Business 119

8.08	Transactions with Affiliates 119

8.09	Burdensome Agreements 119

8.10	Use of Proceeds 120

8.11	Prepayment of Indebtedness; Amendment to Material Agreements 120

8.12	Financial Covenants 120

8.13	Creation of New Subsidiaries 120

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8.14	Securities of Subsidiaries 120

8.15	Sale and Leaseback 120

8.16	Organization Documents; Fiscal Year 121

8.17	Anti-Money Laundering and Terrorism Laws and Regulations 121

8.18	Economic Sanctions Laws and Regulations 121

8.19	Citibank Supplier Agreement 121

ARTICLE IX	EVENTS OF DEFAULT AND REMEDIES 122

9.01	Events of Default 122

9.02	Remedies Upon Event of Default 125

9.03	Application of Funds 125

ARTICLE X	ADMINISTRATIVE AGENT 127

10.01	Appointment and Authority 127

10.02	Rights as a Lender 127

10.03	Exculpatory Provisions 128

10.04	Reliance by the Administrative Agent 129

10.05	Delegation of Duties 129

10.06	Resignation of the Administrative Agent 129

10.07	Non-Reliance on the Administrative Agent and Other Lenders 130

10.08	No Other Duties, Etc 130

10.09	The Administrative Agent May File Proofs of Claim; Credit Bidding 130

10.10	Collateral Matters 132

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10.11	Other Collateral Matters 132

10.12	Credit Product Providers and Credit Product Arrangements 133

ARTICLE XI	MISCELLANEOUS 133

11.01	Amendments, Etc 133

11.02	Notices; Effectiveness; Electronic Communication 136

11.03	No Waiver; Cumulative Remedies 139

11.04	Expenses; Indemnity; Damage Waiver 140

11.05	Marshalling; Payments Set Aside 142

11.06	Successors and Assigns 142

11.07	Treatment of Certain Information; Confidentiality 147

11.08	Right of Setoff 148

11.09	Interest Rate Limitation 149

11.10	Counterparts; Integration; Effectiveness 149

11.11	Survival 149

11.12	Severability 150

11.13	Replacement of Lenders 150

11.14	Governing Law; Jurisdiction; Etc 151

11.15	Waiver of Jury Trial 152

11.16	Electronic Execution of Assignments and Certain Other Documents 152

11.17	USA PATRIOT Act Notice 152

11.18	No Advisory or Fiduciary Responsibility 152

11.19	Attachments 153

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ARTICLE XII	CONTINUING GUARANTY 153

12.01	Guaranty 153

12.02	Rights of Lenders 154

12.03	Certain Waivers 154

12.04	Obligations Independent 154

12.05	Subrogation 154

12.06	Termination; Reinstatement 154

12.07	Subordination 155

12.08	Stay of Acceleration 155

12.09	Condition of Borrowers 155

12.10	Keepwell 155

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SCHEDULES
1.01	Existing Letters of Credit
1.02	Mortgaged Property
2.01	Commitments and Applicable Percentages
4.05	Information Regarding Collateral
5.01	Good Standing and Foreign Qualification Jurisdictions
6.03	Governmental Authorizations; Other Consents
6.06	Litigation
6.08(b)(1)	Owned Real Property
6.08(b)(2)	Leased Real Property
6.09	Environmental Matters
6.10	Insurance
6.11	Proposed Tax Assessments
6.12(d)	Pension Plans
6.13	Subsidiaries; Other Equity Investments
6.18	Labor Matters
6.19	Deposit Accounts, Securities Accounts and Commodity Contracts
6.24	Material Contracts
8.01	Existing Indebtedness
8.02	Existing Liens
8.03	Existing Investments
11.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS
Form of
A-1	Revolving Loan Note
B	Compliance Certificate
C	Security Agreement
D	Borrowing Base Certificate
E	Joinder Agreement for Additional Commitment Lender
F	Assignment and Assumption Agreement
G	Form of Landlord Waiver

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CREDIT AGREEMENT
This CREDIT AGREEMENT (this “Agreement”) is entered into as of April 29, 2015, among STARTEK, INC., a Delaware corporation (the “Company”), STARTEK HEALTH SERVICES, INC., a Colorado Corporation (“SHS”) and STARTEK USA, INC., a Colorado Corporation (“SUSA”) (each of the Company, CCI, SHS and SUSA may be referred to herein, individually, as a “Borrower” and, collectively, as “Borrowers”), COLLECTION CENTER, INC., a North Dakota corporation (“CCI”), as a guarantor, EACH LENDER FROM TIME TO TIME PARTY HERETO (collectively, the “Lenders” and individually, a “Lender”), and BMO HARRIS BANK, N.A., as Administrative Agent, Swing Line Lender, and an Letter of Credit Issuer.
Preliminary Statements
A.    The Borrowers have requested that Lenders, the Swing Line Lender and the Letter of Credit Issuer provide a credit facility to the Borrowers to finance their mutual and collective business enterprise.
B.    Lenders are willing to provide the credit facility on the terms and conditions set forth in this Agreement.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
Article I

DEFINITIONS AND ACCOUNTING TERMS
1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“Account” means “accounts” as defined in the UCC.
“Account Debtor” means any Person who is or may become obligated under or on account of any Account, Contractual Obligation, Chattel Paper or General Intangible.
“ACH” means automated clearing house transfers.
“Acquisition” means the acquisition of (a) a controlling equity or other ownership interest in another Person, whether by purchase of such equity or other ownership interest or upon exercise of an option or warrant for, or conversion of securities into, such equity or other ownership interest, or (b) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by such Person.
“Additional Commitment Lender” has the meaning specified in Section 2.18(c)(c).
“Adjustment Date” has the meaning specified in the definition of “Applicable Margin.”

“Administrative Agent” means BMO Harris Bank, N.A., in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower Agent and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means, as applied to any Person, any other Person who Controls, is Controlled by, or is under common Control with, such Person.
“Aggregate Revolving Credit Commitments” means, as at any date of determination thereof, the sum of all Revolving Credit Commitments of all Lenders at such date.
“Agreement” means this Credit Agreement.
“Allocable Amount” has the meaning specified in Section 2.15(c)(ii).
“ALTA Survey” means a survey satisfactory to the Administrative Agent prepared in accordance with the standards adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1997, known as the “Minimum Standard Detail Requirements of Land Title Surveys” and sufficient form to satisfy the requirements any applicable title insurance company to provide extended coverage over survey defects and shall also show the location of all easements, utilities, and covenants of record, dimensions of all improvements, encroachments from any adjoining property, and certify as to the location of any flood plain area affecting the subject real estate.
“Anti-Corruption Laws” shall have the meaning specified in Section 6.21.
“Anti-Money Laundering Laws” shall have the meaning specified in Section 8.17.
“Applicable Margin” means with respect to any Type of Loan, the percentages per annum set forth below, as based upon the Average Availability for the immediately preceding fiscal quarter:

Level	Average Availability	Eurodollar Rate Revolving Loans	Base Rate Revolving Loans
I	>$20,000,000	1.75%	0.75%
II	< $20,000,000 but >$10,000,000	2.00%	1.00%
III	< $10,000,000	2.25%	1.25%

From the Closing Date until the first day of each fiscal quarter, commencing with January 1, 2016 (the “Adjustment Date”), margins shall be determined as if Level I were applicable. Thereafter, any increase or decrease in the Applicable Margin resulting from a change in Average Availability shall become effective as of each Adjustment Date based upon Average Availability for the immediately preceding fiscal quarter. If any Borrowing Base Certificate (including any required

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financial information in support thereof) of the Company is not received by Administrative Agent by the date required pursuant to Section 7.02(a) and such failure continues for three (3) or more Business Days, then the Applicable Margin shall be determined as if the Average Availability for the immediately preceding Fiscal Quarter is at Level III until such time as such Borrowing Base Certificate and supporting information are received.
“Applicable Percentage” means, with respect to any Revolving Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility, represented by the amount of the Revolving Credit Commitment of such Revolving Lender at such time; provided that if the Aggregate Revolving Credit Commitments have been terminated at such time, then the Applicable Percentage of each Revolving Lender shall be the Applicable Percentage of such Revolving Lender immediately prior to such termination and after giving effect to any subsequent assignments.
“Appropriate Lender” means, at any time, (a) with respect to any Facility, a Lender that has a Commitment with respect to such Facility or holds a Loan under such Facility at such time, (b) with respect to the Letter of Credit Sublimit, (i) the Letter of Credit Issuer and (ii) if any Letters of Credit have been issued, the Revolving Lenders and (c) with respect to the Swing Line Sublimit, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding, the Revolving Lenders.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit F or any other form approved by the Administrative Agent.
“Assumed Indebtedness” means Indebtedness of a Person which is (a) in existence at the time such Person becomes a Subsidiary of the Company or (b) is assumed in connection with an Investment in or Acquisition of such Person, and in each case, has not been incurred or created by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Company.
“AT&T Services, Inc.” means AT&T Services, Inc., a Delaware corporation, and/or any of its various Subsidiaries and Affiliates who are Account Debtors under Accounts owed to any Borrower that may be purchased by Citibank under the terms of the Citibank Supplier Agreement.
“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

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“Audited Financial Statements” means the audited Consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended December 31, 2014, and the related Consolidated statements of income or operations, retained earnings and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto.
“Auditor” has the meaning specified in Section 7.01(a).
“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii).
“Availability” means the lesser of:
(a)    the Aggregate Revolving Credit Commitments minus the Line Reserve minus Total Revolving Credit Outstandings; and
(b)    the Borrowing Base minus Total Revolving Credit Outstandings.
In calculating Availability at any time and for any purpose under this Agreement, the Borrower Agent, on behalf of the Borrowers, shall certify to the Administrative Agent that all accounts payable and Taxes are being paid on a timely basis and consistent with past practices (absent which the Administrative Agent may establish a Reserve therefor).
“Availability Period” means the period from the Closing Date to the Revolving Credit Termination Date.
“Availability Reserves” means, without duplication of any other Reserves or items that are otherwise addressed or excluded through eligibility criteria, such reserves as the Administrative Agent from time to time determines in its Permitted Discretion as being appropriate (a) to reflect the impediments to the Administrative Agent’s ability to realize upon the Collateral consisting of Eligible Accounts, (b) to reflect sums that any Loan Party may be required to pay under any Section of this Agreement or any other Loan Document (including taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay, (c) to reflect amounts for which claims may be reasonably expected to be asserted against the Collateral, the Administrative Agent or the Lenders or (d) to reflect criteria, events, conditions, contingencies or risks which adversely affect any component of the Borrowing Base, or the assets, business, financial performance or financial condition of any Loan Party. Availability Reserves may include (but are not limited to) reserves based on: (i) Rent and Charge Reserves; (ii)  outstanding Taxes and other governmental charges, including, without limitation, ad valorem, real estate, personal property, sales, and other Taxes which might have priority over the interests of the Administrative Agent in the Collateral; (iii) salaries, wages and benefits due to employees of any Loan Party (including amounts for employee wage claims for earned wages, vacation pay, health care reimbursements and other amounts due under Wisconsin wage lien law, Wis. Stat 109.01, et seq. or any similar state law; (iv) any liabilities that are or may become secured by Liens on the Collateral (including Permitted Liens) which might have priority over the Liens or interests of the Administrative Agent in the Collateral; (v) Credit Product Reserves; and (vi) the Dilution Reserve.

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“Average Availability” means for any period, the average daily amount of Availability during such period.
“Bankruptcy Code” means Title 11 of the United States Code.
“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the rate of interest announced by BMO from time to time as its prime rate for such day (with any change in such rate announced by BMO taking effect at the opening of business on the day specified in the public announcement of such change); (b) the Federal Funds Rate for such day, plus 0.50%; or (c) Eurodollar Rate plus 1.00%.
“Base Rate Loan” means a Revolving Loan (a “Base Rate Revolving Loan”) that bears interest based on the Base Rate.
“Base Rate Revolving Loan” means a Revolving Loan that is a Base Rate Loan.
“BMO” means BMO Harris Bank, N.A.
“Borrower Agent” has the meaning specified in Section 2.15(g).
“Borrowers” has the meaning specified in the introductory paragraph hereto.
“Borrower Materials” has the meaning specified in Section 7.02.
“Borrowing” means any of (a) a Revolving Borrowing or (b) a Swing Line Borrowing, as the context may require.
“Borrowing Base” means, at any time of calculation, an amount equal to:
(a)    the Value of Eligible Accounts (less all cash received but not yet applied in respect of such Eligible Accounts) multiplied by eighty‑five (85%) percent; minus
(b)    the amount of all Availability Reserves.
The term “Borrowing Base” and the calculation thereof shall not include any assets or property acquired in an Acquisition unless (x) if so required by the Administrative Agent, the Administrative Agent has conducted Field Exams reasonably required by it (with results reasonably satisfactory to the Administrative Agent) and (y) the Person owning such assets or property shall be a (directly or indirectly) wholly-owned Domestic Subsidiary of the Company and have become a Borrower.
“Borrowing Base Certificate” means a certificate, in the form of Exhibit D hereto and otherwise in satisfactory to Administrative Agent, by which Borrowers certify calculation of the Borrowing Base.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any interest rate settings as

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to a Eurodollar Rate Loan, any fundings, disbursements, settlements and payments in respect of any such Eurodollar Rate Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan, means any such day that is also a London Banking Day.
“Capital Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, (a) for the benefit of one or more of the Letter of Credit Issuer or the Revolving Lenders, as collateral for Letter of Credit Obligations or obligations of the Revolving Lenders to fund participations in respect of Letter of Credit Obligations, cash or deposit account balances or, if the Administrative Agent and the Letter of Credit Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Letter of Credit Issuer or (b) for the benefit of the Administrative Agent, as collateral for Protective Advances or Swing Line Loans that have not been refunded by the Revolving Lenders, cash or deposit account balances or, if the Administrative Agent shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent or (c) for the benefit of the Credit Parties during the continuance of an Event of Default or in connection with the Payment in Full of the Obligations, as collateral for any Obligations that are due or may become due, cash or deposit account balances or, if the Administrative Agent shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means any of the following types of property, to the extent owned by the Company or any of its Subsidiaries free and clear of all Liens (other than Liens created under the Security Instruments):
(a)    cash, denominated in Dollars;
(b)    readily marketable direct obligations of the government of the United States or any agency or instrumentality thereof, or obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by the government of the United States or any state or municipality thereof, in each case so long as such obligation has an investment grade rating by S&P and Moody’s;
(c)    commercial paper rated at least P-1 (or the then equivalent grade) by Moody’s and A-1 (or the then equivalent grade) by S&P, or carrying an equivalent rating by a nationally recognized rating agency if at any time neither Moody’s nor S&P shall be rating such obligations;
(d)    insured certificates of deposit or bankers’ acceptances of, or time deposits with any Lender or with any commercial bank that (i) is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in

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the first portion of clause (c) above, (iii) is organized under the laws of the United States or of any state thereof and (iv) has combined capital and surplus of at least $500,000,000;
(e)    readily marketable general obligations of any corporation organized under the laws of any state of the United States of America, payable in the United States of America, expressed to mature not later than twelve months following the date of issuance thereof and rated A or better by S&P or A3 or better by Moody’s; and
(f)    readily marketable shares of investment companies or money market funds that, in each case, invest solely in the foregoing Investments described in clauses (a) through (e) above.
“CCI Deferred Payments” means any amount paid or to be paid pursuant to Section 2.2(b) of the CCI Purchase Agreement.
“CCI Purchase Agreement” means that certain Purchase Agreement dated as of September 22, 2014, between the Company, CCI and Bryan Dvirnak and Michael Haas.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means an event or series of events by which:
(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of the Company or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-4 and 13d-6 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 20% or more of the Equity Interests of the Company on a fully-diluted basis (and taking into account all such Equity Interests that such person or group has the right to acquire pursuant to any option right); or

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(b)    the Company shall fail to own and control, beneficially and of record (directly or indirectly), 100% of the issued and outstanding Equity Interests of each of its Subsidiaries, except where such failure is the result of a transaction permitted under the Loan Documents.
“Citibank” means Citibank, N.A., a national banking association.
“Citibank Suppler Agreement” means that certain Supplier Agreement dated as of October 17, 2013 between Citibank and the Company, as such agreement may be amended, supplemented or modified from time to time, through which Citibank is permitted to purchase Accounts owed to the Company on which AT&T Services, Inc. is the Account Debtor.
“Closing Date” means the first date all the conditions precedent in Section 5.01 are satisfied or waived in accordance with Section 11.01 (or, in the case of Section 5.01(b), waived by the Person entitled to receive the applicable payment).
“Code” means the Internal Revenue Code of 1986.
“Collateral” means, collectively, certain personal property of the Loan Parties or any other Person in which the Administrative Agent or any Credit Party is granted a Lien under any Security Instrument as security for all or any portion of the Obligations or any other obligation arising under any Loan Document.
“Commitment” means a Revolving Credit Commitment.
“Commitment Increase” has the meaning specified in Section 2.16(a).
“Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, in each case, described in Section 2.02.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Company” has the meaning specified in the introductory paragraph hereto.
“Compliance Certificate” means a certificate substantially in the form of Exhibit B.
“Concentration Account” has the meaning specified in Section 4.04(b).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated” means the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Subsidiaries.
“Consolidated Capital Expenditures” means, with respect to the Company and its Subsidiaries on a Consolidated basis, for any period the sum of (without duplication) all expenditures

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(whether paid in cash or accrued as liabilities) by the Company or any Subsidiary during such period for items that would be classified as “property, plant or equipment” or comparable items on the Consolidated balance sheet of the Company and its Subsidiaries, including without limitation all transactional costs incurred in connection with such expenditures provided the same have been capitalized; provided that Consolidated Capital Expenditures shall exclude any capital expenditures (a) financed with Indebtedness permitted hereunder other than Loans, (b) made with (i) Net Cash Proceeds from any Disposition described in Section 8.05(b) or (ii) proceeds of insurance arising from any casualty or other insured damage or from condemnation or similar awards with respect to any property or asset, in each case, to the extent such proceeds are reinvested within 180 days of receipt thereof, and (c) constituting any portion of the purchase price of an Permitted Acquisition which is accounted for as a capital expenditure.
“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period; plus, to the extent deducted in determining such Consolidated Net Income, without duplication, (a) Consolidated Interest Charges (net of interest income for such period of the Company and its Subsidiaries for such period, plus (b) federal, state, local and foreign income tax expense for such period, net of income tax credits, plus (c) depreciation and amortization for such period, plus (d) non-cash compensation expense, or other non-cash expenses or charges, for such period arising from the granting of stock options, stock appreciation rights or similar equity arrangements, plus (e) non-cash expenses or losses and other non-cash charges incurred during such period (excluding any non-cash charges representing an accrual of, or reserve for, cash charges to be paid within the next twelve months); plus (f) expenses of up to 400,000 incurred in connection with the Transaction; minus (g) non-cash income, gains or profits during such period, in each case as determined for the Company and its Subsidiaries on a Consolidated basis; provided that, for any period that includes a material Acquisition or a material Disposition, the calculation of Consolidated EBITDA shall be subject to the adjustments set forth in Sections 1.03(c) and 1.03(d).
“Consolidated Fixed Charge Coverage Ratio” means the ratio, determined on a Consolidated basis for the Company and its Subsidiaries for the most recent Measurement Period, of (a) Consolidated EBITDA minus Consolidated Capital Expenditures to (b) Consolidated Fixed Charges.
“Consolidated Fixed Charges” means, for any period, for the Company and its Subsidiaries on a Consolidated basis, the sum of, without duplication, (a) Consolidated Cash Interest Charges paid or required to be paid during such period, (b) all principal repayments made or required to be made of Consolidated Funded Indebtedness during such period, but excluding any such payments to the extent constituting a refinancing of such Consolidated Funded Indebtedness through the incurrence of additional Indebtedness otherwise expressly permitted under Section 8.01 and repayments of Revolving Loans, (c) all Restricted Payments made in cash during such period, (d) the aggregate amount of federal, state, local and foreign income taxes paid in cash, in each case, of or by the Company and its Subsidiaries for the most recently completed Measurement Period, (e) cash contributions made to any Pension Plan (to the extent not deducted in the calculation of Consolidated Net Income) and (f) any CCI Deferred Payments paid or required to be paid during such period.

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“Consolidated Funded Indebtedness” means, as of any date of determination, for the Company and its Subsidiaries on a Consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under standby and commercial letters of credit (excluding the undrawn amount thereof), bankers’ acceptances, bank guaranties (excluding the amounts available thereunder as to which demand for payment has not yet been made), surety bonds (excluding the amounts available thereunder as to which demand for payment has not yet been made) and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the Ordinary Course of Business), (e) Attributable Indebtedness in respect of Capital Leases and Synthetic Lease Obligations, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Company or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Company or a Subsidiary is a general partner or joint venturer, to the extent such Indebtedness is recourse to the Company or such Subsidiary.
“Consolidated Interest Charges” means, with respect to the Company and its Subsidiaries for any period ending on the date of computation thereof, the gross interest expense of the Company and its Subsidiaries, including without limitation (a) the current amortized portion of all fees (including fees payable in respect of any Swap Contract in the nature of an interest rate hedge and all fees payable in respect of any Letter of Credit) payable in connection with the incurrence of Indebtedness to the extent included in gross interest expense and (b) the portion of any payments made in connection with Capital Leases allocable to interest expense, all determined on a Consolidated basis; provided however, that Consolidated Interest Charges shall include the amount of payments in respect of Synthetic Lease Obligations that are in the nature of interest.
“Consolidated Net Income” means, for any period, for the Company and its Subsidiaries on a Consolidated basis, the net income after taxation of the Company and its Subsidiaries for that period excluding (a) net losses or gains realized in connection with (i) any sale, lease, conveyance or other disposition of any asset (other than in the Ordinary Course of Business), or (ii) repayment, repurchase or redemption of Indebtedness, and (b) extraordinary or nonrecurring gain or income (or expense), including, any compensation charge incurred in connection with the Transactions; provided that there shall be excluded from Consolidated Net Income, without duplication, (x) the net income or loss of (x) any Person that is not a Subsidiary or that is accounted for by the equity method of accounting to the extent of the amount of dividends or distributions are not actually paid to the Company or a Subsidiary in cash, (y) any Person in which any other Person (other than the Company or a Subsidiary) has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid in cash to the Company or a Subsidiary by such Person during such period and (z) any Person the ability of which to make Restricted Payments is restricted by any Restrictive Agreement, except to the extent of the amount of dividends or other distributions actually paid in cash to the Company or a Subsidiary by such Person during such period.

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“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% (or 30% with respect to the Company) or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.
“Controlled Account Bank” means each bank with whom Deposit Accounts are maintained in which any funds of any of the Loan Parties are concentrated and with whom a Control Agreement has been, or is required to be, executed in accordance with the terms hereof.
“Control Agreement” means, with respect to any Deposit Account, any Securities Account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance satisfactory to the Administrative Agent, among the Administrative Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Loan Party maintaining such account, effective to grant “control” (as defined under the applicable UCC) over such account to the Administrative Agent.
“Controlled Deposit Account” means each Deposit Account (including all funds on deposit therein) that is the subject of an effective Control Agreement and that is maintained by any Loan Party with a financial institution approved by the Administrative Agent.
“Controlled Securities Account” means each securities account or commodity account (including all financial assets held therein and all certificates and instruments, if any, representing or evidencing such financial assets) that is the subject of an effective Control Agreement and that is maintained by any Loan Party with a securities intermediary or commodity intermediary approved by the Administrative Agent.
“Core Business” means any material line of business conducted by the Company and its Subsidiaries as of the Closing Date and any business directly related thereto.
“Cost of Acquisition” means, with respect to any Acquisition, the total cash and noncash consideration (including the fair market value of all Equity Interests issued or transferred to the sellers thereof, all indemnities, earnouts and other contingent payment obligations to, and the aggregate amounts paid or to be paid under noncompete, consulting and other affiliated agreements with, the sellers thereof, all write-downs of property and reserves for liabilities with respect thereto and all assumptions of debt, liabilities and other obligations in connection therewith) paid by or on behalf of any Loan Party and its Subsidiaries for any Acquisition.
“Credit Extension” means each of the following: (a) a Borrowing and (b) a Letter of Credit Extension.

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“Credit Party” means (a) each Lender, (b) each Credit Product Provider to the extent it holds Credit Product Obligations and was a Lender or an Affiliate of a Lender when such Person provided Credit Product Arrangements to the Borrowers, (c) the Administrative Agent, (d) the Letter of Credit Issuer, and (e) the successors and assigns of each of the foregoing.
“Credit Party Expenses” has the meaning set forth in Section 11.04(a).
“Credit Product Arrangements” means, collectively, (a) Swap Contracts between a Loan Party or an Affiliate of a Loan Party and any Lender or Affiliate of a Lender and (b) agreements giving rise to Treasury Management and Other Services.
“Credit Product Obligations” means Indebtedness and other obligations of any Loan Party or an Affiliate of any Loan Party arising under Credit Product Arrangements and owing to any Credit Product Provider; provided that Credit Product Obligations shall not include Excluded Swap Obligations.
“Credit Product Indemnitee” has the meaning assigned to such term in Section 10.12(a).
“Credit Product Provider” means (a) BMO or any of its Affiliates; and (b) any other Lender or an Affiliate of a Lender that is a provider under a Credit Product Arrangement, so long as such provider delivers written notice to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, by the later of the Closing Date or 10 days following the entering into of the applicable Credit Product Arrangement, (i) describing the Credit Product Arrangement and setting forth the maximum amount thereunder to be secured by the Collateral and the methodology to be used in calculating such amount and (ii) agreeing to be bound by Section 10.12.
“Credit Product Reserve” means the reserves established by the Administrative Agent from time to time in its reasonable judgment in respect of secured Credit Product Obligations in an amount equal to the maximum amount owing thereunder as specified by the Credit Product Provider in writing to the Administrative Agent (except in the case where the Credit Product Provider is the Administrative Agent or its Affiliate), which amount may be increased so long as (a) no Event of Default exists, (b) no Overadvance would result from establishing a reserve for such increased amount, and (c) written notice thereof is given from such Credit Product Provider to the Administrative Agent. Furthermore, it is understood that the amounts so provided by the applicable Credit Product Provider with respect to Swap Credit Product Obligations may include a commercially reasonable level of “cushion” to account for normal short-term market fluctuations.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would unless cured or waived be an Event of Default.

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“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Margin with respect to Base Rate Loans plus (c) 2% per annum; provided, however, that (i) with respect to a Eurodollar Rate Loan, until the end of the Interest Period during which the Default Rate is first applicable, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Eurodollar Rate Loan plus 2% per annum, and thereafter as set forth in the portion of this sentence preceding this proviso, and (ii) with respect to Letter of Credit Fees, the Default Rate shall equal the Letter of Credit Fee, then in effect plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.
“Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower Agent in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Letter of Credit Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including, in the case of any Revolving Lender, in respect of its participations in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified any Borrower, the Administrative Agent, the Letter of Credit Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower Agent, to confirm in writing to the Administrative Agent and the Borrower Agent that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower Agent), (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) upon delivery of written notice of such determination by the Administrative Agent to the Borrower Agent, the Letter of Credit Issuer, the Swing Line Lender and each other Lender.

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“Dilution Percent” means the percent, determined for the most recent Measurement Period, equal to (a) bad debt write-downs or write-offs, discounts, returns, promotions, credits, credit memos and other dilutive items with respect to Accounts, divided by (b) gross sales.
“Dilution Reserve” means, at any date of determination, (a) the percentage amount by which the Dilution Percent exceeds five percent (5%) times (b) the amount of Eligible Accounts of the Borrowers.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any casualty or condemnation) of any property (including any Equity Interest), or part thereof, by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Disqualified Equity Interest” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 180 days after the Maturity Date, (b) is convertible into or exchangeable for debt securities (unless only occurring at the sole option of the issuer thereof), (c) (i) contains any repurchase obligation that may come into effect prior to, (ii) requires cash dividend payments (other than taxes) prior to, or (iii) provides the holders thereof with any rights to receive any cash upon the occurrence of a change of control or sale of assets prior to, in each case, the date that is 180 days after the Maturity Date; provided, however, that (i) with respect to any Equity Interests issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the Company or one of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, resignation, death or disability and (ii) any class of Equity Interest of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of an Equity Interest that is not a Disqualified Equity Interest, such Equity Interests shall not be deemed to be Disqualified Equity Interests and (iii) only the portion of such Equity Interests which so matures or is so mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Equity Interests.
“Dollar” and “$” mean lawful money of the United States.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States (but excluding any territory or possession thereof).
“Eligible Accounts” means those Accounts created by each Borrower in the Ordinary Course of its Business, that arise out of such Borrower’s sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by the

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Administrative Agent in its Permitted Discretion. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits, credits and unapplied cash. Eligible Accounts shall not include the following:
(a)    Accounts that are not fully earned by performance (or otherwise represent a progress billing) or not evidenced by an invoice which has been delivered to the applicable Account Debtor;
(b)    Accounts that the Account Debtor has failed to pay within 60 days of original due date, not to exceed 120 days (150 days with respect to AT&T Services, Inc. or such other Account Debtor consented to by the Administrative Agent in its Permitted Discretion) from original invoice date;
(c)    Accounts due from any Account Debtor, fifty percent (50%) of whose Accounts are otherwise ineligible under the terms clause (b) above;
(d)    Accounts with respect to which (i) any representation or warranty set for in any Loan Document with respect thereto is not true and correct in all material respects, (ii) a Borrower does not have good, valid and marketable title thereto, free and clear of any Lien (other than Permitted Liens described in clauses (a) of Section 8.02) and (iii) the applicable Account Debtor has not been instructed to remit payment to a deposit account of a Borrower subject to a Control Agreement;
(e)    Accounts which are disputed or with respect to which a claim, counterclaim, offset or chargeback has been asserted, but only to the extent of such dispute, counterclaim, offset or chargeback;
(f)    Accounts which (i) do not arise out of a sale of goods or rendition of services in the ordinary course of business, (ii)  do not arise upon credit terms usual to the business of the Borrowers or (iii) are not payable in Dollars;
(g)    Accounts (i) upon which a Borrower’s right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever, including cash on delivery and cash in advance transactions or (ii) as to which a Borrower is not able to bring suit or otherwise enforce its remedies against the related Account Debtor through judicial process,
(h)    Accounts which are owed by (i) any other Borrower or (ii) any Affiliate which is not a Borrower;
(i)    Accounts for which all material consents, approvals or authorizations of, or registrations or declarations with any Governmental Authority required to be obtained, effected or given in connection with the performance of such Account by the Account Debtor or in connection with the enforcement of such Account by the Administrative Agent have not been duly obtained, effected or given or are not in full force and effect;

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(j)    Accounts due from an Account Debtor which is the subject of any bankruptcy or insolvency proceeding, has had a trustee or receiver appointed for all or a substantial part of its property, has made an assignment for the benefit of creditors or has suspended its business;
(k)    Accounts due from any Governmental Authority, except to the extent that the subject Account Debtor is the federal government of the United States of America and has complied with the Federal Assignment of Claims Act of 1940 and any similar state legislation; provided that Accounts due from any state university system shall not be deemed ineligible by reason of this clause (k);
(l)    Accounts (i) owing from any Account Debtor that is also a supplier to or creditor of a Borrower unless such Person has waived any right of setoff in a manner reasonably acceptable to the Administrative Agent but only to the extent of the aggregate amount of such Borrower’s liability to such Account Debtor, (ii) to the extent representing any manufacturer’s or supplier’s allowances, credits, discounts, incentive plans or similar arrangements entitling such Borrower to discounts on future purchase therefrom, (iii) to the extent constituting amounts owed with respect to loans or advances, or (iv) to the extent relating to payment of interest, fees or late charges;
(m)    Accounts arising out of sales on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval or consignment basis or subject to any right of return, setoff or charge back;
(n)    Accounts arising out of sales to Account Debtors outside the United States or Canada unless either (i) such Accounts are fully backed by an irrevocable letter of credit on terms, and issued by a financial institution, acceptable to the Administrative Agent and such irrevocable letter of credit is in the possession of the Administrative Agent, or (ii) such Accounts are supported by credit insurance acceptable to the Administrative Agent, naming the Administrative Agent as an additional insured;
(o)    Accounts that are evidenced by a judgment, Instrument or Chattel Paper;
(p)    Accounts owing by a single Account Debtor and its Affiliates (other than AT&T Services, Inc., T-Mobile USA, Inc. and Comcast Corporation) whose total obligations owing to any Borrower exceed twenty percent (20%) of the aggregate amount of all otherwise Eligible Accounts, such Accounts owing by AT&T Services, Inc. which exceed thirty-five percent (35%) of the aggregate amount of all otherwise Eligible Accounts, such accounts owing by T-Mobile USA, Inc. which exceed forty-five percent (45%) of the aggregate amount of all otherwise Eligible Accounts, such Accounts owing by Comcast Corporation which exceed forty percent (40%) of the aggregate amount of all otherwise Eligible Accounts, and the accounts owing by AT&T Services, Inc., T‑Mobile USA and Comcast Corporation which, combined, exceed eighty-five percent (85%) of the aggregate amount of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of the foregoing applicable percentages may be deemed Eligible Accounts), such percentages being subject to reduction if the creditworthiness of such Account Debtor deteriorates;

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provided, however, that so long as the Citibank Supplier Agreement has not been terminated, Eligible Accounts shall not include any Accounts owing by AT&T Services, Inc. to any Borrower which have been purchased by Citibank.
(q)    Accounts constituting Permitted Investments made in accordance with clause (p) of Section 8.03;
(r)    Accounts that remain open after the applicable Account Debtor has made a partial payment in respect of the applicable invoice (whether or not the applicable Account Debtor has provided an explanation for such partial payment);
(s)    Accounts where the applicable Account Debtor tendered a check or other item of payment in full or partial satisfaction and such check or other item of payment has been returned by the financial institution on which it is drawn; or
(t)    Accounts for which payment has been received by the applicable Borrower but such payment has not been applied to the applicable Account.
“Eligible Assignee” means (a) a Credit Party or any of its Affiliates; (b) a bank or other financial institution engaged in the business of making commercial loans having a combined capital and surplus in excess of $300,000,000 approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed); (c) an Approved Fund; (d) any Person to whom a Credit Party assigns its rights and obligations under this Agreement as part of an assignment and transfer of such Credit Party’s rights in and to a material portion of such Credit Party’s portfolio of asset based credit facilities, and (e) any other Person (other than a natural person) approved by (i) the Administrative Agent, the Letter of Credit Issuer and the Swing Line Lender, and (ii) unless an Event of Default has occurred and is continuing, the Borrower Agent (each such approval not to be unreasonably withheld or delayed); provided that, notwithstanding the foregoing, “Eligible Assignee” shall not include a Loan Party or any of the Loan Parties’ Affiliates or Subsidiaries.
“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of a Loan Party or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

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“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(3) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.
“Eurocurrency liabilities” has the meaning specified in Section 3.04(e).
“Eurodollar Rate” means for any Interest Period with respect to a Eurodollar Rate Loan, a rate per annum (but in no event less than zero) determined by the Administrative Agent pursuant to the following formula:

(a)	Eurodollar Rate =	Eurodollar Base Rate
1.00 – Eurodollar Reserve Percentage

Where,
“Eurodollar Base Rate” means, for such Interest Period, the rate per annum equal to the ICE Benchmark Administration (or the successor thereto if the ICE Benchmark

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Administration is no longer making the LIBOR Rate available) LIBOR Rate (“ICE LIBOR”), as published by Reuters (or other commercially available source providing quotations of ICE LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Eurodollar Base Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by such other authoritative source (as is selected by Administrative Agent in its sole reasonable discretion) to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period.
“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.
(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum (but in no event less than zero) equal to (i) ICE LIBOR, at approximately 11:00 a.m., London time determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by such other authoritative source (as is selected by the Administrative Agent in its sole reasonable discretion) to major banks in the London interbank Eurodollar market at their request at the date and time of determination.
“Eurodollar Rate Loan” means a Revolving Loan (a “Eurodollar Rate Revolving Loan”) that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate.”
“Event of Default” has the meaning specified in Section 9.01.
“Exchange Act” means the Securities Exchange Act of 1934 and the regulations promulgated thereunder.

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“Excluded Deposit Account” (a) Deposit Accounts the balance of which consists exclusively of (i) withheld income taxes and federal, state or local employment taxes required to be paid to the Internal Revenue Service or state or local government agencies with respect to employees of any Loan Party or (ii) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3 102 on behalf of or for the benefit of employees of any Loan Party, (b) all segregated Deposit Accounts constituting (and the balance of which consists solely of funds set aside in connection with) payroll accounts, trust accounts, and accounts dedicated to the payment of accrued employee benefits, medical, dental and employee benefits claims to employees of any Loan Party, (c) zero balance disbursement accounts and (d) other Deposit Accounts maintained in the Ordinary Course of Business containing cash amounts that do not exceed at any time $100,000 for any such account and $250,000 in the aggregate for all such accounts under this clause (d).
“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a Lien to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Loan Party or the grant of such Lien becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or Lien is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower Agent under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Existing Agreement” means that certain Credit and Security Agreement dated as of February 28, 2012, among the Company, SUSA, SHS and Wells Fargo Bank, National Association, as Lender, as amended through the Closing Date.

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“Existing Letters of Credit” means the letter of credit issued and outstanding under the Existing Agreement which are identified on Schedule 1.01 hereto.
“Extraordinary Expenses” means all costs, expenses, liabilities or advances that Administrative Agent may incur or make during a Default or Event of Default, or during the pendency of an proceeding of any Loan Party under any Debtor Relief Laws, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Administrative Agent, any Lender, any Loan Party, any representative of creditors of a Loan Party or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Administrative Agent’s Liens with respect to any Collateral), Loan Documents, Letters of Credit or Obligations, including any lender liability or other claims; (c) the exercise, protection or enforcement of any rights or remedies of Administrative Agent in, or the monitoring of, any proceeding applicable to any Loan Party under any Debtor Relief Laws; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral; (e) any enforcement action; (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations; and (g) Protective Advances. Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Loan Party or independent contractors in liquidating any Collateral, and travel expenses.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Facility” means the Revolving Credit Facility.
“Facility Termination Date” means the date as of which Payment in Full of all Obligations has occurred.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to BMO on such day on such transactions as determined by the Administrative Agent.

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“Fee Letter” means the letter agreement, dated as of April 29, 2015 among the Company, the Administrative Agent and BMO Capital.
“Field Exam” means any visit and inspection of the properties, assets and records of any Loan Party during the term of this Agreement, which shall include access to such properties, assets and records sufficient to permit the Administrative Agent or its representatives to examine, audit and make extracts from any Loan Party’s books and records, make examinations and audits of any Loan Party’s other financial matters and Collateral as Administrative Agent deems appropriate in its reasonable judgment, and discussions with its officers, employees, agents, advisors and independent accountants regarding such Loan Party’s business, financial condition, assets, prospects and results of operations.
“FIRREA” means The Financial Institutions Reform, Recovery, and Enforcement Act of 1989.
“Fixed Charge Trigger Period” means the period (a) commencing on the day that Availability is less than the greater of (i) ten percent (10%) of the Aggregate Revolving Credit Commitments at such time and (ii) $5,000,000 and (b) continuing until the date that during the previous thirty (30) consecutive days, Availability has been greater than the greater of (i) ten percent (10%) of the Aggregate Revolving Credit Commitments at such time and (ii) $5,000,000 at all times during such period.
“FLSA” means the Fair Labor Standards Act of 1938.
“Foreign Activities Laws” has the meaning specified in Section 7.11.
“Foreign Lender” means (a) if the applicable Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the applicable Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender that is a Revolving Lender, (a) with respect to the Letter of Credit Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding Letter of Credit Obligations other than Letter of Credit Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof, (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders and (c) with respect to the Administrative Agent, such Defaulting Lender’s Applicable Percentage of Protective Advances other than Protective Advances as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders.

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“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantor” means CCI and each other Person who executes or becomes a party to this Agreement as a “Guarantor” or otherwise executes and delivers a Guarantee of any of the Obligations.
“Guarantor Payment” has the meaning specified in Section 2.15(c).
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

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“Honor Date” has the meaning specified in Section 2.03(c)(i).
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments or upon which interest is customarily paid;
(b)    all direct or contingent obligations of such Person arising under or in respect of letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and other financial products and services (including treasury management and commercial credit card, merchant card and purchase or procurement card services);
(c)    net obligations of such Person under any Swap Contract;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the Ordinary Course of Business) and any accrued and unpaid obligations with respect to the CCI Deferred Payments or similar payments under other Acquisition documents;
(e)    indebtedness secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    obligations under Capital Leases and Synthetic Lease Obligations of such Person;
(g)    all obligations of such Person with respect to the redemption, repayment or other repurchase or payment in respect of any Disqualified Equity Interest; and
(h)    all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, to the extent such Indebtedness is recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

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“Indemnitees” has the meaning specified in Section 11.04(b).
“Information” has the meaning specified in Section 11.07.
“Intellectual Property” means all past, present and future: trade secrets, know-how and other proprietary information; trademarks, uniform resource locations (URLs), internet domain names, service marks, sound marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including copyrights for computer programs) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights, unpatented inventions (whether or not patentable); patent applications and patents; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.
“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, (i) the last day of each Interest Period applicable to such Eurodollar Rate Loan; provided that if any Interest Period for a Eurodollar Loan is greater than three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates (ii) any date that such Loan is prepaid or converted, in whole or in part, and (iii) the Maturity Date; and (b) as to any Base Rate Loan (including a Swing Line Loan), (i) the first day of each month with respect to interest accrued through the last day of the immediately preceding month, (ii) any date that such Loan is prepaid or converted, in whole or in part, and (iii) the Maturity Date; provided, further, that interest accruing at the Default Rate shall be payable from time to time upon demand of the Administrative Agent.
“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending, in each case, on the date one, two, three or six months thereafter, as selected by the Borrower Agent in its Committed Loan Notice; provided that:
(i)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(ii)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

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(iii)    no Interest Period shall extend beyond the Maturity Date.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person (including through the purchase of an option, warrant or convertible or similar type of security), (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of compliance with Section 8.03, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such transfer or exchange.
“IP Rights” rights of any Person to use any Intellectual Property.
“IRS” means the United States Internal Revenue Service.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the Letter of Credit Issuer and any Borrower (or any Subsidiary) or in favor the Letter of Credit Issuer and relating to any such Letter of Credit.
“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Letter of Credit Issuer and the Swing Line Lender.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower Agent and the Administrative Agent.
“Letter of Credit” means any standby or documentary letter of credit issued by an Letter of Credit Issuer for the account of a Borrower, or any indemnity, guarantee, exposure transmittal

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memorandum or similar form of credit support issued by the Administrative Agent or an Letter of Credit Issuer for the benefit of a Borrower, and shall include the Existing Letters of Credit.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the Letter of Credit Issuer.
“Letter of Credit Advance” means each Revolving Lender’s funding of its participation in any Letter of Credit Borrowing in accordance with its Applicable Percentage. All Letter of Credit Advances shall be denominated in Dollars.
“Letter of Credit Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Borrowing.
“Letter of Credit Expiration Date” means the day that is thirty days prior to the Maturity Date (or, if such day is not a Business Day, the preceding Business Day).
“Letter of Credit Exposure” means, at any time, for any Lender, such Lender’s Applicable Percentage of the total Letter of Credit Obligations at such time.
“Letter of Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.
“Letter of Credit Fees” means, collectively or individually as the context may indicate, the fees with respect to Letters of Credit described in Section 2.09(b).
“Letter of Credit Issuer” means BMO, in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder. At any time there is more than one Letter of Credit Issuer, all singular references to the Letter of Credit Issuer shall mean any Letter of Credit Issuer, either Letter of Credit Issuer, each Letter of Credit Issuer, the Letter of Credit Issuer that has issued the applicable Letter of Credit, or both Letter of Credit Issuers, as the context may require.
“Letter of Credit Obligations” means, as at any date of determination, (a) the aggregate undrawn amount of all outstanding Letters of Credit, plus (b) the aggregate of all Unreimbursed Amounts, including all Letter of Credit Borrowings, plus (c) the aggregate amount of all accrued and unpaid Letter of Credit Fees. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $5,000,000 and (b) the Aggregate Revolving Credit Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Credit Commitments.

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“License” means any license or agreement under which a Loan Party is granted IP Rights in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of assets or property or any other conduct of its business.
“Licensor” means any Person from whom a Loan Party obtains IP Rights.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest, or any preference, priority or other security agreement or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Lien Waiver” means an agreement, in form and substance satisfactory to the Administrative Agent, by which (a) for any material Collateral located on leased premises or premises subject to a mortgage, the lessor or mortgagee, as applicable, waives or subordinates any Lien it may have on the Collateral, and agrees to permit the Administrative Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for the Administrative Agent, and agrees to deliver the Collateral to the Administrative Agent upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges the Administrative Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to Administrative Agent upon request; and (d) for any Collateral subject to a Licensor’s IP Rights, the Licensor grants to the Administrative Agent the right, vis-à-vis such Licensor, to enforce the Administrative Agent’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.
“Line Reserve” means the sum of (a) the Rent and Charges Reserve; (b) the Credit Product Reserve; (c) the aggregate amount of liabilities at any time secured by Liens upon Collateral that are senior to the Administrative Agent’s Liens; (d) sums that any Loan Party may be required to pay under any Section of this Agreement or any other Loan Document (including taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay; and (e) amounts for which claims may be reasonably expected to be asserted against the Collateral, the Administrative Agent or the Lenders.
“Liquidation” means the exercise by the Administrative Agent of those rights and remedies accorded to Administrative Agent under the Loan Documents and applicable Law as a creditor of the Loan Parties with respect to the realization on the Collateral, including (after the occurrence and continuation of an Event of Default) the conduct by the Loan Parties acting with the consent of the Administrative Agent, of any public, private or going out of business sale or other disposition of the Collateral for the purpose of liquidating the Collateral. Derivations of the word “Liquidation” (such as “Liquidate”) are used with like meaning in this Agreement.

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“Loan” means an extension of credit under ARTICLE II in the form of a Revolving Loan or a Swing Line Loan.
“Loan Account” has the meaning assigned to such term in Section 2.11(a).
“Loan Documents” means this Agreement, each Note, each Security Instrument, each Committed Loan Notice, Swing Line Loan Notice, each Issuer Document, each Borrowing Base Certificate, each Compliance Certificate, the Fee Letter, any agreement creating or perfecting rights in Cash Collateral securing any Obligation hereunder and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of any Lender or the Administrative Agent in connection with the Loans made and transactions contemplated by this Agreement, but excluding, for the avoidance of doubt, Credit Product Arrangements.
“Loan Obligations” means all Obligations other than amounts (including fees) owing by any Loan Party pursuant to any Credit Product Arrangements.
“Loan Parties” means the Borrowers and each Guarantor.
“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent), or condition (financial or otherwise) of either (i) the Borrowers, taken as a whole or (ii) the Company and its Subsidiaries, taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party or on the ability of the Administrative Agent to collect any Obligation or realize upon any material portion of the Collateral.
“Material Contract” means any agreement or arrangement to which a Loan Party or Subsidiary is party (other than the Loan Documents) (a) that is deemed to be a material contract under any securities laws applicable to such Loan Party, including the Securities Act of 1933; (b) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect; or (c) that relates to Subordinated Indebtedness, or to Indebtedness in an aggregate amount of $250,000 or more.
“Material License” has the meaning assigned to such term in Section 7.15.
“Material Subsidiary” means, as of any date of determination thereof, each direct or indirect Subsidiary of the Company that (a) holds, owns or contributes, as the case may be, 5% or more of the gross revenues, assets (including Equity Interests in other Subsidiaries) or Consolidated EBITDA (calculated as of the most recent fiscal period with respect to which the Administrative Agent shall have received financial statements required to be delivered pursuant to Sections 7.01(a) or 7.01(b) or, if prior to delivery of any financial statements pursuant to such Sections, then calculated with respect to the financial statements dated as of December 31, 2014), (b) is designated by the Borrower

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Agent as a Material Subsidiary, or (c) Guarantees any Subordinated Indebtedness. The Borrower Agent shall designate one or more Subsidiaries as Material Subsidiaries if, in the absence of such designation, the aggregate gross revenues, assets (including Equity Interests in other Subsidiaries) or contribution to Consolidated EBITDA of all Subsidiaries that are Material Subsidiaries would be less than 99% of the gross revenues, assets or Consolidated EBITDA (calculated as of the most recent fiscal period with respect to which the Administrative Agent shall have received financial statements required to be delivered pursuant to Sections 7.01(a) or 7.01(b) or if prior to delivery of any financial statements pursuant to such Sections, then calculated with respect to the financial statements dated as of December 31, 2014).
“Maturity Date” means April 29, 2020.
“Measurement Period” means, at any date of determination, the most recently completed trailing twelve month period of the Company and its Subsidiaries for which financial statements have or should have been delivered in accordance with Section 7.01(a) or 7.01(b).
“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or Deposit Account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 105% of the Fronting Exposure of the Letter of Credit Issuer with respect to Letters of Credit issued and outstanding at such time plus 105% of the Fronting Exposure of the Administrative Agent with respect to Protective Advances outstanding at such time, (b) with respect to Cash Collateral consisting of cash or Deposit Account balances provided in accordance with the provisions of Section 2.16(a)(i) or 2.16(a)(ii), an amount equal to 105% of the Outstanding Amount of all Letter of Credit Obligations, and (c) otherwise, an amount determined by the Administrative Agent and the Letter of Credit Issuer in their sole discretion.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Mortgage Related Documents” means, with respect to any real property subject to a Mortgage, the following, in form and substance satisfactory to the Administrative Agent and received by the Administrative Agent for review at least 15 days prior to the effective date of the Mortgage: (a) a mortgagee title policy (or binder therefor) covering the Administrative Agent’s interest under the Mortgage, in a form and amount and by an insurer acceptable to the Administrative Agent, which must be fully paid on such effective date; (b) such assignments of leases, estoppel letters, attornment agreements, consents, waivers and releases as the Administrative Agent may require with respect to other Persons having an interest in the real estate; (c) a ALTA Survey by a licensed surveyor acceptable to the Administrative Agent; (d) a life-of-loan flood hazard determination and, if the real estate is located in a flood plain, an acknowledged notice to borrower and flood insurance in an amount, with endorsements and by an insurer acceptable to the Administrative Agent; (e) a current appraisal of the real estate, prepared by an appraiser acceptable to the Administrative Agent, and in form and substance satisfactory to Required Lenders; (f) an environmental assessment, prepared by environmental engineers acceptable to the Administrative Agent, and accompanied by such reports, certificates, studies or data as the Administrative Agent may reasonably require, which shall all be in form and substance satisfactory to Required Lenders; and (g) an environmental indemnity agreement and such other documents, instruments or

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agreements as the Administrative Agent may reasonably require with respect to any environmental risks regarding the real estate.
“Mortgaged Property” means the Real Estate of the Loan Parties listed on Schedule 1.02 hereto or required from time to time to be subject to a Mortgage pursuant to the terms of the Loan Documents.
“Mortgages” means the mortgages, leasehold mortgages, deeds of trust, leasehold deeds of trust or deeds to secure debt executed by a Loan Party on or about the Closing Date, or from time to time thereafter as may be required under the Loan Documents, in favor of the Administrative Agent, for the benefit of the Credit Parties, by which such Loan Party has granted to the Administrative Agent, as security for the Obligations, a Lien upon the Mortgaged Property described therein, together with all mortgages, deeds of trust and comparable documents now or at any time hereafter securing the whole or any part of the Obligations.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(4) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including any Loan Party or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Net Cash Proceeds” means
(a)    with respect to the sale of any asset by any Loan Party or any Subsidiary, the excess, if any, of (i) the sum of the cash and cash equivalents received in connection with such sale (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by such asset and that is required to be repaid in connection with the sale thereof (other than Indebtedness under the Loan Documents and Indebtedness owing to the Company or any Subsidiary), (B) the reasonable out-of-pocket expenses incurred by such Loan Party or any Subsidiary in connection with such sale, including any brokerage commissions, underwriting fees and discount, legal fees, finder’s fees and other similar fees and commissions, (C) taxes paid or reasonably estimated to be payable by the Loan Party or any Subsidiary in connection with the relevant asset sale, (D) the amount of any reasonable reserve required to be established in accordance with GAAP against liabilities (other than taxes deducted pursuant to clause (C) above) to the extent such reserves are (x) associated with the assets that are the object of such sale and (y) retained by such Loan Party or applicable Subsidiary, and (E) the amount of any reasonable reserve for purchase price adjustments and retained fixed liabilities reasonably expected to be payable by such Loan Party or applicable Subsidiary in connection therewith to the extent such reserves are (1) associated with the assets that are the object of such sale and (2) retained by such Loan Party or applicable Subsidiary; provided that the amount of any subsequent reduction of any reserve provided for in clause (D) or (E) above

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(other than in connection with a payment in respect of such liability) shall (X) be deemed to be Net Cash Proceeds of such asset sale occurring on the date of such reduction, and (Y) immediately be applied to the prepayment of Loans in accordance with Section 2.06(b)(vii); and
(b)    with respect to any issuance of Indebtedness or Equity Interests by any Loan Party or any Subsidiary, the excess, if any, of (i) the sum of the cash and cash equivalents received in connection with such issuance over (ii) the sum of (A) the reasonable out-of-pocket expenses incurred by such Loan Party or any Subsidiary in connection with such issuance, including any brokerage commissions, underwriting fees and discount, legal fees, and other similar fees and commissions and (B) taxes paid or payable to the applicable taxing authorities by the Loan Party or any Subsidiary in connection with and at the time of such issuance.
“Non-Consenting Lender” has the meaning assigned to such term in Section 11.01.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).
“Note” means any Revolving Loan Note.
“Obligations” means (a) all amounts owing by any Loan Party to the Administrative Agent, any Lender or any other Credit Party pursuant to or in connection with this Agreement or any other Loan Document or otherwise with respect to any Loan or Letter of Credit, including without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any proceeding under any Debtor Relief Law relating to any Loan Party, or would accrue but for such filing or commencement, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), all reimbursement obligations, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all fees and expenses of counsel to the Administrative Agent incurred pursuant to this Agreement, any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, together with all renewals, extensions, modifications or refinancings thereof and (b) all Credit Product Obligations; provided, that Obligations of a Loan Party shall not include its Excluded Swap Obligations.
“OFAC” has the meaning specified in Section 7.11.
“OFAC Listed Person” shall have the meaning specified in Section 6.21.
“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

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“Ordinary Course of Business” means the ordinary course of business of the Company and its Subsidiaries, consistent with past practices and undertaken in good faith.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 11.13).
“Outstanding Amount” means (a) with respect to Revolving Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and any prepayments or repayments of Revolving Loans or Swing Line Loans occurring on such date and (b) with respect to any Letter of Credit Obligations on any date, the aggregate outstanding amount of such Letter of Credit Obligations on such date after giving effect to any Letter of Credit Extension occurring on such date and any other changes in the aggregate amount of the Letter of Credit Obligations as of such date, including as a result of any reimbursements of amounts paid under outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.
“Overadvance” has the meaning given to such term in Section 2.01(c)(A).
“Overnight Rate” means, for any day, with respect to any amount denominated in Dollars, the greater of (a) the Federal Funds Rate and (b) an overnight rate determined by the Administrative Agent, the Letter of Credit Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation.
“PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA

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PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“Participant” has the meaning assigned to such term in clause (d) of Section 11.06.
“Participant Register” has the meaning assigned to such term in clause (d) of Section 11.06.
“Patent Security Agreement” means any patent security agreement pursuant to which a Loan Party assigns to Administrative Agent, for the benefit of the Credit Parties, such Person’s interests in its patents, as security for the Obligations.
“Payment in Full” means (a) the indefeasible payment in full in cash of all Obligations, together with all accrued and unpaid interest and fees thereon, other than Letter of Credit Obligations that have been fully Cash Collateralized in an amount equal to 105% of the amount thereof or as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the Letter of Credit Issuer shall have been made, (b) the Commitments shall have terminated or expired, (c) the obligations and liabilities of each other Borrower under all Credit Product Arrangements shall have been fully, finally and irrevocably paid and satisfied in full and the Credit Product Arrangements shall have expired or been terminated, or other arrangements satisfactory to the counterparties shall have been made with respect thereto, and (d) all claims of the Loan Parties against any Credit Party arising on or before the payment date shall have been released on terms acceptable to the Administrative Agent; provided that notwithstanding full payment or Cash Collateralization of the Obligations as provided herein, the Administrative Agent shall not be required to terminate its Liens in any Collateral unless, with respect to any damages the Administrative Agent may incur as a result of the dishonor or return of Payment Items applied to Obligations, Administrative Agent receives (a) a written agreement, executed by Borrowers and any Person whose advances are used in whole or in part to satisfy the Obligations, indemnifying Agent and Lenders from any such damages; or (b) such Cash Collateral as the Administrative Agent, in its discretion, deems necessary to protect against any such damages.
“Payment Item” means each check, draft or other item of payment payable to a Borrower, including those constituting proceeds of any Collateral.
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Act” means the Pension Protection Act of 2006.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Company and any

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ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Permitted Acquisition” means any Acquisition by a Loan Party so long as:
(a)    the Person to be (or whose assets are to be) acquired does not oppose such Acquisition and the line or lines of business of the Person to be acquired constitute Core Businesses;
(b)    no Default or Event of Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such Acquisition;
(c)    the cost of such Acquisition (including cash and other property (other than Equity Interests or options to acquire Equity Interests of any Loan Party) given as consideration, any Indebtedness incurred, assumed or acquired by any Loan Party or any Subsidiary in connection with such Acquisition, and all additional purchase price amounts in the form of earnouts and other contingent obligations) does not exceed $10,000,000 individually and $50,000,000 when aggregated with all other Acquisitions consummated during the term of this Agreement;
(d)    after giving pro forma effect to such Acquisition and the costs related thereto (including cash and other property (other than Equity Interests or options to acquire Equity Interests of any Loan Party) given as consideration, any Indebtedness incurred, assumed or acquired by any Loan Party or any Subsidiary in connection with such Acquisition, all additional purchase price amounts in the form of earnouts and other contingent obligations, and all fees expenses and transaction costs incurred in connection therewith), (i) Pro Forma Availability shall be at least 15% of the Aggregate Revolving Credit Commitments for each day during the 30 day period prior to such Acquisition and immediately after giving effect thereto, and (ii) the Consolidated Fixed Charge Coverage Ratio (calculated on a pro forma basis giving effect to such Acquisition and the Cost of Acquisition in connection therewith and any other relevant factor, all in accordance with Sections 1.03(c) and 1.03(d)) as of the most recently ended Measurement Period shall be at least 1.10 to 1.00;
(e)    the Borrower Agent shall have furnished to the Administrative Agent at least five (5) Business Days prior to the date on which any such Acquisition is to be consummated or such shorter time as Administrative Agent may allow, a certificate of a Responsible Officer of the Borrower Agent, in form and substance reasonably satisfactory to the Administrative Agent, (i) certifying that all of the requirements set forth above will be satisfied on or prior to the consummation of such Acquisition and (ii) a reasonably detailed calculation of item (d) above (and such certificate shall be updated as necessary to make it accurate as of the date the Acquisition is consummated); and
(f)    The Borrower Agent shall have furnished the Administrative Agent with ten (10) days’ prior written notice of such intended Acquisition and shall have furnished the Administrative Agent with a current draft of the applicable acquisition documents (and final copies thereof as and when executed), and to the extent available, appropriate financial

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statements of the Person which is the subject of such Acquisition, pro forma projected financial statements for the twelve (12) month period following such Acquisition after giving effect to such Acquisition (including balance sheets, cash flows and income statements by month for the acquired Person, individually, and on a Consolidated basis with all Loan Parties), if requested by the Administrative Agent or in any event if available, a quality of earnings report in form and substance reasonably acceptable to the Administrative Agent and, to the extent available, such other information as the Administrative Agent may reasonably request.
“Permitted Discretion” means a determination in the exercise of the good faith judgment of the Administrative Agent.
“Permitted Liens” has the meaning specified in Section 8.02.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee benefit plan within the meaning of Section 3(4) of ERISA (including a Pension Plan), maintained for employees of the Company or any ERISA Affiliate or any such Plan to which the Company or any ERISA Affiliate is required to contribute on behalf of any of its employees.
“Platform” has the meaning specified in Section 7.02.
“Post-Closing Agreement” means that certain Post-Closing Agreement by and between the Borrower Agent and the Administrative Agent dated as of the Closing Date with respect to the satisfaction after the Closing Date of certain collateral matters.
“Priority Credit Product Obligations” means Credit Product Obligations owing to a Credit Product Provider, up to the maximum amount (in the case of any Credit Product Provider other than BMO and its Affiliates) specified by such provider in writing to Administrative Agent, which amount may be established or increased (by further written notice to Administrative Agent from time to time) only as long as (a) no Default or Event of Default exists and (b) a Credit Product Reserve has been established for such amount which, together with all other Priority Credit Product Obligations, would not result in an Overadvance.
“Pro Forma Availability” means for any date of calculation, the Availability on such date determined as if the applicable Cost of Acquisition had been incurred or made on such date.
“Properly Contested” means with respect to any obligation of a Loan Party, (a) the obligation is subject to a bona fide dispute regarding amount or such Loan Party’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment could not have a Material Adverse Effect, nor result in forfeiture or sale of any assets of a Loan Party; (e) no Lien is imposed on assets of a Loan Party, unless bonded and stayed

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to the satisfaction of the Administrative Agent; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.
“Protective Advance” has the meaning specified in Section 2.01(c).
“Public Lender” has the meaning specified in Section 7.02.
“Qualified ECP” means any Loan Party with total assets exceeding $10,000,000, or that constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Real Estate” means all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned by any Loan Party, including all easements, rights-of-way, and similar rights appurtenant thereto and all leases, tenancies, and occupancies thereof.
“Refinancing Conditions” means the following conditions for Refinancing Indebtedness: (a) it is in an aggregate principal amount that does not exceed the principal amount of the Indebtedness being extended, renewed or refinanced plus accrued interest and reasonable fees and expenses incurred in connection with such refinancing, refunding, renewal or extension; (b) the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the greater of the (i) interest rate for the Indebtedness being refinanced, refunded, renewed, or extended and (ii) the otherwise market rate of interest for such Indebtedness; (c) it has a final maturity no sooner than and a weighted average life no less than the Indebtedness being extended, renewed or refinanced; (d) it is subordinated to the Obligations at least to the same extent as the Indebtedness being extended, renewed or refinanced; (e) such Refinancing Indebtedness continues to be subject to substantially the same subordination agreements or subordination terms applicable to the Indebtedness being extended, renewed or refinanced; (f) no additional Liens, if any, are granted with respect to such Refinancing Indebtedness; (g) no additional Person is obligated, primarily or contingently, on such Refinancing Indebtedness; and (h) such Refinancing Indebtedness shall be on terms no less favorable to the Administrative Agent and the Lenders, and no more restrictive to the Loan Parties, than the Indebtedness being extended, renewed or refinanced.
“Refinancing Indebtedness” means the Indebtedness that is the result of an extension, renewal or refinancing of Indebtedness permitted under Section 8.01 as to which the Refinancing Conditions are satisfied; provided that the incurrence of any such Refinancing Indebtedness will be deemed to utilize permitted amounts of Indebtedness, if any, under each clause thereof.
“Register” has the meaning specified in Section 11.06(c).
“Registered Public Accounting Firm” has the meaning specified in the Securities Laws and shall be independent of the Company as prescribed in the Securities Laws.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

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“Rent and Charges Reserve” means the aggregate of (a) all past due rent and other amounts owing by a Borrower to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Collateral or could assert a Lien on any Collateral; and (b) a reserve at least equal to three months’ rent and other charges that could be payable to any such Person, unless it has executed a Lien Waiver.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
“Reporting Trigger Period” means the period (a) commencing on the day that (i) an Event of Default occurs and is continuing or (ii) Availability is less than the greater of (i) ten percent (10%) of the Aggregate Revolving Credit Commitments at such time and (ii) $5,000,000 and (b) continuing until the date that during the previous thirty (30) consecutive days, (i) no Event of Default has existed and (ii) Availability has been greater than the greater of (i) ten percent (10%) of the Aggregate Revolving Credit Commitments at such time and (ii) $5,000,000 at all times during such period; provided however, that Reporting Trigger Period may not be cured as contemplated by clause (b) more than two (2) times in any fiscal year.
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans, a Committed Loan Notice, (b) with respect to an Letter of Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.
“Required Lenders” means, as of any date of determination, at least two Lenders (unless there is only one Lender) holding more than 50% of the sum of (a) Total Outstandings and (b) aggregate unused Commitments. The unused Commitments of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be disregarded in determining Required Lenders at any time.
“Reserve” means any reserve constituting all or any portion of the Availability Reserve or the Line Reserve.
“Responsible Officer” means, with respect to each Loan Party, the chief executive officer, president, chief financial officer, treasurer, controller or assistant treasurer of such Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Payment” means (i) any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Company or any Subsidiary, (ii) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Company’s or any Subsidiary’s stockholders, partners or members (or the equivalent Person thereof) or (iii) any distribution, advance or repayment of Indebtedness to or for the account of a holder of Equity Interests of the Company.

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“Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period, made by each of the Revolving Lenders pursuant to Section 2.01(a).
“Revolving Credit Commitment” means, as to each Revolving Lender, its obligation to (a) make Revolving Loans to the Borrowers pursuant to Section 2.01(a), (b) purchase participations in Letter of Credit Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Revolving Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Revolving Credit Facility” means the facility described in Sections 2.01(a), 2.03 and 2.04 providing for Revolving Loans, Letters of Credit and Swing Line Loans to or for the benefit of the Borrowers by the Revolving Lenders, Letter of Credit Issuer and Swing Line Lender, as the case may be, in the maximum aggregate principal amount at any time outstanding of $50,000,000, as adjusted from time to time pursuant to the terms of this Agreement.
“Revolving Credit Outstandings” means, with respect to any Lender at any time, the sum of the Outstanding Amount of such Lender’s Revolving Loans and its Letter of Credit Exposure and Swing Line Exposure at such time.
“Revolving Credit Termination Date” means the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Revolving Credit Commitments pursuant to Section 2.07(a), and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the Letter of Credit Issuer to make Letter of Credit Extensions pursuant to Section 9.02.
“Revolving Lender” means each Lender that has a Revolving Credit Commitment or, following termination of the Revolving Credit Commitments, has Revolving Loans outstanding or participations in an outstanding Letter of Credit or Swing Line Loan.
“Revolving Loan” means a Base Rate Loan or a Eurodollar Rate Loan made to the Borrowers pursuant to Section 2.01(a).
“Revolving Loan Note” means a promissory note made by the Borrowers in favor of a Revolving Lender evidencing Revolving Loans made by such Revolving Lender, substantially in the form of Exhibit A-1.
“Royalties” means all royalties, fees, expense reimbursement and other amounts payable by a Loan Party under a License.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor thereto.
“Same Day Funds” means immediately available funds.
“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

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“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Security Agreement” means the Security Agreement dated as of the date hereof by the Loan Parties and the Administrative Agent for the benefit of the Credit Parties, substantially in the form of Exhibit C.
“Security Instruments” means, collectively or individually as the context may indicate, the Security Agreement, the Control Agreements, the Mortgages, the Mortgage Related Documents, the Patent Security Agreement, the Trademark Security Agreement, each Lien Waiver and all other agreements (including securities account control agreements), instruments and other documents, whether now existing or hereafter in effect, pursuant to which any Loan Party or other Person shall grant or convey to the Administrative Agent or the Lenders a Lien in property as security for all or any portion of the Obligations.
“Settlement Date” has the meaning provided in Section 2.14.
“Shrink” means Inventory which has been lost, misplaced, stolen, or is otherwise unaccounted for.
“Solvent” means, as to any Person, such Person (a) owns property or assets whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns property or assets whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates. “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase. For purposes hereof, the amount of all contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, can reasonably be expected to become an actual or matured liability.
“Specified Loan Party” means a Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 2.15C).
“Subordinated Indebtedness” means Indebtedness which is expressly subordinated in right of payment to the prior payment in full of the Obligations and which is in form and on terms approved in writing by the Administrative Agent.

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“Subordination Provisions” means any provision relating to debt or lien subordination applicable to or contained in any documents evidencing any Subordinated Indebtedness, including as set forth in the Intercreditor Agreement or other applicable intercreditor agreements.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity (but not a representative office of such Person) of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.
“Subsidiary Guarantor” means any Subsidiary of the Company that is a Guarantor.
“Supermajority Lenders” means, as of any date of determination, Lenders holding at least sixty-six and two-thirds percent (66⅔%) of the sum of (a) Total Outstandings and (b) aggregate unused Commitments. The unused Commitments of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be disregarded in determining Supermajority Lenders at any time.
“Supplemental Facility” has the meaning provided in Section 11.01.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Obligation” means, with respect to any Loan Party, any obligation to perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the

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date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Swing Line” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.
“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.
“Swing Line Exposure” means, at any time, the Outstanding Amount of all Swing Line Loans outstanding at such time. The Swing Line Exposure of any Lender at any time shall be its Applicable Percentage of the total Swing Line Exposure at such time.
“Swing Line Lender” means BMO in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.
“Swing Line Loan” has the meaning specified in Section 2.04(a).
“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b).
“Swing Line Sublimit” means an amount equal to the lesser of (a) $5,000,000 and (b) the Aggregate Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Credit Commitments.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Threshold Amount” means Five Hundred Thousand Dollars ($500,000).
“Total Facility Amount” means the maximum aggregate principal amount of the Revolving Credit Facility.
“Total Outstandings” means the Outstanding Amount of all Loans and Letter of Credit Obligations.
“Total Revolving Credit Outstandings” means, without duplication, the aggregate Outstanding Amount of all Revolving Loans, Swing Line Loans and Letter of Credit Outstandings at such time.

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“Trademark Security Agreement” means any trademark security agreement pursuant to which any Loan Party assigns to the Administrative Agent, for the benefit of the Credit Parties, such Person’s interest in its trademarks as security for the Obligations.
“Transaction” means the entering by the Borrowers of the Loan Documents to which they are a party and the funding of the Revolving Credit Facility.
“Treasury Management and Other Services” means (a) all arrangements for the delivery of treasury management services, (b) all commercial credit card, purchase card and merchant card services; and (c) all other banking products or services (including leases), other than Letters of Credit, in each case, to or for the benefit of any Loan Party or an Affiliate of any Loan Party which are entered into or maintained with a Lender or an Affiliate of a Lender and which are not prohibited by the express terms of the Loan Documents.
“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Illinois; provided that if, with respect to any financing statement or by reason of any mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Administrative Agent pursuant to any applicable Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than Illinois, the term “UCC” shall also include the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of this Agreement, each Loan Document and any financing statement relating to such perfection or effect of perfection or non-perfection.
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).
“Unused Fee” has the meaning specified in Section 2.09(a).
“U.S. Economic Sanctions” shall have the meaning specified in Section 6.21.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“Value” means, for an Eligible Account, the face amount of such Eligible Account, net of any returns, rebates, discounts (calculated on the shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) that have been or could reasonably be expected to be claimed by the Account Debtor or any other Person.
1.02    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the

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corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), including any such amendments, supplements or modifications in connection with this Agreement of documents entered into in connection with the Existing Agreement, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(d)    A reference to Loan Parties’ “knowledge” or similar concept means actual knowledge of a Responsible Officer, or knowledge that a Responsible Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter.
1.03    Accounting Terms.
(a)    Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect on the Closing Date, except (i) with respect to any reports or financial information required to be delivered pursuant to Section 7.01, which shall be prepared in accordance with GAAP as in effect and applicable to that accounting period in respect of which reference to GAAP is being made and (ii) as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained

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herein, Indebtedness of each Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
(b)    Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower Agent or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower Agent shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower Agent shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
(c)    Acquisitions, Investments and Dispositions. All defined terms used in the calculation of Consolidated Fixed Charge Coverage Ratio hereof shall be calculated on a historical pro forma basis giving effect (by inclusion or exclusion, as applicable), during any Measurement Period that includes any Permitted Acquisition, any Investment permitted by Section 8.03(c)(v) or any Disposition permitted by Sections 8.05(b), 8.05(c), 8.05(d) or 8.05(h), to the actual historical results of the Person or line of business so acquired or invested in or asset so Disposed and which amounts shall include only adjustments as are permitted under Regulation S-X of the SEC and are reasonably satisfactory to the Administrative Agent.
(d)    Pro Forma Calculations. Any pro forma calculation of the Consolidated Fixed Charge Coverage Ratio shall be made (i) as if all Indebtedness incurred or Acquisitions, Investments or Disposition made at the time of such measurement had been incurred or made, as applicable, on the first day of the Measurement Period most recently ended for which the Borrower Agent has delivered (or was required to deliver) financial statements pursuant to Sections 7.01(a) or 7.01(b), (ii) as if all Indebtedness repaid at the time of such measurement had been paid on the last day of the Measurement Period most recently ended for which the Borrower Agent has delivered (or was required to deliver) financial statements pursuant to Sections 7.01(a) or 7.01(b), and (iii) pro forma for any other element of the relevant transaction that would affect the calculation of Consolidated Fixed Charge Coverage Ratio.
(e)    Consolidation of Variable Interest Entities. Except as expressly provided otherwise herein, all references herein to Consolidated financial statements of the Company and its Subsidiaries or to the determination of any amount for the Company and its Subsidiaries on a Consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Company is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.
(f)    In computing financial ratios and other financial calculations of the Company and its Subsidiaries required to be submitted pursuant to this Agreement, all Indebtedness of the Company and its Subsidiaries shall be calculated at par value irrespective if the Company has elected

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the fair value option pursuant to FASB Interpretation No. 159 – The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115 (February 2007).
1.04    Uniform Commercial Code. As used herein, the following terms are defined in accordance with the UCC in effect in the State of Illinois from time to time: “Chattel Paper,” “Commodity Account,” “Commodity Contracts,” “Deposit Account,” “Equipment”, “Instrument,” “Inventory,” “Record,” and “Securities Account.”
1.05    Rounding. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.06    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).
1.07    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS
2.01    Loan Commitments.
(e)    Revolving Credit Commitments. Subject to the terms and conditions set forth herein, each Lender severally agrees to make Revolving Loans to the Borrowers from time to time during the Availability Period for the Revolving Credit Facility, in an aggregate amount not to exceed at any time outstanding the lesser of (x) the amount of such Lender’s Revolving Commitment, or (y) such Lender’s Applicable Percentage of the Borrowing Base; subject in each case to the following limitations:
(i)    after giving effect to any Revolving Borrowing, the Total Revolving Outstandings shall not exceed the lesser of (A) the Aggregate Revolving Credit Commitments minus the Line Reserves, if any, and (B) the Borrowing Base,
(ii)    after giving effect to any Revolving Borrowing, the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Letter of Credit Obligations, plus such Lender’s

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Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment,
(iii)    the Outstanding Amount of all Letter of Credit Obligations shall not at any time exceed the Letter of Credit Sublimit, and
(iv)    the Outstanding Amount of all Swing Line Loans shall not at any time exceed the Swing Line Sublimit.
Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(a), prepay under Section 2.06(a), and reborrow under this Section 2.01(a). The Administrative Agent shall have the right, at any time and from time to time on and after the Closing Date in good faith and in the exercise of reasonable credit judgment to establish, modify or eliminate Reserves.
(f)    Reserved.
(g)    Overadvances and Protective Advances.
(A)    Borrower Agent, on behalf of all Borrowers, may request and the Administrative Agent may elect in its sole and absolute discretion to make or allow to remain outstanding, Revolving Loans to Borrowers at a time when Total Revolving Credit Outstandings exceeds, or would exceed with the making of any such Revolving Loan, the Borrowing Base (and such amounts or Loans being herein referred to individually as an “Overadvance” and collectively, as “Overadvances”), so long as (1) no Overadvance shall continue for more than thirty 30 consecutive days without the consent of the Required Lenders and (2) the aggregate amount of all Overadvances at any time outstanding is not known by the Administrative Agent to exceed ten percent 10% of the Borrowing Base.
(B)    The Administrative Agent is hereby authorized by the Borrowers and each Lender, in its discretion, at any time that any conditions set forth in ARTICLE V are not satisfied, to make Revolving Loans if the Administrative Agent deems such Loans necessary or desirable to preserve or protect Collateral or to enhance the collectability or repayment of Obligations; or (b) to pay any other amounts chargeable to Borrowers under any Loan Documents, including costs, fees and expenses (“Protective Advances”). The aggregate outstanding principal amount of Protective Advances at any time shall not exceed (when combined with any outstanding Overadvance) ten percent 10% of the Borrowing Base.
(C)    In no event shall an Overadvance or Protective Advance be made or permitted to continue to the extent it would cause Total Revolving Credit Outstandings to exceed the Aggregate Revolving Credit Commitments. Each Overadvance and Protective Advance shall be deemed to be a Revolving Loan hereunder and bear interest at the rate applicable to Base Rate Loans. The Administrative Agent’s determination that funding or permitting an Overadvance or

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a Protective Advance is appropriate shall be conclusive. Each Revolving Lender’s obligation to fund its Applicable Percentage of any Overadvance or Protective Advance permitted hereunder shall be absolute and unconditional and shall not be affected by any circumstance, including (A) the failure of any conditions set forth in ARTICLE V hereof to be satisfied, (B) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Administrative Agent, the Borrowers or any other Person for any reason whatsoever, (C) the occurrence or continuance of a Default, or (D) any other occurrence, event or condition, whether or not similar to any of the foregoing. In no event shall any Borrower or other Loan Party be deemed a beneficiary of this Section nor authorized to enforce any of its terms.
2.02    Borrowings, Conversions and Continuations of Loans.
(g)    Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than noon (i) two (2) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Borrowers pursuant to this Section 2.02(a) must be promptly confirmed in writing by a Responsible Officer of the Borrower Agent. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. There shall be no minimum borrowing amount for Base Rate Loans. Each such notice (whether telephonic or written) shall specify (i) the principal amount of Loans to be borrowed, converted or continued, (ii) the Type of Loans to be borrowed or to which existing Loans are to be converted, (iii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day) and (iv) if applicable, the duration of the Interest Period with respect thereto. If the Borrowers fail to specify a Type of Loan or if the Borrowers fail to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrowers requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.
(h)    Following receipt of a Committed Loan Notice for a Facility, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Applicable Percentage under such Facility of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. Each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of

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the applicable conditions set forth in Section 5.02 (and, if such Borrowing is the initial Credit Extension, Section 5.01), the Administrative Agent shall make all funds so received available to the Borrowers in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrowers on the books of BMO with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Loan Notice with respect to a Revolving Credit Borrowing is given by the Borrower, there are Letter of Credit Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such Letter of Credit Borrowings, and second, shall be made available to the Borrowers as provided above.
(i)    Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.
(j)    The Administrative Agent shall promptly notify the Borrower Agent and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower Agent and the Lenders of any change in BMO’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
(k)    After giving effect to all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than five (5) Interest Periods in effect in respect of the Facilities.
(l)    Borrowers and each Lender hereby irrevocably authorize the Administrative Agent, in the Administrative Agent’s sole discretion, to advance to Borrowers, and/or to pay and charge to Borrowers’ Loan Account hereunder, all sums necessary to pay (i) any interest accrued on the Obligations when due and to pay all fees, costs and expenses and other Obligations at any time owed by any Loan Party to the Administrative Agent or any Lender hereunder and (ii) any service charge or expenses due pursuant to Section 11.04 when due. The Administrative Agent shall advise the Borrower Agent of any such advance or charge promptly after the making thereof. Such action on the part of the Administrative Agent shall not constitute a waiver of the Administrative Agent’s rights and the Borrowers’ obligations under Section 2.06(b)(vi). Any amount which is added to the principal balance of the Loan Account as provided in this Section 2.02(f) shall constitute Revolving Loans (notwithstanding the failure of the Borrowers to satisfy any of the conditions to Credit Extensions in Section 5.02) and Obligations hereunder and shall bear interest at the interest rate then and thereafter applicable to Base Rate Loans.

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2.03    Letters of Credit.
(a)    The Letter of Credit Commitment.
(i)    Subject to the terms and conditions set forth herein, (A) the Letter of Credit Issuer agrees, in reliance upon the agreements of the Revolving Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the earlier to occur of the Letter of Credit Expiration Date or the termination of the Availability Period, to issue Letters of Credit at the request of the Borrower Agent for the account of the Company or the Company and any other Borrower, and to amend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Revolving Lenders severally agree to participate in Letters of Credit issued for the account of the Company or the Company and any other Borrower and any drawings thereunder; provided that the Letter of Credit Issuer shall not be obligated to make any Letter of Credit Extension with respect to any Letter of Credit, and no Revolving Lender shall be obligated to participate in any Letter of Credit, if as of the date of such Letter of Credit Extension, (A) the Total Revolving Credit Outstandings would exceed the Borrowing Base, (B) the aggregate Revolving Credit Outstandings of any Revolving Lender would exceed such Revolving Lender’s Revolving Credit Commitment, or (C) the Outstanding Amount of the Letter of Credit Obligations would exceed the Letter of Credit Sublimit. Each request by the Borrower Agent for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower Agent that the Letter of Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof and all fees in respect thereof pursuant to Sections 2.03(h) and 2.09(b) shall be payable (in substitution for any fees set forth in the applicable letter of credit reimbursement agreements or applications relating to the Existing Letters of Credit, except to the extent that such fees are also payable pursuant to Section 2.03(h) and 2.09(b)) as if the Existing Letters of Credit had been issued on the Closing Date. Notwithstanding the foregoing, (x) the Borrowers shall not be required to pay any additional issuance fees with respect to the issuance of the Existing Letters of Credit solely as a result of such letters of credit being converted to a Letter of Credit hereunder, it being understood that the fronting, participation and other fees set forth in Section 2.03(h) and 2.09(b) shall otherwise apply to the Existing Letters of Credit and (y) no Existing Letter of Credit may be extended or renewed.
(ii)    The Letter of Credit Issuer shall not issue any Letter of Credit, if:
(A)    subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur (i) as to standby Letters of Credit, more than

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twelve months after the date of issuance or last renewal, and (ii) as to commercial Letters of Credit, later than the earlier of (1) 270 days after the date of issuance thereof and (2) 60 days before the Letter of Credit Expiration Date, unless in each case the Required Lenders have approved such expiry date; or
(B)    the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless Cash Collateralized or all the Lenders have approved such expiry date;
(iii)    The Letter of Credit Issuer shall not be under any obligation to issue any Letter of Credit if:
(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Letter of Credit Issuer from issuing such Letter of Credit or any Law applicable to the Letter of Credit Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Letter of Credit Issuer shall prohibit, or request that the Letter of Credit Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Letter of Credit Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Letter of Credit Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Letter of Credit Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Letter of Credit Issuer in good faith deems material to it;
(B)    the issuance of such Letter of Credit would violate one or more policies of the Letter of Credit Issuer;
(C)    such Letter of Credit is in an initial amount less than $10,000;
(D)    any Lender is at that time a Defaulting Lender, unless the Letter of Credit Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the Letter of Credit Issuer (in its sole discretion) with the Borrowers or such Lender to eliminate the Letter of Credit Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other Letter of Credit Obligations as to which the Letter of Credit Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.
(iv)    The Letter of Credit Issuer shall not amend any Letter of Credit if the Letter of Credit Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

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(v)    The Letter of Credit Issuer shall be under no obligation to amend any Letter of Credit if (A) the Letter of Credit Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(vi)    The Letter of Credit Issuer shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Letter of Credit Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in ARTICLE X with respect to any acts taken or omissions suffered by the Letter of Credit Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in ARTICLE X included the Letter of Credit Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the Letter of Credit Issuer.
(b)    Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
(i)    Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower Agent delivered to the Letter of Credit Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower Agent and, if applicable, of the applicable Borrower. Such Letter of Credit Application must be received by the Letter of Credit Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the Letter of Credit Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Letter of Credit Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing or presentation thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing or presentation thereunder; and (G) such other matters as the Letter of Credit Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Letter of Credit Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the Letter of Credit Issuer may require. Additionally, the Borrower Agent shall furnish to the Letter of Credit Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the Letter of Credit Issuer or the Administrative Agent may require.

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(ii)    Promptly after receipt of any Letter of Credit Application, the Letter of Credit Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the applicable Borrower and, if not, the Letter of Credit Issuer will provide the Administrative Agent with a copy thereof. Unless the Letter of Credit Issuer has received written notice from any Revolving Lender, the Administrative Agent or any Borrower, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in ARTICLE V shall not then be satisfied, then, subject to the terms and conditions hereof, the Letter of Credit Issuer shall, on the requested date, issue a Letter of Credit for the account of the Company or the Company and the applicable Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the Letter of Credit Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Letter of Credit Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Lender’s Applicable Percentage times the amount of such Letter of Credit.
(iii)    If the Borrower Agent so requests in any applicable Letter of Credit Application, the Letter of Credit Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit other than a commercial Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Letter of Credit Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Letter of Credit Issuer, the Borrower Agent shall not be required to make a specific request to the Letter of Credit Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the Letter of Credit Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the Letter of Credit Issuer shall not permit any such extension if (A) the Letter of Credit Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Lender or the Borrower Agent that one or more of the applicable conditions specified in Section 5.02 is not then satisfied, and in each such case directing the Letter of Credit Issuer not to permit such extension.
(iv)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof,

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the Letter of Credit Issuer will also deliver to the Borrower Agent and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)    Drawings and Reimbursements; Funding of Participations.
(v)    Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing or presentation of documents under such Letter of Credit, the Letter of Credit Issuer shall notify the Borrower Agent and the Administrative Agent thereof. Not later than 1:00 p.m. on the date of any payment by the Letter of Credit Issuer under a Letter of Credit (each such date, an “Honor Date”), any Borrower shall reimburse the Letter of Credit Issuer through the Administrative Agent in Dollars and in an amount equal to the amount of such drawing. If the Borrowers fail to reimburse the Letter of Credit Issuer by such time, the Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing or payment (the “Unreimbursed Amount”), and the amount of such Revolving Lender’s Applicable Percentage thereof. In such event, the Borrower Agent shall be deemed to have requested a Revolving Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.03 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Credit Commitments and the conditions set forth in Section 5.02 (other than the delivery of a Committed Loan Notice). Any notice given by the Letter of Credit Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(vi)    Each Revolving Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) to the Administrative Agent for the account of the Letter of Credit Issuer, in Dollars, at the Administrative Agent’s Office for Dollar denominated payments an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 3:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Revolving Loan to the Borrower Agent in such amount. The Administrative Agent shall remit the funds so received to the Letter of Credit Issuer in Dollars.
(vii)    With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Borrowing of Base Rate Loans because the conditions set forth in Section 5.02 cannot be satisfied or for any other reason, the Borrowers shall be deemed to have incurred from the Letter of Credit Issuer an Letter of Credit Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Lender’s payment to the Administrative Agent for the account of the Letter of Credit Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such Letter of Credit Borrowing and shall constitute

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an Letter of Credit Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 2.03.
(viii)    Until each Revolving Lender funds its Revolving Loan or Letter of Credit Advance pursuant to this Section 2.03(c) to reimburse the Letter of Credit Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving Lender’s Applicable Percentage of such amount shall be solely for the account of the Letter of Credit Issuer.
(ix)    Each Revolving Lender’s obligation to make Revolving Loans or Letter of Credit Advances to reimburse the Letter of Credit Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Letter of Credit Issuer, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such making of an Letter of Credit Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse the Letter of Credit Issuer for the amount of any payment made by the Letter of Credit Issuer under any Letter of Credit, together with interest as provided herein.
(x)    If any Revolving Lender fails to make available to the Administrative Agent for the account of the Letter of Credit Issuer any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the Letter of Credit Issuer shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Letter of Credit Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Letter of Credit Issuer in connection with the foregoing. A certificate of the Letter of Credit Issuer submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
(d)    Repayment of Participations. At any time after the Letter of Credit Issuer has made a payment under any Letter of Credit and has received from any Revolving Lender such Revolving Lender’s Letter of Credit Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the Letter of Credit Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Lender its Applicable Percentage thereof in Dollars (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender’s Letter of Credit Advance was outstanding) and in the same funds as those received by the Administrative Agent.

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(e)    Obligations Absolute. The obligation of the Borrowers to reimburse the Letter of Credit Issuer for each drawing under each Letter of Credit, and to repay each Letter of Credit Borrowing shall be joint and several and absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(ii)    any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;
(iii)    the existence of any claim, counterclaim, set-off, defense or other right that any Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Letter of Credit Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iv)    any draft, demand, certificate or other document or endorsement presented under or in connection with such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(v)    any payment by the Letter of Credit Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit, or any payment made by the Letter of Credit Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or
(vi)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower or any Subsidiary.
(f)    Role of Letter of Credit Issuer. Each Revolving Lender and the Borrowers agree that, in paying any drawing under a Letter of Credit, the Letter of Credit Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Letter of Credit Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the Letter of Credit Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or

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transferee with respect to its use of any Letter of Credit. The Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Letter of Credit Issuer shall not be responsible for the validity or sufficiency of any instrument endorsing, transferring or assigning or purporting to endorse, transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
(g)    Applicability of ISP and UCP. Unless otherwise expressly agreed by the Letter of Credit Issuer and the Borrower Agent, when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.
(h)    Fronting Fee and Documentary and Processing Charges Payable to Letter of Credit Issuer. The Borrowers shall pay directly to the Letter of Credit Issuer for its own account a fronting fee with respect to each Letter of Credit, at a rate equal to one-eighth of one percent (0.125%), computed on the amount of such Letter of Credit (a “Fronting Fee”), and payable upon the issuance or renewal (automatic or otherwise) thereof or upon any amendment increasing the amount thereof. In addition, the Borrowers shall pay directly to the Letter of Credit Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Letter of Credit Issuer relating to letters of credit issued by it as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(i)    Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
(j)    Letters of Credit Issued for Restricted Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary or any other Borrower, each Borrower shall be obligated to reimburse the Letter of Credit Issuer hereunder for any and all drawings under such Letter of Credit. Each Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Restricted Subsidiaries or any other Borrower inures to the benefit of such Borrower, and that such Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries or other Borrower.
2.04    Swing Line Loans.
(a)    The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender may, but shall not be obligated to, make loans in reliance upon the agreements of the other Lenders set forth in this Section 2.04 in Dollars (each such loan, a “Swing Line Loan”) to the Borrowers from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving Loans and Letter of Credit Obligations of the

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Revolving Lender acting as Swing Line Lender, may exceed the amount of such Revolving Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Revolving Credit Outstandings shall not exceed the Borrowing Base, and (ii) the Revolving Credit Outstandings of any Revolving Lender shall not exceed such Revolving Lender’s Revolving Credit Commitment, and provided, further, that the Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits and subject to the discretion of the Swing Line Lender to make Swing Line Loans, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.04, prepay under Section 2.06, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Revolving Loan. Immediately upon the making of a Swing Line Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Lender’s Applicable Percentage times the amount of such Swing Line Loan.
(b)    Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower Agent’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 12:00 noon on the requested borrowing date, and shall specify (i) the amount to be borrowed, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower Agent. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will (i) deliver notice to the Borrower Agent and the Administrative Agent as to whether it will or will not make such Swing Line Loan available to the Borrowers and, if agreeing to make such Swing Line Loan, (ii) confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Lender) prior to 1:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in ARTICLE V is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender may, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower Agent at its office by crediting the account of the Borrower Agent on the books of the Swing Line Lender in Same Day Funds.
(c)    Refinancing of Swing Line Loans.
(i)    The Swing Line Lender at any time in its sole and absolute discretion, but no less frequently than weekly, may request, on behalf of the Borrowers (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Lender make a Base Rate Revolving Loan in an amount equal to such Revolving Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request

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shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02 without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Revolving Credit Commitments and the conditions set forth in Section 5.02. The Swing Line Lender shall furnish the Borrower Agent with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 2:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Revolving Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
(ii)    If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Revolving Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.
(iii)    If any Revolving Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. A certificate of the Swing Line Lender submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(iv)    Each Revolving Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swing Line Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Revolving Loans pursuant to

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this Section 2.04(c) is subject to the conditions set forth in Section 5.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay Swing Line Loans, together with interest as provided herein.
(v)    All refinancings and fundings under this Section 2.04(c) shall be in addition to and without duplication of the settlement procedures and obligations under Section 2.14.
(d)    Repayment of Participations. At any time after any Revolving Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.
(e)    Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrowers for interest on the Swing Line Loans. Until each Revolving Lender funds its Base Rate Revolving Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.
(f)    Payments Directly to Swing Line Lender. The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
2.05    Repayment of Loans.
(a)    Revolving Loans. The Borrowers shall repay to the Administrative Agent for the account of each the Revolving Lenders on the Maturity Date the aggregate principal amount of and all accrued and unpaid interest on all Revolving Loans outstanding on such date.
(b)    Swing Line Loans. The Borrowers shall repay each Swing Line Loan on the earlier to occur of (i) each refinancing date arising under Section 2.04(c) and (ii) the Maturity Date.
(c)    Other Obligations. Obligations other than principal and interest on the Loans, including Letter of Credit Obligations and Extraordinary Expenses, shall be paid by Borrowers as specifically provided herein and in any other applicable Loan Documents or, if no payment date is specified, on demand.
2.06    Prepayments.
(a)    Optional.
(vi)    The Borrowers may, upon notice to the Administrative Agent from the Borrower Agent, at any time or from time to time voluntarily prepay Revolving Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than noon (1) two Business Days prior to

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any date of prepayment of Eurodollar Rate Loans and (2) on the date of prepayment of Base Rate Loans; and (B) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof; or, if less, the entire principal amount thereof then outstanding. There shall be no minimum amounts applicable to repayments of Base Rate Loans. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by the Borrower Agent, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.17, such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentage in respect of each of the relevant Facilities.
(vii)    The Borrowers may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent) from the Borrower Agent, at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower Agent, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(b)    Mandatory.
(vii)    Reserved.
(viii)    Asset Dispositions. If any Loan Party or any of its Subsidiaries Disposes of any property (other than any Disposition of any property permitted by Section 8.05(a), (b), (d), (e) and (f) which results in the realization by such Person of Net Cash Proceeds, the Borrowers shall prepay an aggregate principal amount of Loans equal to 100% of such Net Cash Proceeds immediately upon receipt thereof by such Person; provided, however, that, with respect to any Net Cash Proceeds realized under a Disposition described in this Section 2.06(b)(ii), at the election of the Borrowers (as notified by the Borrower Agent to the Administrative Agent on or prior to the date of such Disposition), and so long as no Default shall have occurred and be continuing, such Loan Party or such Subsidiary may reinvest all or any portion of such Net Cash Proceeds in operating assets so long as within 180 days after the receipt of such Net Cash Proceeds, such purchase shall have been consummated (as certified by the Borrowers in writing to the Administrative Agent); and provided further, however, that any Net Cash Proceeds not subject to such definitive agreement or so reinvested shall be immediately applied to the prepayment of the Loans as set forth in this Section 2.06(b)(ii).

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(ix)    Equity Issuance. Upon the sale or issuance by any Loan Party or any of its Subsidiaries of any of its Equity Interests (other than any sales or issuances of Equity Interests to another Loan Party), the Borrowers shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by such Loan Party or such Subsidiary.
(x)    Debt Incurrence. Upon the incurrence or issuance by any Loan Party or any of its Subsidiaries of any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to Section 8.01), the Borrowers shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by such Loan Party or such Subsidiary.
(xi)    Extraordinary Receipts. Upon receipt of any cash by (or paid to or for the account of) any Loan Party not in the ordinary course of business, including tax refunds, pension plan reversions, proceeds of insurance, judgments, settlements or other payments in connection with any cause of action, condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustments, and not otherwise included in clause (ii), (iii) or (iv) of this Section 2.06(b), the Borrowers shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds therefrom immediately upon receipt; provided, however, that with respect to any proceeds of insurance (other than proceeds of business interruption insurance), condemnation awards (or payments in lieu thereof) or indemnity payments, at the election of the Borrowers (as notified by the Borrower Agent to the Administrative Agent on or prior to the date of receipt of such insurance proceeds, condemnation awards or indemnity payments), and so long as no Default shall have occurred and be continuing and the conditions contained in Section 5.02 are satisfied, such Loan Party or such Subsidiary may apply within 180 days after the receipt of such cash proceeds to replace or repair the equipment, fixed assets or real property in respect of which such Net Cash Proceeds were received; and provided further, however, that any Net Cash Proceeds not so applied shall be immediately applied to the prepayment of the Loans as set forth in this Section 2.06(b)(v).
(xii)    Overadvances. If for any reason the Total Revolving Credit Outstandings at any time exceed the Borrowing Base at such time, the Borrowers shall upon demand prepay Revolving Loans, Swing Line Loans and Letter of Credit Borrowings and/or Cash Collateralize the Letter of Credit Obligations in an aggregate amount equal to such excess; provided, however, that the Borrowers shall not be required to Cash Collateralize the Letter of Credit Obligations pursuant to this Section 2.06(b)(viii) unless, after the prepayment of the Revolving Loans and Swing Line Loans, the Total Revolving Credit Outstandings exceed the Aggregate Revolving Credit Commitments at such time.
(xiii)    Application of Mandatory Prepayments.
(A)    Each prepayment of Loans pursuant to the foregoing provisions of this Section 2.06(b) shall be applied to the Revolving Credit Facility in the manner set forth in clause (B) of this Section 2.06(b)(vii). Subject to

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Section 2.17, such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentage in respect of the relevant Facilities.
(B)    Except as otherwise provided in Section 2.17, prepayments of the Revolving Credit Facility made pursuant to this Section 2.06(b), first, shall be applied ratably to the Letter of Credit Borrowings and the Swing Line Loans, second, shall be applied ratably to the outstanding Revolving Loans, third, shall be used to Cash Collateralize the remaining Letter of Credit Obligations in the Minimum Collateral Amount and, fourth, the amount remaining, if any, after the prepayment in full of all Letter of Credit Borrowings, Swing Line Loans and Revolving Loans outstanding at such time and the Cash Collateralization of the remaining Letter of Credit Obligations in the Minimum Collateral Amount may be retained by the Borrowers for use in the ordinary course of Borrowers’ business. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrowers or any other Loan Party or any Defaulting Lender that has provided Cash Collateral) to reimburse the Letter of Credit Issuer or the Revolving Credit Lenders, as applicable.

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2.07    Termination or Reduction of Revolving Commitments. Borrowers may, upon notice to the Administrative Agent from the Borrower Agent, terminate the Aggregate Revolving Credit Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit, or from time to time permanently reduce the Aggregate Revolving Credit Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrowers shall not terminate or reduce (A) the Aggregate Revolving Credit Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Aggregate Revolving Credit Commitments, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of Letter of Credit Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, or (C) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Swing Line Sublimit and (iv) if, after giving effect to any reduction or termination of the Aggregate Revolving Credit Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Revolving Credit Commitments, such Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Revolving Credit Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit. Any reduction of the Aggregate Revolving Credit Commitments shall be applied to the Revolving Credit Commitment of each Revolving Lender according to its Applicable Revolving Credit Percentage. All fees accrued until the effective date of any termination of the Aggregate Revolving Credit Commitments shall be paid on the effective date of such termination.
2.08    Interest.
(a)    Subject to the provisions of subsection (b)below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Margin; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin.
(b)    (I)    If any amount payable by the Borrowers under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(i)    If any other Event of Default exists, then the Administrative Agent may, and upon the request of the Required Lenders shall, require (and notify the Borrowers thereof) that all outstanding Loan Obligations shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate.

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(ii)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
2.09    Fees.
(a)    Unused Fee. The Borrowers shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Applicable Percentage, a fee (the “Unused Fee”) equal to 0.25% per annum times the actual daily amount by which the Aggregate Revolving Credit Commitments exceeds the sum of (i) the Outstanding Amount of Revolving Loans and (ii) the Outstanding Amount of Letter of Credit Obligations, subject to adjustment as provided in Section 2.17. The Outstanding Amount of Swing Line Loans shall not be considered usage of the Aggregate Revolving Credit Commitments for purposes of determining the Unused Fee. The Unused Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in ARTICLE V is not met, and shall be due and payable quarterly in arrears on the first Business Day after each calendar quarter, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. If there is any change in the Applicable Margin during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.
(b)    Letter of Credit Fees. Subject to the provisions of the last sentence of this clause (b), the Borrowers shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Applicable Percentage, in Dollars, a Letter of Credit fee (“Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Margin for Eurodollar Rate Loans times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit); provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the Letter of Credit Issuer shall be payable, to the maximum extent permitted by applicable Law, to the other Revolving Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.17(a)(iv), with the balance of such fee, if any, payable to the Letter of Credit Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. The Letter of Credit Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in ARTICLE V is not met, and shall be due and payable quarterly in arrears on the first Business Day after each calendar quarter, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. If there is any change in the Applicable Margin for Eurodollar Rate Loans during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Margin for Eurodollar Rate Loans

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separately for each period during such quarter that such Applicable Margin was in effect. At all times that the Default Rate shall be applicable to any Loans pursuant to Section 2.08(b), the Letter of Credit Fees payable under this clause (b) shall accrue and be payable at the Default Rate.
(c)    Fee Letter. The Borrowers agree to pay to the Administrative Agent, for its own account, the fees payable in the amounts and at the times set forth in the Fee Letter.
(d)    Generally. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to (i) the Administrative Agent for distribution, in the case of commitment fees and participation fees, to the Revolving Lenders, and otherwise, to the Lenders entitled thereto or (ii) the Letter of Credit Issuer, in the case of fees payable to it. Fees paid shall not be refundable under any circumstances.
2.10    Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) and the Unused Fee shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
2.11    Evidence of Debt.
(a)    Loan Account. The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by the Administrative Agent (the “Loan Account”) in the ordinary course of business. In addition, each Lender may record in such Lender’s internal records, an appropriate notation evidencing the date and amount of each Loan from such Lender, each payment and prepayment of principal of any such Loan, and each payment of interest, fees and other amounts due in connection with the Obligations due to such Lender. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

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(b)    Account Records. In addition to the accounts and records referred to in (a) above, each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
2.12    Payments Generally; the Administrative Agent’s Clawback.
(a)    General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. Subject to Section 2.14, Section 9.03 and payments made from the Concentration Account, the Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.
(b)    Presumptions by Administrative Agent.
(i)    Funding by Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the

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foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii)    Payments by Borrower. Unless the Administrative Agent shall have received notice from the Borrower Agent prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the Letter of Credit Issuer hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the Letter of Credit Issuer, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Appropriate Lenders or the Letter of Credit Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Letter of Credit Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
A notice of the Administrative Agent to any Lender or any Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this ARTICLE II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in ARTICLE V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Revolving Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).
(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by

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any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(f)    Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, Letter of Credit Borrowings, interest and fees then due hereunder, such funds shall be applied as provided in Section 2.06(c).
2.13    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise (other than in connection with a Supplemental Facility), obtain payment in respect of (a) the Loan Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Loan Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Loan Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Loan Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) the Loan Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Loan Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Loan Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Loan Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, then, in each case under clauses (a) and (b) above, the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact, and (B) purchase (for cash at face value) participations in the Loans and subparticipations in Letter of Credit Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Loan Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:
(iii)    if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(iv)    the provisions of this Section shall not be construed to apply to (A) any payment made by or on behalf of any Loan Party pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 2.16, or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in Letter of Credit Obligations or Swing Line Loans to any assignee or participant, other than an assignment to any Loan Party or any Affiliate thereof (as to which the provisions of this Section shall apply).

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Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.
2.14    Settlement Among Lenders.
(a)    The amount of each Revolving Lender’s Applicable Percentage of outstanding Revolving Loans shall be computed weekly (or more frequently in the Administrative Agent’s discretion) and such amount shall be adjusted upward or downward based on all Revolving Loans and repayments of Revolving Loans received by the Administrative Agent as of 3:00 p.m. on the first Business Day (such date, the “Settlement Date”) following the end of the period specified by the Administrative Agent.
(b)    The Administrative Agent shall deliver to each of the Revolving Lenders promptly after a Settlement Date a summary statement of the amount of outstanding Revolving Loans for the period and the amount of repayments received for the period. As reflected on the summary statement, (i) the Administrative Agent shall transfer to each Revolving Lender its Applicable Percentage of repayments, and (ii) each Revolving Lender shall transfer to the Administrative Agent (as provided below) or the Administrative Agent shall transfer to each Revolving Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the Revolving Credit Outstandings of each Revolving Lender shall be equal to such Revolving Lender’s Applicable Percentage of all the Total Revolving Credit Outstandings as of such Settlement Date. If the summary statement requires transfers to be made to the Administrative Agent by the Revolving Lenders and is received prior to 1:00 p.m. on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m. that day; and, if received after 1:00 p.m., then no later than 3:00 p.m. on the next Business Day. The obligation of each Revolving Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent. If and to the extent any Revolving Lender shall not have so made its transfer to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent, equal to the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation plus any reasonable administrative, processing, or similar fees customarily charged by the Administrative Agent in connection with the foregoing.
2.15    Nature and Extent of Each Borrower’s Liability.
(a)    Joint and Several Liability. Each Borrower agrees that it is jointly and severally liable for all Obligations, except Excluded Swap Obligations, and all agreements under the Loan Documents. Each Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until the Facility Termination Date, and that such obligations are absolute and unconditional, irrespective of (i) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument

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or agreement to which any Borrower is or may become a party or be bound; (ii) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by the Administrative Agent or any Lender with respect thereto; (iii) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for the Obligations or any action, or the absence of any action, by the Administrative Agent or any Lender in respect thereof (including the release of any security or guaranty); (iv) the insolvency of any Borrower; (v) any election by the Administrative Agent or any Lender in proceeding under Debtor Relief Laws for the application of Section 1111(b)(2) of the Bankruptcy Code; (vi) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (vii) the disallowance of any claims of the Administrative Agent or any Lender against any Borrower for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (viii) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except full payment in cash or Cash Collateralization of all Obligations on the Facility Termination Date.
(b)    Waivers.
(i)    Each Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel the Administrative Agent or Lenders to marshal assets or to proceed against any Borrower, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Borrower. Each Borrower waives all defenses available to a surety, guarantor or accommodation co-obligor other than full payment of all Obligations. It is agreed among each Borrower, the Administrative Agent and Lenders that the provisions of this Section 2.15 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, the Administrative Agent and Lenders would decline to make Loans and issue Letters of Credit. Each Borrower acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.
(ii)    The Administrative Agent and Lenders may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral by judicial foreclosure or non-judicial sale or enforcement, without affecting any rights and remedies under this Section 2.15. If, in taking any action in connection with the exercise of any rights or remedies, the Administrative Agent or any Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Borrower or other Person, whether because of any Applicable Laws pertaining to “election of remedies” or otherwise, each Borrower consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that such Borrower might otherwise have had. Any election of remedies that results in denial or impairment of the right of the Administrative Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations. Each Borrower waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for

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the Obligations, even though that election of remedies destroys such Borrower’s rights of subrogation against any other Person. The Administrative Agent may bid all or a portion of the Obligations at any foreclosure or trustee’s sale or at any private sale, and the amount of such bid need not be paid by the Administrative Agent but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether the Administrative Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 2.15, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which the Administrative Agent or any Lender might otherwise be entitled but for such bidding at any such sale.
(c)    Extent of Liability; Contribution.
(i)    Notwithstanding anything herein to the contrary, each Borrower’s liability under this Section 2.15 shall be limited to the greater of (i) all amounts for which such Borrower is primarily liable, as described below, and (ii) such Borrower’s Allocable Amount.
(ii)    If any Borrower makes a payment under this Section 2.15 of any Obligations (other than amounts for which such Borrower is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such Borrower’s Allocable Amount bore to the total Allocable Amounts of all Borrowers, then such Borrower shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. The “Allocable Amount” for any Borrower shall be the maximum amount that could then be recovered from such Borrower under this Section 2.15 without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.
(iii)    Each Loan Party that is a Qualified ECP when its guaranty of or grant of Lien as security for a Swap Obligation becomes effective hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP’s obligations and undertakings under this Section 2.15 voidable under any applicable fraudulent transfer or conveyance act). The obligations and undertakings of each Qualified ECP under this Section shall remain in full force and effect until Payment in Full of the

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Obligations. Each Loan Party intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support or other agreement” for the benefit of, each Loan Party for all purposes of the Commodity Exchange Act.
(d)    Direct Liability; Separate Borrowing Availability. Nothing contained in this Section 2.15 shall limit the liability of any Borrower to pay Loans made directly or indirectly to that Borrower (including Loans advanced to any other Borrower and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), Letter of Credit Obligations relating to Letters of Credit issued to support such Borrower’s business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder. The Administrative Agent and Lenders shall have the right, at any time in their discretion, to condition Revolving Loans and Letters of Credit upon a separate calculation of borrowing availability consistent with the Borrowing Base for each Borrower and to restrict the disbursement and use of such Revolving Loans and Letters of Credit to such Borrower.
(e)    Joint Enterprise. Each Borrower has requested that the Administrative Agent and Lenders make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers’ business most efficiently and economically. The Borrowers’ business is a mutual and collective enterprise, and the successful operation of each Borrower is dependent upon the successful performance of the integrated group. The Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease administration of the facility, all to their mutual advantage. The Borrowers acknowledge that the Administrative Agent’s and Lenders’ willingness to extend credit and to administer the Collateral on a combined basis hereunder is done solely as an accommodation to Borrowers and at Borrowers’ request.
(f)    Subordination. Each Loan Party hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Loan Party, howsoever arising, to the full payment in cash or Cash Collateralization of all Obligations on the Facility Termination Date.
(g)    Borrower Agent.
(i)    Each Borrower hereby irrevocably appoints and designates the Company (“Borrower Agent”) as its representative and agent and attorney-in-fact for all purposes under the Loan Documents, including requests for Credit Extensions, designation of interest rates, delivery or receipt of communications, preparation and delivery of Borrowing Base and financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with the Administrative Agent, the Letter of Credit Issuers or any Lender.
(ii)    Each other Loan Party hereby irrevocably appoints and designates the Borrower Agent as its agent and attorney-in-fact to receive statements on account and

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all other notices from the Administrative Agent and Lenders with respect to the Obligations or otherwise under or in connection with this Agreement and the other Loan Documents.
(iii)    Any notice, election, representation, warranty, agreement or undertaking by or on behalf of any Loan Party by the Borrower Agent shall be deemed for all purposes to have been made by such Loan Party and shall be binding upon and enforceable against such Loan Party to the same extent as if made directly by such Loan Party.
(iv)    The Borrower Agent hereby accepts the appointment by each Loan Party hereunder to act as its agent and attorney-in-fact.
(v)    The Administrative Agent and Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) delivered by Borrower Agent on behalf of any Borrower or other Loan Party. The Administrative Agent and Lenders may give any notice to or communication with a Borrower or other Loan Party hereunder to the Borrower Agent on behalf of such Borrower or Loan Party. Each of the Administrative Agent, the Letter of Credit Issuers and the Lenders shall have the right, in its discretion, to deal exclusively with Borrower Agent for any or all purposes under the Loan Documents. Each Borrower and each other Loan Party agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by Borrower Agent shall be binding upon and enforceable against it.
2.16    Cash Collateral.
(a)    Certain Credit Support Events. If (i) the Letter of Credit Issuer has honored any full or partial drawing request under any Letter of Credit upon presentation and such drawing has resulted in an Letter of Credit Borrowing, (ii) as of the Letter of Credit Expiration Date, any Letter of Credit Obligation for any reason remains outstanding, (iii) any Protective Advance shall not have been funded by the Lenders upon demand by the Administrative Agent, (iv) the Borrowers shall be required to provide Cash Collateral pursuant to Section 9.02 or (v) there shall exist a Defaulting Lender, the Borrowers shall immediately (in the case of clause (iv) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or the Letter of Credit Issuer, provide Cash Collateral in an amount not less than the Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (v) above, after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by the Defaulting Lender).
(b)    Grant of Security Interest. The Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grant to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Letter of Credit Issuer and the Lenders, and agree to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.16(c). If at any time the Administrative Agent determines that Cash Collateral is less than the Minimum Collateral Amount or otherwise deficient for any reason, the Borrowers will, promptly upon demand by the Administrative Agent, pay or provide to the

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Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in one or more blocked, non-interest bearing deposit accounts at BMO.
(c)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided in respect of Letters of Credit, Swing Line Loans or Protective Advances shall be held and applied to the specific Letter of Credit Obligations, Swing Line Loans or Protective Advances (including any the Defaulting Lender’s obligation to fund participations in respect thereof) for which the Cash Collateral was so provided (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.
(d)    Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Revolving Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi)) or (ii) the determination by the Administrative Agent and the Letter of Credit Issuer that there exists excess Cash Collateral.
2.17    Defaulting Lenders.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(iv)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders,” and “Supermajority Lenders” and Section 11.01.
(v)    Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to ARTICLE IX or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, if such Defaulting Lender is a Revolving Lender, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the Letter of Credit Issuer or Swing Line Lender hereunder; third, if such Defaulting Lender is a Revolving Lender, to Cash Collateralize the Letter of Credit Issuer’s and the Administrative Agent’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.16; fourth, as the Borrower Agent may request (so long as no Default or Event of Default exists) to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower

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Agent, to be held in a deposit account and released in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) if such Defaulting Lender is a Revolving Lender, Cash Collateralize the Letter of Credit Issuer’s and the Administrative Agent’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit and Protective Advances; sixth, in the case of a Defaulting Lender under any Facility, to the payment of any obligations owing to the other Lenders under such Facility (in the case of the Revolving Credit Facility, including the Letter of Credit Issuer or Swing Line Lender) as a result of any judgment of a court of competent jurisdiction obtained by any Lender under such Facility (in the case of the Revolving Credit Facility, including the Letter of Credit Issuer or Swing Line Lender) against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Letter of Credit Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 5.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Letter of Credit Obligations owed to, all Non-Defaulting Lenders under the applicable Facility on a pro rata basis (and ratably among all applicable Facilities computed in accordance with the Defaulting Lenders’ respective funding deficiencies) prior to being applied to the payment of any Loans of, or Letter of Credit Obligations owed to, such Defaulting Lender under the applicable Facility until such time as all Loans and funded and unfunded participations in Letter of Credit Obligations, Swing Line Loans and Protective Advances are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.17(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(vi)    Certain Fees. No Defaulting Lender shall be entitled to receive any Unused Fee payable pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender. Each Defaulting Lender which is a Revolving Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.16. With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to this clause (iii), the Borrowers shall (A) pay to each Non-Defaulting Lender which is a Revolving Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Obligations that has been reallocated

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to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the Letter of Credit Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Letter of Credit Issuer’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(vii)    Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letter of Credit Obligations, Swing Line Loans and Protective Advances shall be reallocated among the Non-Defaulting Lenders which are Revolving Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that (x) the conditions set forth in Section 5.02 are satisfied at the time of such reallocation (and, unless the Borrower Agent shall have otherwise notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Outstandings of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(b)    Defaulting Lender Cure. If the Borrower, the Administrative Agent and, in the case that a Defaulting Lender is a Revolving Lender, the Swing Line Lender and the Letter of Credit Issuer, agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit, Swing Line Loans and Protective Advances to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.17(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
2.18    Increase in Revolving Credit Commitments.
(a)    Request for Increase. Provided there exists no Default, upon notice to and with the written consent of the Administrative Agent (which shall promptly notify the applicable Revolving Lenders), the Borrower Agent may from time to time request an increase in the Aggregate Revolving Credit Commitments by an amount (for all such requests) not exceeding $20,000,000 (each such increase, a “Commitment Increase”); provided that (i) any such request for an increase

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shall be in a minimum amount of $5,000,000 in the aggregate or, if less, the entire unutilized amount of the maximum amount of all such requests set forth above and (ii) no more than four (4) such requests shall be made during the term of this Agreement. At the time of sending such notice, the Borrower Agent (in consultation with the Administrative Agent) shall specify the time period within which each applicable Revolving Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the applicable Revolving Lenders).
(b)    Revolving Lender Elections to Increase. Each Revolving Lender shall notify the Administrative Agent within such time period whether or not it agrees to commit to a portion of the requested increase of the Revolving Credit Facility and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage. Any Revolving Lender not responding within such time period shall be deemed to have declined to commit to any portion of the requested increase.
(c)    Notification by Administrative Agent; Additional Revolving Lenders. The Administrative Agent shall notify the Borrower Agent of the Revolving Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld), the Borrower Agent may also invite additional Eligible Assignees to become Revolving Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel (each such Eligible Assignee issuing a commitment, executing and delivering such joinder agreement and becoming a Revolving Lender, an “Additional Commitment Lender”), provided, however, that without the consent of the Administrative Agent, at no time shall the Commitment of any Additional Commitment Lender be less than $5,000,000.
(d)    Effective Date and Allocations. If the Aggregate Revolving Credit Commitments are increased in accordance with this Section 2.18, the Administrative Agent and the Borrower Agent shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower Agent and the Revolving Lenders of the final allocation of such increase and the Increase Effective Date.
(e)    Conditions to Effectiveness of Increase. As a condition precedent to such increase, (i) the Borrower Agent shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (B) certifying that, before and after giving effect to such increase, the representations and warranties contained in ARTICLE VI and in the other Loan Documents, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.18, the representations and warranties contained in subsections (a)and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01, (ii) the Borrowers, the Administrative Agent, and any Additional Commitment Lender shall have executed and delivered a joinder to the Loan Documents in substantially the form of Exhibit E hereto; (iii) the Borrowers shall have paid such fees and other

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compensation to the Revolving Lenders increasing their Revolving Commitments and to the Additional Commitment Lenders as the Borrowers and such Lenders and Additional Commitment Lenders shall agree; (iv) the Borrowers shall have paid such arrangement fees, if any, to the Administrative Agent as the Borrowers and the Administrative Agent may agree; (v) the Borrowers shall deliver to the Administrative Agent and the Revolving Lenders an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Loan Parties reasonably satisfactory to the Administrative Agent and dated such date; (vi) the Borrowers, the Lenders increasing their Commitments and each Additional Commitment Lender shall have delivered such other instruments, documents and agreements as the Administrative Agent may reasonably have requested; and (vii) no Default exists. The Revolving Loans outstanding on the Increase Effective Date shall be reallocated and adjusted between and among the applicable Lenders, and the Borrowers shall pay any additional amounts required pursuant to Section 3.05 resulting therefrom, to the extent necessary to keep the outstanding applicable Revolving Loans ratable among the applicable Lenders with any revised Applicable Percentages, as applicable, arising from any nonratable increase in the applicable Revolving Loans under this Section 2.18.
(f)    Conflicting Provisions. This Section 2.18 shall supersede any provisions in Section 2.13 or 11.01 to the contrary.
ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY
3.01    Taxes.
(m)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i)    Any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require the Loan Parties or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by the Borrower Agent or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
(ii)    If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Loan Parties shall be increased as necessary so that

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after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Letter of Credit Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(n)    Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.
(o)    Tax Indemnification by the Borrowers.
(iii)    Without limiting the provisions of subsection (a) or (b) above, each Loan Party shall, and does hereby, indemnify the Administrative Agent, each Lender and the Letter of Credit Issuer, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by the Loan Parties or the Administrative Agent or paid by the Administrative Agent, such Lender or the Letter of Credit Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Loan Party shall also, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or the Letter of Credit Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required by clause (ii) of this subsection. A certificate as to the amount of any such payment or liability delivered to the Borrower Agent by a Lender or the Letter of Credit Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the Letter of Credit Issuer, shall be conclusive absent manifest error.
(iv)    Without limiting the provisions of subsection (a) or (b) above, each Lender and the Letter of Credit Issuer shall, and does hereby, indemnify the Loan Parties and the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Borrowers or the Administrative Agent) incurred by or asserted against the Loan Parties or the Administrative Agent by any Governmental Authority as a result of the failure by such Lender or the Letter of Credit Issuer, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender or the Letter of Credit Issuer, as the case may be, to the Borrower Agent or the Administrative Agent pursuant to subsection (e). Each Lender and the Letter of Credit Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the Letter of Credit Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights

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by, or the replacement of, a Lender or the Letter of Credit Issuer and the occurrence of the Facility Termination Date.
(p)    Evidence of Payments. Upon request by the Borrower Agent or the Administrative Agent, as the case may be, after any payment of Taxes by the Loan Parties or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower Agent shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower Agent, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower Agent or the Administrative Agent, as the case may be.
(q)    Status of Lenders; Tax Documentation.
(i)    Each Lender shall deliver to the Borrower Agent and to the Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Borrower Agent or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower Agent or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Loan Parties pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.
(ii)    Without limiting the generality of the foregoing, if a Borrower is resident for tax purposes in the United States,
(C)    any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower Agent and the Administrative Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Borrower Agent or the Administrative Agent as will enable the Borrower Agent or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and
(D)    each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower Agent and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower Agent or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

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(I)    executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,
(II)    executed originals of Internal Revenue Service Form W-8ECI,
(III)    executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation,
(IV)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) executed originals of Internal Revenue Service Form W-8BEN, or
(V)    executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower Agent or the Administrative Agent to determine the withholding or deduction required to be made; and
(E)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower Agent and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by any Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by any Borrower or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (C), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. For purposes of this Section 3.01, “Laws” shall include FATCA
(iii)    Each Lender shall promptly (A) notify the Borrower Agent and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of

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applicable Laws of any jurisdiction that the Loan Parties or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender.
(r)    Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the Letter of Credit Issuer, or have any obligation to pay to any Lender or the Letter of Credit Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the Letter of Credit Issuer, as the case may be. If the Administrative Agent, any Lender or the Letter of Credit Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by any Loan Party under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative Agent, such Lender or the Letter of Credit Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Loan Party, upon the request of the Administrative Agent, such Lender or the Letter of Credit Issuer, agrees to repay the amount paid over to any Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the Letter of Credit Issuer in the event the Administrative Agent, such Lender or the Letter of Credit Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the Letter of Credit Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.
3.02    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower Agent through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower Agent that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Loan Parties shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar

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Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Loan Parties shall also pay accrued interest on the amount so prepaid or converted.
3.03    Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan, or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower Agent and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower Agent may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.
3.04    Increased Costs; Reserves on Eurodollar Rate Loans.
(d)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or the Letter of Credit Issuer;
(ii)    subject any Lender or the Letter of Credit Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit, or any Eurodollar Rate Loan made by it, or change the basis of taxation of payments to such Lender or the Letter of Credit Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the Letter of Credit Issuer); or

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(iii)    impose on any Lender or the Letter of Credit Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the Letter of Credit Issuer issuing or maintaining any Letter of Credit (or of maintaining its obligation to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Letter of Credit Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the Letter of Credit Issuer, the Loan Parties will pay to such Lender or the Letter of Credit Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the Letter of Credit Issuer, as the case may be, for such additional costs incurred or reduction suffered.
(e)    Capital Requirements. If any Lender or the Letter of Credit Issuer determines that any Change in Law affecting such Lender or the Letter of Credit Issuer or any Lending Office of such Lender or such Lender’s or the Letter of Credit Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Letter of Credit Issuer’s capital or on the capital of such Lender’s or the Letter of Credit Issuer’s holding company, if any, as a consequence of this Agreement, the Revolving Credit Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Letter of Credit Issuer, to a level below that which such Lender or the Letter of Credit Issuer or such Lender’s or the Letter of Credit Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Letter of Credit Issuer’s policies and the policies of such Lender’s or the Letter of Credit Issuer’s holding company with respect to capital adequacy), then from time to time pursuant to subsection (c) below the Loan Parties will pay to such Lender or the Letter of Credit Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the Letter of Credit Issuer or such Lender’s or the Letter of Credit Issuer’s holding company for any such reduction suffered.
(f)    Certificates for Reimbursement. A certificate of a Lender or the Letter of Credit Issuer setting forth the amount or amounts necessary to compensate such Lender or the Letter of Credit Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower Agent shall be conclusive absent manifest error. The Loan Parties shall pay such Lender or the Letter of Credit Issuer, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.
(g)    Delay in Requests. Failure or delay on the part of any Lender or the Letter of Credit Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the Letter of Credit Issuer’s right to demand such compensation, provided that the Loan Parties shall not be required to compensate a Lender or the Letter of Credit Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the

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Letter of Credit Issuer, as the case may be, notifies the Loan Parties of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Letter of Credit Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
(h)    Reserves on Eurodollar Rate Loans. The Borrowers shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower Agent shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.
3.05    Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(c)    any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(d)    any failure by Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower Agent; or
(e)    any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower Agent pursuant to Section 11.13;
including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

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3.06    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrowers are required to pay any additional amount to any Lender, the Letter of Credit Issuer or any Governmental Authority for the account of any Lender or the Letter of Credit Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender or the Letter of Credit Issuer, as applicable, shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the Letter of Credit Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the Letter of Credit Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the Letter of Credit Issuer, as the case may be. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender or the Letter of Credit Issuer in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrowers may replace such Lender in accordance with Section 11.13.
3.07    Survival. All of the Borrowers’ obligations under this ARTICLE III shall survive the resignation of the Administrative Agent, the Letter of Credit Issuer and the Swing Line Lender, the replacement of any Lender and the occurrence of the Facility Termination Date.
ARTICLE IV

SECURITY AND ADMINISTRATION OF COLLATERAL
4.01    Security.
(k)    Generally. As security for the full and timely payment and performance of all Obligations, Borrower Agent shall, and shall cause each other Borrower to, on or before the Closing Date, do or cause to be done all things necessary in the opinion of the Administrative Agent and its counsel to grant to the Administrative Agent for the benefit of the Credit Parties a duly perfected first priority security interest in all Collateral subject to no prior Lien or other encumbrance or restriction on transfer, except as expressly permitted hereunder. Without limiting the foregoing, on the Closing Date Borrower Agent shall deliver, and shall cause each other Borrower to deliver, to the Administrative Agent, in form and substance reasonably acceptable to the Administrative Agent, (a) the Security Agreement, which shall pledge to the Administrative Agent for the benefit of the Credit Parties certain personal property of the Borrowers and the other Loan Parties more particularly described therein, and (b) Uniform Commercial Code financing statements in form, substance and number as requested by the Administrative Agent, reflecting the Lien in favor of the Credit Parties on the Collateral, and shall take such further action and deliver or cause to be delivered

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such further documents as required by the Security Instruments or otherwise as the Administrative Agent may request to effect the transactions contemplated by this ARTICLE IV.
4.02    Collateral Administration.
(g)    Administration of Accounts.
(i)    Records and Schedules of Accounts. Each Borrower shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to the Administrative Agent sales, collection, reconciliation and other reports in form satisfactory to the Administrative Agent, on such periodic basis as the Administrative Agent may request.
(ii)    Taxes. If an Account of any Borrower includes a charge for any Taxes, Administrative Agent is authorized, in its discretion, to pay the amount thereof to the proper taxing authority for the account of such Borrower and to charge Borrowers therefor; provided, however, that neither the Administrative Agent nor Lenders shall be liable for any Taxes that may be due from Borrowers or with respect to any Collateral.
(iii)    Account Verification. The Administrative Agent shall have the right, in connection with a Field Exam, to verify the validity, amount or any other matter relating to any Accounts of Borrowers by mail, telephone or otherwise. Further in the event that the Administrative Agent in its Permitted Discretion believes that Borrowing Base Certificates may contain inaccuracies with respect to Eligible Accounts, the Administrative Agent shall have the right at any time, whether or not a Default or Event of Default exists, to conduct such verifications. Before conducting such verifications, the Administrative Agent will use commercially reasonable efforts to resolve such inaccuracies with the Borrowers. The Administrative Agent shall conduct such verifications in the name of a designee of the Administrative Agent, or if during the continuance of an Event of Default, in its own name or in the name of the Borrowers. All such verifications shall be conducted in a manner so as to not unreasonably disrupt Borrowers’ business or operations. Borrowers shall cooperate fully with the Administrative Agent in an effort to facilitate and promptly conclude any such verification process.
(iv)    Proceeds of Collateral. Borrowers shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts or otherwise relating to Collateral are made directly to the Concentration Account (or a lockbox relating to the Concentration Account). If any Borrower or Subsidiary receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for the Administrative Agent and promptly (not later than the next Business Day) deposit same into the Concentration Account.
(v)    Extensions of Time for Payment. In addition, upon the occurrence and during the continuance of an Event of Default, other than in the Ordinary Course of Business and in amounts which are not material to such Borrower, each Borrower will not (i) grant any extension of the time for payment of any Account, (ii) compromise or settle

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any Account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Account, (iv) allow any credit or discount whatsoever on any Account or (v) amend, supplement or modify any Account in any manner that could adversely affect the value thereof.
(h)    Landlord, Processor and Storage Agreements. With respect to any lease (other than leases for sales offices), bailment, warehousing agreement, any processing agreement or similar agreement, in any case entered into after the Closing Date, each Loan Party shall use commercially reasonable efforts to provide the Administrative Agent with landlord waivers, bailee letters, processor letters or similar waivers and access agreements with respect to such premises in a form reasonably acceptable to the Administrative Agent (the Landlord Waiver in the form attached hereto as Exhibit G is acceptable). In the event Obligors do not provide the Administrative Agent with any such Lien Waiver with respect to any such premises within 30 days after Collateral is at such location or 90 days after the Closing Date, whichever is later, Loan Parties acknowledge that, in the Administrative Agent’s reasonable judgment, the Administrative Agent shall establish a Rent and Charges Reserve for such location.
4.03    Further Assurances.
(i)    New Deposit Accounts and Securities Accounts. Concurrently with or prior to the opening of a Deposit Account, Securities Account, commodities account, securities entitlement or commodity contract by any Loan Party, other than any Excluded Deposit Account, such Loan Party shall deliver to the Administrative Agent a Control Agreement covering such Deposit Account, Securities Account, securities entitlement or commodity contract, duly executed by such Loan Party, the Administrative Agent and the applicable Controlled Account Bank, securities intermediary or financial institution at which such account is maintained or with which such entitlement or contract is carried, as the case may be.
(j)    UCC Authorization. The Administrative Agent is hereby irrevocably authorized to execute (if necessary) and file or cause to be filed, with or if permitted by applicable Law without the signature of any Borrower appearing thereon, all UCC or PPSA financing statements reflecting any Borrower as “debtor” and the Administrative Agent as “secured party”, and continuations thereof and amendments thereto, as the Administrative Agent reasonably deems necessary or advisable to give effect to the transactions contemplated hereby and by the other Loan Documents.
4.04    Cash Management.
(f)    Controlled Deposit Accounts. On or prior to the Closing Date, enter into a Control Agreement with respect to each Deposit Account listed on Schedule 6.19, other than Excluded Deposit Accounts, which shall include all lockboxes and related lockbox accounts used for the collection of Accounts. Each Loan Party agrees that all invoices rendered and other requests made by any Loan Party for payment in respect of Accounts shall contain a written statement directing payment in respect of such Accounts to be paid to a Controlled Deposit Account in its name. At the request of the Administrative Agent, the Borrower Agent shall cause bank statements and/or other reports to be delivered to the Administrative Agent not less often than monthly,

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accurately setting forth all amounts deposited in each Deposit Account to ensure the proper transfer of funds as set forth above. All remittances received by any Loan Party on account of Accounts, together with the proceeds of any other Collateral, shall be held as the Administrative Agent’s property, for its benefit and the benefit of Lenders, by such Loan Party as trustee of an express trust for Administrative Agent’s benefit and such Loan Party shall immediately deposit same in kind in a Controlled Deposit Account. The Administrative Agent retains the right at all times after the occurrence and during the continuance of a Default or an Event of Default to notify Account Debtors that a Loan Party’s Accounts have been assigned to the Administrative Agent and to collect such Loan Party’s Accounts directly in its own name, or in the name of the Administrative Agent’s agent, and to charge the collection costs and expenses, including reasonable attorneys’ fees, to the Loan Account.
(g)    Concentration Account. Each Control Agreement with respect to a Controlled Deposit Account shall require that the Controlled Account Bank transfer all cash receipts and other collections by ACH or wire transfer no less frequently than daily (and whether or not there are then any outstanding Obligations) to the concentration account maintained by the Administrative Agent at BMO (the “Concentration Account”). The Concentration Account shall at all times be under the sole dominion and control of the Administrative Agent. The Loan Parties hereby acknowledge and agree that (i) the Loan Parties have no right of withdrawal from the Concentration Account, (ii) the funds on deposit in the Concentration Account shall at all times be collateral security for all of the Obligations and (iii) the funds on deposit in the Concentration Account shall be applied as provided in Section 4.04(c) below. In the event that, notwithstanding the provisions of this Section 4.04, any Loan Party receives or otherwise has dominion and control of any such proceeds or collections described above, such proceeds and collections shall be held in trust by such Loan Party for the Administrative Agent, shall not be commingled with any of such Loan Party’s other funds or deposited in any account of such Loan Party and shall, not later than the Business Day after receipt thereof, be deposited into a Controlled Deposit Account, the Concentration Account, or dealt with in such other fashion as such Loan Party may be instructed by the Administrative Agent.
(h)    Application of Funds in the Concentration Account. All funds received in the Concentration Account in immediately available funds shall be applied on a daily basis first, to the Letter of Credit Borrowings and the Swing Line Loans and second, to the outstanding Revolving Loans. All funds received in the Concentration Account that are not immediately available funds (checks, drafts and similar forms of payment) shall be deemed applied by Administrative Agent on account of the Obligations (subject to final payment of such items) in accordance with the foregoing sentence on the first Business Day after receipt by Administrative Agent of such items in Administrative Agent’s account located in Chicago, Illinois. If as the result of such application of funds a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of Borrowers but shall, so long as no Default or Event of Default then exists, be disbursed to Borrowers or otherwise at Borrower Agent’s direction, upon Borrower Agent’s request. Upon and during the continuance of any Event of Default, the Administrative Agent may, at its option, offset such credit balance against any of the Obligations or hold such credit balance as Collateral for the Obligations.

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4.05    Information Regarding Collateral. Each Borrower represents, warrants and covenants that (a) the chief executive office of each Loan Party on the Closing Date is located at the address or addresses specified on Schedule 4.05, and (b) Schedule 4.05 contains a true and complete list of (i) the exact legal name, jurisdiction of formation, and address within the United States of each Loan Party and of each other Person that has effected any merger or consolidation with a Loan Party or contributed or transferred to a Loan Party any property constituting Collateral at any time since, in each case, April 1, 2010 (excluding Persons making sales in the ordinary course of their businesses to a Loan Party of property constituting Inventory in the hands of such seller), (ii) the exact legal name, jurisdiction of formation, jurisdiction identification number, and each location of the chief executive office of each Loan Party at any time since April 1, 2010, and (iii) each location within the United States in which material goods constituting Collateral are located as of the Closing Date (together with the name of each owner of the property located at such address if not the applicable Loan Party, a summary description of the relationship between the applicable Loan Party and such Person and the maximum approximate book or market value of the Collateral held or to be held at such location). The Company shall not change, and shall not permit any other Loan Party to change, its name, jurisdiction of formation (whether by reincorporation, merger or otherwise), the location of its chief executive office or any location specified in clause (b)(iii) of the immediately preceding sentence, or use or permit any other Loan Party to use, any additional trade name, trademark or other trade style, except upon giving not less than thirty (30) days’ prior written notice to the Administrative Agent and taking or causing to be taken all such action at Borrowers’ or such other Loan Parties’ expense as may be reasonably requested by the Administrative Agent to perfect or maintain the perfection and priority of the Lien of the Administrative Agent in the Collateral.
ARTICLE V

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
5.01    Conditions of Initial Credit Extension. The obligation of each Lender and the Letter of Credit Issuer to make any initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:
(i)    The Administrative Agent’s receipt of the following items (except those items that are expressly permitted to be delivered after the Closing Date pursuant to the Post-Closing Agreement), each properly executed by a Responsible Officer of the applicable Loan Party, each dated as of the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and its legal counsel:
(i)    executed counterparts of this Agreement and each of the Security Instruments;
(ii)    Notes executed by the Borrowers in favor of each Lender requesting a Note;

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(iii)    such certificates of resolutions or other action, incumbency certificates (including specimen signatures), and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;
(iv)    such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in its jurisdiction of organization and in any other jurisdiction in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect, including certified copies of such Loan Party’s Organization Documents, shareholders’ agreements, certificates of good standing and/or qualification to engage in business from each jurisdiction identified on Schedule 5.01 hereto;
(v)    a favorable opinion of Faegre Baker Daniels LLP, counsel to the Loan Parties, and acceptable local counsel to the Loan Parties, each addressed to the Administrative Agent and each Lender and their successors and assigns, as to the matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;
(vi)    certificates of Responsible Officers of the Borrower Agent or the applicable Loan Parties either (A) identifying all consents, licenses and approvals required in connection with the execution, delivery and performance by each Borrower and the validity against each such Loan Party of the Loan Documents to which it is a party, and stating that such consents, licenses and approvals shall be in full force and effect, and attaching true and correct copies thereof or (B) stating that no such consents, licenses or approvals are so required;
(vii)    a certificate signed by a Responsible Officer of the Borrower Agent certifying (A) that the conditions specified in Sections 5.02(a) and 5.02(b) have been satisfied and (B) as to the matters described in Section 5.01(d);
(viii)    (A) audited financial statements of the Company and its Subsidiaries for each of the three fiscal years immediately preceding the Closing Date, (B) unaudited interim financial statements for the Company and its Subsidiaries as of February 28, 2015 and (C) financial projections of the Company and its Subsidiaries for the next five (5) fiscal years (on a month by month basis for the twelve months after the Closing Date);
(ix)    evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect;
(x)    an initial Borrowing Base Certificate;
(xi)    initial written notice of Borrowing;

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(xii)    delivery of Uniform Commercial Code financing statements, suitable in form and substance for filing in all places required by applicable law to perfect the Liens of the Administrative Agent under the Security Instruments as a first priority Lien as to items of Collateral in which a security interest may be perfected by the filing of financing statements, and such other documents and/or evidence of other actions as may be reasonably necessary under applicable law to perfect the Liens of the Administrative Agent under such Security Instruments as a first priority Lien in and to such other Collateral as the Administrative Agent may require;
(xiii)    Uniform Commercial Code search results showing only those Liens as are acceptable to the Administrative Agent and Lenders;
(xiv)    evidence of the payment in full and cancellation of the Existing Credit Facility, including terminations of Uniform Commercial Code financing statements filed in connection with the Existing Agreement and other evidence of lien releases and other related matters on terms acceptable to the Administrative Agent;
(xv)    executed counterparts of the Post-Closing Agreement;
(xvi)    such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the Letter of Credit Issuer, the Swing Line Lender or the Required Lenders may reasonably require.
(j)    Any fees required to be paid on or before the Closing Date shall have been paid.
(k)    Unless waived by the Administrative Agent, the Borrowers shall have paid all reasonable fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such reasonable fees, charges and disbursements as shall constitute its reasonable estimate of such reasonable fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent).
(l)    The Administrative Agent shall be satisfied that after giving effect to (i) the initial Credit Extension hereunder, (ii) consummation of the Transactions and payment of all fees and expenses in connection therewith and (iii) any payables stretched beyond their customary payment practices, Availability shall be at least $10,000,000.
Without limiting the generality of the provisions of Section 10.04, for purposes of determining compliance with the conditions specified in this Section 5.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

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5.02    Conditions to all Credit Extensions. The obligation of each Lender or Letter of Credit Issuer to honor any Request for Credit Extension (other than one requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) or make the initial Credit Extension hereunder is subject to the following conditions precedent:
(k)    The representations and warranties of the Loan Parties contained in ARTICLE VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 5.02(a), the representations and warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01.
(l)    No Default shall have occurred and be continuing, or would result from such proposed Credit Extension or from the application of the proceeds thereof.
(m)    The Administrative Agent and, if applicable, the Letter of Credit Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
(n)    After giving effect to each Credit Extension, Total Revolving Credit Outstandings do not exceed the lesser of (i) the Total Revolving Credit Commitments minus all Line Reserves and (ii) the Borrowing Base.
Each Request for Credit Extension (other than a one requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower Agent shall be deemed to be a representation and warranty that the conditions specified in Sections 5.02(a), 5.02(b) and 5.02(d) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE VI

REPRESENTATIONS AND WARRANTIES
To induce the Credit Parties to enter into this Agreement and to make Loans and to issue Letters of Credit hereunder, each Loan Party represents and warrants to the Administrative Agent and the Lenders, subject to the limitation set forth in Section 5.02(a), that:
6.01    Existence, Qualification and Power. Each Loan Party and each Subsidiary (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, organization or formation, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business as is now being conducted and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and to consummate the Transactions to which it is a party, and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its

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ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i), or (c), to the extent that failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
6.02    Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, and the consummation of the Transactions, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of the Organization Documents of any such Person; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (i) any Contractual Obligation to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.
6.03    Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document or the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents.
6.04    Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except (a) as rights to indemnification hereunder may be limited by applicable Law and (b) as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to or affecting the rights and remedies of creditors or by general equitable principles.
6.05    Financial Statements; No Material Adverse Effect.
(e)    The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (iii) show all material Indebtedness and other liabilities, direct or contingent, of the Company and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.
(f)    The unaudited Consolidated and consolidating balance sheet of the Company and its Subsidiaries dated as of December 31, 2014, and the related Consolidated and consolidating

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statements of income or operations, shareholders’ equity and cash flows for the month then ended (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.
(g)    Since the date of the Audited Financial Statements there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
(h)    The Loan Parties, on a Consolidated basis, are Solvent. No transfer of property has been or will be made by any Loan Party and no obligation has been or will be incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party.
6.06    Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Loan Party after due investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document or any of the Transactions or (b) except as specifically disclosed in Schedule 6.06, either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect, and there has been no adverse change in the status, or financial effect on any Loan Party or any Subsidiary thereof, of the matters described on Schedule 6.06.
6.07    No Default. No Loan Party nor any Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
6.08    Ownership of Property; Liens.
(g)    Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Loan Party and each of its Subsidiaries has good and marketable title to, valid leasehold interests in, or valid licenses to use all personal property and assets material to the ordinary conduct of its business.
(h)    Schedule 6.08(b)(1) sets forth the address (including street address, county and state) of all Real Estate that is owned by the Loan Parties as of the Closing Date. Each Loan Party and each of its Subsidiaries has good, marketable and insurable fee simple title to the real property owned by such Loan Party or such Subsidiary, free and clear of all Liens, other than

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Permitted Liens. Schedule 6.08(b)(2) sets forth the address (including street address, county and state) of all Leases of the Loan Parties, together with a list of the lessor and its contact information with respect to each such Lease as of the Closing Date. Each of such Leases is in full force and effect and the Loan Parties are not in default of any material terms thereof.
(i)    Schedule 8.02 sets forth, as of the Closing Date, a complete and accurate list of all Liens on the property or assets of each Loan Party and each of its Subsidiaries, showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto. The property of each Loan Party and each of its Subsidiaries is subject to no Liens, other than Liens set forth on Schedule 7.01, and Permitted Liens.
(j)    Schedule 8.03 sets forth a complete and accurate list of all Investments held by any Loan Party or any Subsidiary of a Loan Party on the date hereof, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.
6.09    Environmental Compliance.
(b)    Except as disclosed in Schedule 6.09, no Loan Party or any Subsidiary thereof (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law with respect to the Loan Party or any Subsidiary’s operations, (ii) has become subject to a pending claim with respect to any Environmental Liability or (iii) has received written notice of any claim with respect to any Environmental Liability except, in each case, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(c)    Except as otherwise set forth in Schedule 6.09 or as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect, (i) none of the properties currently owned or operated by any Loan Party or any Subsidiary thereof is listed or, to the knowledge of the Loan Parties, proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (ii) there are no and, to the knowledge of the Loan Parties, never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any Subsidiary thereof; (iii) to the knowledge of the Loan Parties, there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or Subsidiary thereof; and (iv) Hazardous Materials have not been released, discharged or disposed of by any Loan Party or Subsidiary in violation of Environmental Laws or, to the knowledge of the Loan Parties, by any other Person in violation of Environmental Laws on any property currently owned or operated by any Loan Party or any Subsidiary thereof.
(d)    Except as otherwise set forth on Schedule 6.09 or as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect, no Loan Party or any Subsidiary thereof is undertaking, and no Loan Party or any Subsidiary thereof has completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or

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disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored by any Loan Party or any Subsidiary at, or transported to or from by or on behalf of any Loan Party or any Subsidiary, any property currently owned or operated by any Loan Party or any Subsidiary thereof have, to the knowledge of the Loan Parties, been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any Subsidiary thereof.
(e)    Each Loan Party conducts in the Ordinary Course of Business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof each Loan Party has reasonably concluded that, except as set forth on Schedule 6.09, such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
6.10    Insurance. The properties of the Loan Parties and their Subsidiaries are insured with financially sound and reputable insurance companies which are not Affiliates of the Loan Parties, in such amounts, with such deductibles and covering such risks (including, without limitation, workmen’s compensation, public liability, business interruption and property damage insurance) as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Loan Parties or the applicable Subsidiary operates. Schedule 6.10 sets forth a description of all insurance maintained by or on behalf of the Loan Parties as of the Closing Date. Each insurance policy listed on Schedule 6.10 is in full force and effect and all premiums in respect thereof that are due and payable have been paid.
6.11    Taxes. Each Loan Party and its Subsidiaries have filed all federal, state and other material tax returns and reports required to be filed, and have paid all federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being Properly Contested and except where the failure to file such returns or reports could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect. Neither the Company nor any Subsidiary thereof is party to any tax sharing agreement other than the Tax Sharing Agreement.
6.12    ERISA Compliance.
(e)    Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws. Each Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of each Loan Party, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

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(f)    There are no pending or, to the knowledge of any Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(g)    (i) No ERISA Event has occurred, and no Loan Party nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and no Loan Party nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) no Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) no Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.
(h)    No Loan Party nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than (A) on the Closing Date, those listed on Schedule 6.12(d) hereto and (B) thereafter, Pension Plans not otherwise prohibited by this Agreement.
6.13    Subsidiaries; Equity Interests. No Loan Party (a) has any Subsidiaries other than those specifically disclosed in part (a) of Schedule 6.13 (which Schedule sets forth the legal name, jurisdiction of incorporation or formation and authorized Equity Interests of each such Subsidiary) or created or acquired in compliance with Section 7.12, and (b) has any equity investments in any other corporation or entity other than those specifically disclosed on part (b) of Schedule 6.13 or made after the Closing Date in compliance with this Agreement and the other Loan Documents. All of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party (or a Subsidiary of a Loan Party) in the amounts specified on Part (a) of Schedule 6.13 free and clear of all Liens except for those created under the Security Instruments. All of the outstanding Equity Interests in the Loan Parties have been validly issued, and are fully paid and non-assessable and are owned in the amounts specified on part (c) of Schedule 6.13 free and clear of all Liens except for those created under the Security Instruments.
6.14    Margin Regulations; Investment Company Act. No Loan Party is engaged nor will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. None of the Loan Parties, any Person Controlling

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any Loan Party, nor any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
6.15    Disclosure. Each Loan Party has disclosed or caused the Borrower Agent to disclose to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate (including the Borrowing Base Certificates) or other information furnished (whether in writing or orally) by or on behalf of any Loan Party or any Subsidiary to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
6.16    Compliance with Laws. Each Loan Party and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
6.17    Intellectual Property; Licenses, Etc. Each Loan Party and its Subsidiaries own, or possess the right to use, all of the Intellectual Property (including IP Rights) that are reasonably necessary for the operation of their respective businesses, without known conflict with the IP Rights of any other Person, except to the extent any failure so to own or possess the right to use could not reasonably be expected to have a Material Adverse Effect. To the knowledge of each Loan Party, the operation by each Loan Party and its Subsidiaries of their respective businesses does not infringe upon any IP Rights held by any other Person.
6.18    Labor Matters. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect or as set forth on Schedule 6.18, there are no strikes, lockouts, slowdowns or other material labor disputes against any Loan Party or any Subsidiary thereof pending or, to the knowledge of any Loan Party, threatened. The hours worked by and payments made to employees of the Loan Parties comply with the Fair Labor Standards Act and any other applicable federal, state, local or foreign Law dealing with such matters. No Loan Party or any of its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Act or similar state Law. All payments due from any Loan Party and its Subsidiaries, or for which any claim may be made against any Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or properly accrued in accordance with GAAP as a liability on the books of such Loan Party. Except as set forth on Schedule 6.18 no Loan Party or any Subsidiary is a party to or bound by any collective bargaining agreement,

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management agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement. There are no representation proceedings pending or, to any Loan Party’s knowledge, threatened to be filed with the National Labor Relations Board, and no labor organization or group of employees of any Loan Party or any Subsidiary has made a pending demand for recognition. There are no complaints, unfair labor practice charges, grievances, arbitrations, unfair employment practices charges or any other claims or complaints against any Loan Party or any Subsidiary pending or, to the knowledge of any Loan Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any employee of any Loan Party or any of its Subsidiaries. The consummation of the transactions contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party or any of its Subsidiaries is bound.
6.19    Deposit Accounts and Securities Accounts.
(a)    Part (a) of Schedule 6.19 sets forth a list of all Deposit Accounts maintained by the Loan Parties as of the Closing Date, which Schedule includes, with respect to each Deposit Account (i) the name and address of the depository; (ii) the account number(s) maintained with such depository; and (iii) a contact person at such depository.
(b)    Part (b) of Schedule 6.19 sets forth a list of all Securities Accounts or securities entitlement or commodity contracts maintained by the Loan Parties as of the Closing Date, which Schedule includes (i) the name and address of the securities intermediary or institution holding such account or party to such contract; (ii) the account number(s) maintained with such securities intermediary or institution; and (iii) a contact person at such securities intermediary or institution.
6.20    Accounts. The Administrative Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by the Loan Parties with respect thereto. Each Borrower warrants, with respect to each Account at the time it is shown as an Eligible Account in a Borrowing Base Certificate, that:
(a)    it is genuine and in all respects what it purports to be, and is not evidenced by a judgment;
(b)    it arises out of a completed, bona fide sale and delivery of goods in the Ordinary Course of Business, and substantially in accordance with any purchase order, contract or other document relating thereto;
(c)    it is for a sum certain, maturing as stated in the invoice covering such sale, a copy of which has been furnished or is available to the Administrative Agent on request;
(d)    it is not subject to any offset, Lien (other than the Administrative Agent’s Lien), deduction, defense, dispute, counterclaim or other adverse condition except as arising in the

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Ordinary Course of Business and disclosed to the Administrative Agent; and it is absolutely owing by the Account Debtor, without contingency in any respect;
(e)    no purchase order, agreement, document or applicable Laws restricts assignment of the Account to the Administrative Agent (regardless of whether, under the UCC, the restriction is ineffective), and the applicable Borrower is the sole payee or remittance party shown on the invoice;
(f)    no extension, compromise, settlement, modification, credit, deduction or return has been authorized with respect to the Account, except discounts or allowances granted in the Ordinary Course of Business for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to Agent hereunder; and
(g)    to each Borrower’s knowledge, (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectability of such Account; (ii) the Account Debtor had the capacity to contract when the Account arose, continues to meet the applicable Borrower’s customary credit standards, is Solvent, is not contemplating or subject to any proceeding under any Debtor Relief Laws, and has not failed, or suspended or ceased doing business; and (iii) there are no proceedings or actions threatened or pending against any Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor’s financial condition.
6.21    Anti-Terrorism Laws and Foreign Asset Control Regulations.
(a)    No Loan Party nor any Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC (an “OFAC Listed Person”), (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program, or (iii) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, CISADA or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clauses (i), (ii) or (iii), a “Blocked Person”). No Loan Party nor any Controlled Entity has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions.
(b)    No part of the proceeds from the Credit Extensions constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by any Loan Party or any Controlled Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person or (ii) otherwise in violation of U.S. Economic Sanctions.

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(c)    No Loan Party nor any Controlled Entity (i) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under any Anti-Money Laundering Law or any U.S. Economic Sanctions violations, (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or any U.S. Economic Sanctions violations, (iii) has been assessed civil penalties under any Anti-Money Laundering Laws or any U.S. Economic Sanctions or (iv) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws and U.S. Economic Sanctions.
(d)    (I) No Loan Party nor any Controlled Entity (w) has been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Anti-Corruption Laws”), (x) to the Company’s actual knowledge after making due inquiry, is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, (y) has been assessed civil or criminal penalties under any Anti-Corruption Laws or (z) has been or is the target of sanctions imposed by the United Nations or the European Union.
(i)    To the Company’s actual knowledge after making due inquiry, no Loan Party nor any Controlled Entity has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (x) influencing any act, decision or failure to act by such Government Official in his or her official capacity or such commercial counterparty, (y) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (z) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage.
(ii)    No part of the proceeds of the Credit Extensions will be used, directly or indirectly, for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Corruption Laws.
6.22    Brokers. No broker or finder brought about the obtaining, making or closing of the Loans or transactions contemplated by the Loan Documents, and no Loan Party or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

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6.23    Customer and Trade Relations. There exists no actual or, to the knowledge of any Loan Party, threatened, termination or cancellation of, or any modification or change in the business relationship of any Loan Party with any customers or suppliers which are, individually or in the aggregate, material to its operations, to the extent that such cancellation, modification or change would reasonably be expected to result in a Material Adverse Effect.
6.24    Material Contracts. Schedule 6.24 sets forth all Material Contracts to which any Loan Party is a party or is bound as of the Closing Date. The Loan Parties have delivered true, correct and complete copies of such Material Contracts to the Administrative Agent on or before the date hereof.
6.25    Casualty. Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
6.26    Senior Indebtedness. All Obligations including those to pay principal of and interest (including post-petition interest, whether or not allowed as a claim under bankruptcy or similar laws) on the Loans and other Obligations, and fees and expenses in connection therewith, are entitled to the benefits of the Subordination Provisions applicable to all Indebtedness. Each Loan Party acknowledges that the Agent and each Lender is entering into this Agreement and each Lender is extending its Commitments in reliance upon the Subordination Provisions.
ARTICLE VII

AFFIRMATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder or any Loan Obligation hereunder shall remain unpaid or unsatisfied, each Loan Party shall, and shall cause each Subsidiary to:
7.01    Financial Statements. Deliver to the Administrative Agent and each Lender:
(i)    as soon as available, but in any event within 120 days after the end of each fiscal year of the Company or, if earlier, 15 days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC), a Consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related Consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such Consolidated statements to be audited and accompanied by a report and opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Administrative Agent (the “Auditor”), which report and opinion shall be prepared in accordance with audit standards of the Public Company Accounting Oversight Board and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such

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audit and shall include a certificate of the Auditor stating that in making the examination necessary with respect to such audit it has not become aware of any Default in respect of any term, covenant, condition of Section 8.12 or other provision in so far as they relate to accounting matters or, if any such Default shall exist, stating the nature and status of such event;
(j)    monthly, as soon as available, but in any event within 30 days after the end of each Fiscal Month, (i) an unaudited Consolidated balance sheets of the Company as of the end of such month and the related statements of income and cash flow for such month and for the portion of the Fiscal Year then elapsed, on a Consolidated basis for the Company and Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and (ii) a consolidating trial balances at the end of each month, in each case certified by the chief financial officer of Borrower Agent as prepared in accordance with GAAP and fairly presenting the financial condition, results of operations, shareholders equity and cash flows for such month and period, subject to normal year-end adjustments and the absence of footnotes; and
(k)    as soon as available but not later than thirty (30) days after the end of each fiscal year, annual financial projections (on a month by month basis) of the Company and its Subsidiaries on a Consolidated basis, in form satisfactory to the Administrative Agent and the Required Lenders, consisting of (i) Consolidated balance sheets and statements of income or operations and cash flows and (ii) monthly Availability for Borrowers for the immediately following fiscal year.
As to any information contained in materials furnished pursuant to Section 7.02(d), the Loan Parties shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Loan Parties to furnish the information and materials described in subsections (a) and (b) above at the times specified therein.
7.02    Borrowing Base Certificate; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:
(c)    on or before the 25th of each month, from and after the date hereof, or, if a Reporting Trigger Period exists, Wednesday of each week, Borrower Agent shall deliver to Administrative Agent, in form acceptable to the Administrative Agent, a Borrowing Base Certificate as of the last day of the immediately preceding month or week, as applicable, with such supporting materials as the Administrative Agent shall reasonably request (including weekly reporting of rolling forward accounts receivable data by reporting weekly sales, cash collections and credits and monthly reporting of accounts receivable ineligibles). All calculations of Availability in any Borrowing Base Certificate shall originally be made by Borrowers and certified by a Responsible Officer, provided that the Administrative Agent may from time to time review and adjust any such calculation (a) to reflect its reasonable estimate of declines in value of any Collateral, due to collections received in the Concentration Account or otherwise; (b) to adjust advance rates to reflect changes in dilution, quality, mix and other factors affecting Collateral; and (c) to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Availability Reserve.

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(d)    on or before the 25th day of each calendar month from and after the date hereof, Borrower Agent shall deliver to the Administrative Agent, in the form reasonably acceptable to the Administrative Agent, (i) reconciliations of all Borrowers’ Accounts as shown on the month-end Borrowing Base Certificate for the immediately preceding month to Borrowers’ accounts receivable agings, to Borrowers’ general ledger and to Borrowers’ most recent financial statement and (ii) accounts payable agings, all with supporting materials as the Administrative Agent shall reasonably request. Each Borrower shall also provide to the Administrative Agent, on or before the 20th day of each Fiscal Month, a detailed aged trial balance of all Accounts as of the end of the preceding Fiscal Month, specifying each Account’s Account Debtor name and address, amount, invoice date and due date, showing any discount, allowance, credit, authorized return or dispute, and including such proof of delivery, copies of invoices and invoice registers, copies of related documents, repayment histories, status reports and other information as the Administrative Agent may reasonably request. If Accounts in an aggregate face amount of $100,000 or more cease to be Eligible Accounts, Borrower Agent shall notify the Administrative Agent of such occurrence promptly (and in any event within one Business Day) after Borrower Agent has knowledge thereof. Further, if Accounts in the aggregate amount of $500,000 or more cease to be Eligible Accounts, Borrower Agent shall submit to the Administrative Agent a revised Borrowing Base Certificate promptly (and in any event within one Business Day) after such occurrence.
(e)    a Compliance Certificate executed by the chief financial officer, Global Controller or Director of Accounting of Borrower Agent which certifies compliance with Section 8.12 and provides a reasonably detailed calculation of the Fixed Charge Coverage Ratio delivered (i) concurrently with delivery of financial statements under Sections 7.01(a) and 7.01(b) above, whether or not a Fixed Charge Trigger Period then exists, (ii) on the first day of any Fixed Charge Trigger Period (certifying compliance as of the last day of the Measurement Period most recently ended prior to the start of such Fixed Charge Trigger Period) and (iii) as requested by Agent while a Default or Event of Default exists;
(f)    promptly after the same are available, copies of each annual report, proxy or financial statement sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(g)    at the Administrative Agent’s request (but not more frequently than monthly unless a Default or Event of Default has occurred and is continuing), a listing of each Borrower’s trade payables, specifying the trade creditor and balance due, and a detailed trade payable aging, all in form satisfactory to the Administrative Agent; and
(h)    promptly, such additional information regarding the business, financial or corporate affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.
Documents required to be delivered pursuant to Section 7.01(a) or 7.01(b) or Section 7.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) shall be deemed to have been delivered on the date (i) on which the Borrower Agent posts such documents,

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or provides a link thereto on the Borrower Agent’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Borrower Agent’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower Agent shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower Agent to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower Agent shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and, upon request, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrowers shall be required to provide paper copies of the Compliance Certificates required by Section 7.02(b) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
Each Loan Party hereby acknowledges that (a) the Administrative Agent will make available to the Lenders and the Letter of Credit Issuer materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on SyndTrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Loan Parties or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Loan Party hereby agrees that, so long as any Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities, (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC”, each Loan Party shall be deemed to have authorized the Administrative Agent, the Letter of Credit Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to any Loan Party or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor”. Notwithstanding the foregoing, the Borrowers shall be under no obligation to mark any Borrower Materials “PUBLIC.”
7.03    Notices. Promptly notify the Administrative Agent and each Lender:
(d)    of the occurrence of any Default or Event of Default;

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(e)    of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary and any Governmental Authority; (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary, including pursuant to any applicable Environmental Laws; violation or asserted violation of any applicable Law;
(f)    of the occurrence of any ERISA Event;
(g)    of the occurrence of a Change of Control;
(h)    the creation or acquisition of any Subsidiary;
(i)    of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof;
(j)    of any change in any Loan Party’s senior executive officers;
(k)    of the discharge by any Loan Party of its present Auditors or any withdrawal or resignation by such Auditors;
(l)    of any collective bargaining agreement or other labor contract to which a Loan Party becomes a party, or the application for the certification of a collective bargaining agent;
(m)    of the filing of any Lien for unpaid Taxes against any Loan Party in excess of $50,000;
(n)    of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any interest in a material portion of the Collateral under power of eminent domain or by condemnation or similar proceeding or if any material portion of the Collateral is damaged or destroyed;
(o)    of Collateral in an aggregate face amount of $250,000 or more ceasing to be Eligible Accounts; and
(p)    of any failure by any Loan Party to pay rent at any of such Loan Party’s locations if such failure continues for more than fifteen (15) days following the day on which such rent first came due.
Each notice pursuant to this Section 7.03 shall be accompanied by a statement of a Responsible Officer of the Borrower Agent setting forth details of the occurrence referred to therein and stating what action the Borrowers have taken and proposes to take with respect thereto. Each notice pursuant to Section 7.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

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7.04    Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being Properly Contested; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property, except to the extent that any such Lien would otherwise be permitted by Section 8.02; and (c) all Indebtedness having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.
7.05    Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization or formation except in a transaction permitted by Section 8.04 or 8.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered Intellectual Property, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.
7.06    Maintenance of Properties. (a) Maintain, preserve and protect all of its properties (other than insignificant properties) and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.
7.07    Maintenance of Insurance; Condemnation Proceeds.
(k)    Maintain with (i) companies having an A.M. Best Rating of at least “A” or (ii) financially sound and reputable insurance companies reasonably acceptable to the Administrative Agent and not Affiliates of the Loan Parties, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and operating in the same or similar locations or as is required by applicable Law, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and as are reasonably acceptable to the Administrative Agent.
(l)    Cause all casualty policies, including fire and extended coverage policies, maintained with respect to any Collateral to be endorsed or otherwise amended to include (i) a non-contributing mortgagee clause (regarding improvements to real property) and lenders’ loss payable clause (regarding personal property), in form and substance reasonably satisfactory to the Administrative Agent, which endorsements or amendments shall provide that the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies directly to the Administrative Agent, (ii) a provision to the effect that none of the Loan Parties, Credit Parties or any other Person shall be a co-insurer and (iii) such other provisions as the Administrative Agent may reasonably require from time to time to protect the interests of the Credit Parties.

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(m)    Cause commercial general liability policies to be endorsed to name the Administrative Agent as an additional insured; and cause business interruption policies to name the Administrative Agent as a loss payee and to be endorsed or amended to include (i) a provision that, from and after the Closing Date, the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies directly to the Administrative Agent, (ii) a provision to the effect that none of the Loan Parties, the Administrative Agent or any other party shall be a co-insurer and (iii) such other provisions as the Administrative Agent may reasonably require from time to time to protect the interests of the Credit Parties.
(n)    Cause each such policy referred to in this Section 7.07 to also provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than thirty (30) days’ prior written notice thereof by the insurer to the Administrative Agent (giving the Administrative Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than thirty (30) days’ prior written notice thereof by the insurer to the Administrative Agent.
(o)    Deliver to the Administrative Agent, prior to the cancellation, modification or non-renewal of any such policy of insurance, a copy of a renewal or replacement policy or insurance certificate (or other evidence of renewal of a policy previously delivered to the Administrative Agent, including an insurance binder) together with evidence reasonably satisfactory to the Administrative Agent of payment of the premium therefor.
(p)    Permit any representatives that are designated by the Administrative Agent to inspect the insurance policies maintained by or on behalf of the Loan Parties and to inspect books and records related thereto and any properties covered thereby. The Loan Parties shall pay the reasonable fees and expenses of any representatives retained by the Administrative Agent to conduct any such inspection.
(q)    None of the Credit Parties, or their agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 7.07. Each Loan Party shall look solely to its insurance companies or any other parties other than the Credit Parties for the recovery of such loss or damage and such insurance companies shall have no rights of subrogation against any Credit Party or its agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Loan Parties hereby agree, to the extent permitted by law, to waive their right of recovery, if any, against the Credit Parties and their agents and employees. The designation of any form, type or amount of insurance coverage by the any Credit Party under this Section 7.07 shall in no event be deemed a representation, warranty or advice by such Credit Party that such insurance is adequate for the purposes of the business of the Loan Parties or the protection of their properties.
7.08    Compliance with Laws. Comply in all material respects with the requirements of all Laws (including without limitation all applicable Environmental Laws) and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being Properly Contested; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

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7.09    Books and Records. (a)  Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Loan Parties or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over any Loan Party or such Subsidiary, as the case may be.
7.10    Inspection Rights and Appraisals; Meetings with the Administrative Agent.
(h)    Permit the Administrative Agent or its designees or representatives from time to time, subject to reasonable notice and normal business hours (except, in each case, when a Default or Event of Default exists), to conduct Field Exams or to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers and Auditors; provided that representatives of the Borrower Agent shall be given the opportunity to participate in any discussions with the Auditors. The Administrative Agent shall not have any duty to any Loan Party to share any results of any Field Exam with any Loan Party. The Loan Parties acknowledge that all Field Exams and reports are prepared by or for the Administrative Agent and Lenders for their purposes, and Loan Parties shall not be entitled to rely upon them.
(i)    Reimburse the Administrative Agent for all reasonable and documented out-of-pocket charges, costs and expenses of the Administrative Agent in connection with up to two Field Exams during any twelve (12) month period, provided, however, that if a Field Exam is initiated during a Default or Event of Default, all charges, costs and expenses therefor shall be reimbursed by the Loan Parties without regard to such limits.
(j)    Without limiting the foregoing, participate and will cause their key management personnel to participate in meetings with the Administrative Agent and Lenders periodically during each year, which meetings shall be held at such times and such places as may be reasonably requested by the Administrative Agent.
7.11    Use of Proceeds. Use the proceeds of the Credit Extensions (i) to refinance certain Indebtedness under the Existing Agreement, (ii) to pay fees and expenses in connection with the Transactions, (iii) to finance Permitted Acquisitions, (iv) to finance Capital Expenditures and (v) for working capital, capital expenditures, and other general corporate purposes not in contravention of any Law or of any Loan Document. None of the proceeds of the Credit Extensions will be used, directly or indirectly, (a) to finance or refinance dealings or transactions by or with any Person that is described or designated in the Specially Designated Nationals and Blocked Persons List (the “SDN List”) of the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) or is otherwise a Person officially sanctioned by the United States of America pursuant to the OFAC Sanctions Program or (b) for any purpose that is otherwise in violation of the Trading with the Enemy Act, the OFAC Sanctions Program, the PATRIOT Act or CISADA (collectively, the “Foreign Activities Laws”).
7.12    New Subsidiaries. As soon as practicable but in any event within 30 Business Days following the acquisition or creation of any Domestic Subsidiary that is a Material Subsidiary, or

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the time any existing Domestic Subsidiary becomes a Material Subsidiary, cause to be delivered to the Administrative Agent each of the following, as applicable:
(c)    a joinder agreement acceptable to the Administrative Agent duly executed by such Domestic Subsidiary, together with executed counterparts of each other Loan Document reasonably requested by the Administrative Agent, including all Security Instruments and other documents reasonably requested to establish and preserve the Lien of the Administrative Agent in all Collateral of such Domestic Subsidiary;
(d)    (i) Uniform Commercial Code financing statements naming such Person as “Debtor” and naming the Administrative Agent for the benefit of the Credit Parties as “Secured Party,” in form, substance and number sufficient in the reasonable opinion of the Administrative Agent and its special counsel to be filed in all Uniform Commercial Code filing offices and in all jurisdictions in which filing is necessary to perfect in favor of the Administrative Agent for the benefit of the Credit Parties the Lien on the Collateral conferred under such Security Instrument to the extent such Lien may be perfected by Uniform Commercial Code filing, and (ii) pledge agreements, control agreements, Documents and original collateral (including pledged Equity Interests, Securities and Instruments) and such other documents and agreements as may be reasonably required by the Administrative Agent, all as necessary to establish and maintain a valid, perfected security interest in all Collateral in which such Domestic Subsidiary has an interest consistent with the terms of the Loan Documents;
(e)    upon the request of the Administrative Agent, an opinion of counsel to each such Domestic Subsidiary and addressed to the Administrative Agent and the Lenders, in form and substance reasonably acceptable to the Administrative Agent, each of which opinions may be in form and substance, including assumptions and qualifications contained therein, substantially similar to those opinions of counsel delivered pursuant to Section 5.01(a); and
(f)    current copies of the Organization Documents of each such Domestic Subsidiary, together with minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors, partners, or appropriate committees thereof (and, if required by such Organization Documents or applicable law, of the shareholders, members or partners) of such Person authorizing the actions and the execution and delivery of documents described in this Section 7.12, all certified by the applicable Governmental Authority or appropriate officer as the Administrative Agent may elect.
7.13    Compliance with ERISA. Do, and cause each of its ERISA Affiliates to do, each of the following: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable Laws; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to the Pension Funding Rules. At no time shall the accumulated benefit obligations under any Plan subject to Title IV of ERISA that is not a Multiemployer Plan exceed the fair market value of the assets of such Plan allocable to such benefits by more than $500,000. The Loan Parties and each of their respective Subsidiaries shall not withdraw, and shall cause each ERISA Affiliate not to withdraw, in whole or in part, from any Multiemployer Plan so as to give rise to withdrawal liability exceeding $500,000 in the aggregate. At no time shall the

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actuarial present value of unfunded liabilities for post-employment health care benefits, whether or not provided under a Plan, calculated in a manner consistent with Statement No. 106 of the Financial Accounting Standards Board, exceed $500,000.
7.14    Further Assurances. At the Borrowers’ cost and expense, upon request of the Administrative Agent, duly execute and deliver or cause to be duly executed and delivered, to the Administrative Agent such further instruments, documents, certificates, financing and continuation statements, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Agreement, the Security Instruments and the other Loan Document, including, to create, continue or preserve the liens and security interests in Collateral (and the perfection and priority thereof) of the Administrative Agent contemplated hereby and by the other Loan Documents and specifically including all Collateral acquired by the Borrowers after the Closing Date..
7.15    Licenses. (a)  Keep in full force and effect each License (i) the expiration or termination of which could reasonably be expected to materially adversely affect the realizable value in the use or sale of a material amount of Inventory or (ii) the expiration or termination of which could reasonably be expected to have a Material Adverse Effect (each a “Material License”); (b) promptly notify the Administrative Agent of (i) any material modification to any such Material License that could reasonably be expected to be materially adverse to any Loan Party or the Administrative Agent or any Lender and (ii) entering into any new Material License; (c) pay all Royalties (other than immaterial Royalties or Royalties being Properly Contested) arising under such Material Licenses when due (subject to any cure or grace period applicable thereto); and (d) notify the Administrative Agent of any material default or material breach asserted in writing by any Person to have occurred under any such Material License.
7.16    Environmental Laws. Conduct its operations and keep and maintain its Real Estate in material compliance with all Environmental Laws, other than any such non-compliance which would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect; (b) obtain and renew all environmental permits necessary for its operations and properties, other than any environmental permits the failure of which to obtain would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect; and (c) implement any and all investigation, remediation, removal and response actions that are required to comply with Environmental Laws pertaining to the presence, generation, treatment, storage, use, disposal, transportation or release of any Hazardous Materials on, at, in, under or about any of its Real Estate other than any such non-compliance which would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.
7.17    Landlord and Storage Agreements.
(a)    Upon request, provide Administrative Agent with copies of all existing and future agreements entered into between a Loan Party and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any material Collateral is located but only if any Collateral is reasonably likely to remain on such premises or in such possession, as applicable, for at least 30 days. With respect to any lease (other than leases for sales offices),

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bailment, warehousing agreement, any processing agreement or similar agreement in any case entered into after the Closing Date, each Loan Party shall use its (and their) best efforts to provide the Administrative Agent with landlord waivers, bailee letters, processor letters or similar waivers and access agreements with respect to such premises. In the event Loan Parties do not provide the Administrative Agent with any such landlord waiver, bailee letter, processor letter or similar waiver or access agreement with respect to any such premises, Loan Parties acknowledge that, in the Administrative Agent’s reasonable judgment, the Administrative Agent shall establish a Rent and Charges Reserve for such location. Such landlord waivers, bailee letters or processor letters shall be in a form acceptable to the Administrative Agent.
(b)    Except as otherwise expressly permitted hereunder, make all payments and otherwise perform all obligations in respect of all leases of real property to which any Loan Party or any of its Subsidiaries is a party and not allow such leases to lapse or be terminated by the applicable Loan Party or Subsidiary or any rights to renew such leases to be forfeited or cancelled by the applicable Loan Party or Subsidiary, notify the Administrative Agent of any default by the applicable Loan Party or Subsidiary with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default by the applicable Loan Party or Subsidiary, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do any of the foregoing, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.
7.18    Material Contracts. Perform and observe all the payment terms and other material terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time reasonably requested by the Administrative Agent and, upon reasonable request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do any of the foregoing, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
7.19    Treasury Management Services. Commencing with the date which is not later than December 31, 2015, each Borrower shall maintain its lockbox deposit accounts exclusively with BMO or its Affiliates (as directed by BMO) and shall utilize BMO or its Affiliates for its primary disbursement account and other Treasury Management and Other Services.
ARTICLE VIII

NEGATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder or any Loan Obligation hereunder shall remain unpaid or unsatisfied, no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly:

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8.01    Indebtedness. Create, incur, assume or suffer to exist any Indebtedness or issue any Disqualified Equity Interest, except:
(i)    Indebtedness under the Loan Documents;
(j)    Indebtedness outstanding on the date hereof and listed on Schedule 8.01;
(k)    Guarantees of any Borrower in respect of Indebtedness otherwise permitted hereunder of any other Borrower; provided that any Guaranty of Indebtedness permitted hereunder that is subordinated to the Obligations shall be subordinated to the Obligations on substantially the same terms as such subordinated Indebtedness;
(l)    obligations (contingent or otherwise) of the Borrowers existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the Ordinary Course of Business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, cash flows or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;
(m)    Indebtedness arising in the Ordinary Course of Business in connection with treasury management and commercial credit card, merchant card and purchase or procurement card services including Treasury Management and Other Services;
(n)    Indebtedness in respect of Capital Leases, Synthetic Lease Obligations and purchase money obligations for real property and fixed or capital assets within the limitations set forth in Section 8.02(i); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding, together with the Swap Termination Value of all Swap Contracts permitted under Section 8.01(d) above, shall not exceed $17,000,000;
(o)    Assumed Indebtedness of the Borrowers in an aggregate principal amount not to exceed $1,000,000 at any time outstanding;
(p)    Indebtedness with respect to the deferred purchase price for any Permitted Acquisition; provided, that, such Indebtedness is subordinated to the Obligations on terms reasonably acceptable to the Administrative Agent;
(q)    Indebtedness of Foreign Subsidiaries in an aggregate principal amount at any time outstanding not to exceed $1,000,000;
(r)    the endorsement of negotiable instruments for deposit or collection or similar transactions in the Ordinary Course of Business;
(s)    unsecured Indebtedness of (A) any Loan Party owing to any other Loan Party, (B) any Subsidiary that is not a Loan Party owing to any other Subsidiary that is not a Loan Party and (C) any Subsidiary that is not a Loan Party owing to any Loan Party; provided that any such

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Indebtedness described in this clause which is owing to a Loan Party, shall (1) to the extent the aggregate principal amount thereof is in excess of $1,000,000, be evidenced by promissory notes in form and substance satisfactory to the Administrative Agent and pledged to the Administrative Agent on terms acceptable to it, (2) be permitted under Section 8.03(c)(iv) or (h), and (3) not be forgiven or otherwise discharged for any consideration other than payment in full in cash unless the Administrative Agent otherwise consents;
(t)    surety bonds permitted under Section 8.02;
(u)    Subordinated Indebtedness;
(v)    CCI Deferred Payments;
(w)    Indebtedness owing to Wells Fargo Bank, National Association with respect to commercial credit cards, purchase cards or merchant card services to long as such programs are terminated by December 31, 2015; and
(x)    Refinancing Indebtedness.
8.02    Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):
(q)    Liens in favor of the Administrative Agent pursuant to any Loan Document;
(r)    Liens existing on the date hereof and listed on Schedule 8.02 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased from the amount outstanding on the date of renewal or extension, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is otherwise permitted under Section 8.01(b);
(s)    Liens for taxes, assessments or other governmental charges, not yet due or which are being Properly Contested, and which in all cases are junior to the Lien of the Administrative Agent;
(t)    Liens of carriers, warehousemen, mechanics, materialmen, repairmen, landlords or other like Liens imposed by Law or arising in the Ordinary Course of Business which are not overdue for a period of more than 30 days or which are being Properly Contested;
(u)    Liens, pledges or deposits in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;
(v)    Liens arising in the Ordinary Course of Business on deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations,

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surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature, in each case, incurred in the Ordinary Course of Business;
(w)    Liens with respect to minor imperfections of title and easements, rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other similar restrictions, charges, encumbrances or title defects affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person and do not materially detract from the value of or materially impair the use by the Loan Parties in the Ordinary Course of Business of the property subject to or to be subject to such encumbrance;
(x)    Liens securing judgments for the payment of money not constituting an Event of Default under Section 9.01 or securing appeal or other surety bonds related to such judgments, and which in all cases are junior to the Lien of the Administrative Agent;
(y)    Liens securing Indebtedness permitted under Section 8.01(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;
(z)    Liens securing Assumed Indebtedness of the Loan Parties permitted pursuant to Section 8.01(f); provided that (i) such Liens do not at any time encumber any property other than property of the Subsidiary acquired, or the property acquired, and proceeds thereof in connection with such Assumed Indebtedness and shall not attach to any assets of the Loan Parties theretofore existing or (except for any such proceeds) which arise after the date thereof and (ii) the Assumed Indebtedness and other secured Indebtedness of the Loan Parties secured by any such Lien does not exceed the fair market value of the property being acquired in connection with such Assumed Indebtedness;
(aa)    Liens on assets of Foreign Subsidiaries of the Company securing Indebtedness of such Foreign Subsidiaries permitted pursuant to clause (g) of Section 8.01;
(bb)    operating leases or subleases granted by the Loan Parties to any other Person in the Ordinary Course of Business;
(cc)    Liens in favor of customs and revenue authorities imposed by Law to secure payment of customs duties in connection with the importation of goods and arising in the Ordinary Course of Business which are not overdue for a period of more than 30 days or which are being Properly Contested; and
(dd)    Cash Collateral pledged to Wells Fargo Bank, National Association in an amount not to exceed $500,000 to secure Indebtedness permitted pursuant to clauses (d) and (o) of Section 8.01.

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8.03    Investments. Make or maintain any Investments, except:
(i)    Investments held by the Loan Parties in the form of Cash Equivalents that are subject to the Administrative Agent’s Lien and control, pursuant to documentation in form and substance satisfactory to the Administrative Agent;
(j)    loans and advances to officers, directors and employees of the Loan Parties and Subsidiaries made in the Ordinary Course of Business in an aggregate amount at any one time outstanding not to exceed $100,000;
(k)    (i) Investments by the Loan Parties and their Subsidiaries in their respective Subsidiaries outstanding on the date hereof, (ii) additional Investments by the Borrowers and their Subsidiaries in Loan Parties, (iii) additional Investments by Subsidiaries of the Borrowers that are not Loan Parties in other Subsidiaries that are not Loan Parties, (iv) so long as no Default has occurred and is continuing or would result from such Investment, additional Investments by the Loan Parties in wholly-owned Subsidiaries that are not Loan Parties in an aggregate amount invested from the date hereof not to exceed $500,000 and (v) so long as no Default has occurred and is continuing or would result from such Investment, additional Investments by the Loan Parties in wholly-owned Subsidiaries that are not Loan Parties if after giving effect to any such Investment, (i) Pro Forma Availability shall be at least 15% of the Aggregate Revolving Credit Commitments for each day during the 30 day period “prior to” such Investment and immediately after giving effect thereto, and (ii) the Consolidated Fixed Charge Coverage Ratio (calculated on a pro forma basis giving effect to such Investment, all accordance with Sections 1.03(c) and 1.03(d)) as of the most recently ended Measurement Period, shall be at least 1.10 to 1.00;
(l)    Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the Ordinary Course of Business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled Account Debtors to the extent reasonably necessary in order to prevent or limit loss;
(m)    Guarantees permitted by Section 8.01;
(n)    Investments existing as of the date hereof (other than those set forth on Schedule 6.13(a) and (b)) set forth in Schedule 8.03 and extensions or renewals thereof, provided that no such extension or renewal shall be permitted if it would (i) increase the amount of such Investment at the time of such extension or renewal or (ii) result in a Default hereunder; and
(o)    Investments arising in connection with a Permitted Acquisition.
8.04    Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, except that, so long as no Default exists or would result therefrom:
(a)    any Subsidiary of the Company may merge or consolidate with or liquidate or dissolve into a Loan Party; provided, that, (i) the Loan Party shall be the continuing or surviving Person and (ii) in the case of any merger of a Borrower and a Subsidiary Guarantor, such Borrower shall be the continuing or surviving Person;

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(b)    in connection with a Permitted Acquisition, any Subsidiary of a Loan Party may merge with or into or consolidate with any other Person or permit any other Person to merge with or into or consolidate with it; provided, that, (i) the Person surviving such merger shall be a wholly-owned Subsidiary of a Loan Party and (ii) in the case of any such merger to which any Loan Party is a party, such Loan Party is the surviving Person; and
(c)    any Subsidiary that is not a Loan Party may merge into any other Subsidiary that is not a Loan Party; provided that, when any wholly-owned Subsidiary is merging with another Subsidiary that is not wholly-owned, the wholly-owned Subsidiary shall be the continuing or surviving Person.
8.05    Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:
(c)    Dispositions in the Ordinary Course of Business of Equipment or fixed assets that are obsolete, worn out or no longer useful to the Core Business for so long as (i) no Event of Default has occurred and is continuing at the time of such Disposition, (ii) the aggregate fair market value or a book value, whichever is more, of such Equipment and fixed assets does not exceed the Threshold Amount in any twelve-month period and (iii) all proceeds thereof are applied in accordance with Section 2.06(b);
(d)    Dispositions that constitute (i) an Investments permitted under Section 8.03, (ii) a Lien permitted under Section 8.02, (iii) a merger, dissolution, consolidation or liquidation permitted under Section 8.04(a), or (iv) a Restricted Payment permitted under Section 8.06;
(e)    Dispositions that result from a casualty or condemnation in respect of such property or assets and is not otherwise an Event of Default so long as all proceeds thereof are applied in accordance with Section 2.06(b);
(f)    Dispositions that consist of the sale or discount in the Ordinary Course of Business of overdue accounts receivable that are not Eligible Accounts in connection with the compromise or collection thereof, provided that the Net Cash Proceeds from such Disposition shall be deposited in the Concentration Account;
(g)    Dispositions among the Loan Parties or by any Subsidiary to a Loan Party;
(h)    Dispositions by any Subsidiary which is not a Loan Party to another Subsidiary that is not a Loan Party; and
(i)    other Dispositions of assets other than Collateral of a type included in the Borrowing Base so long as (i) no Event of Default has occurred and is continuing at the time of such Disposition and (ii) the net value of all such assets Disposed of, whether individually or in a series of related transactions, does not exceed the Threshold Amount in the aggregate in any fiscal year.

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8.06    Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, in each case (except Section 8.06(a)) so long as no Default or Event of Default shall have occurred and be continuing (both before or as a result of the making of such Restricted Payment):
(r)    each Subsidiary may make Restricted Payments, directly or indirectly, to any Borrower; and
(s)    the Company and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person.
8.07    Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrowers and their Subsidiaries on the date hereof or any business substantially related or incidental thereto.
8.08    Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of any Loan Party, whether or not in the Ordinary Course of Business, other than transactions on fair and reasonable terms substantially as favorable to such Borrower or such Subsidiary as would be obtainable by such Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to transactions between or among the Loan Parties.
8.09    Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that:
(k)    requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person; or
(l)    limits the ability (i) of any Subsidiary to make Restricted Payments to the Company or any Borrower or to otherwise transfer property to the Company or any Borrower, (ii) of any Subsidiary to Guarantee the Indebtedness of the Borrowers or become a direct Borrower hereunder, or (iii) of any Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 8.01(e) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness.
8.10    Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, in any manner that might cause the Credit Extension or the application of such proceeds to violate Regulations T, U or X of the FRB, in each case as in effect on the date or dates of such Credit Extension and such use of proceeds.

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8.11    Prepayment of Indebtedness; Amendment to Material Agreements.
(g)    Prepay, redeem, purchase, repurchase, defease or otherwise satisfy prior to the scheduled maturity thereof any Indebtedness, or make any payment in violation of any Subordination Provisions thereof, except, so long as no Default or Event of Default shall exist prior to or immediately thereafter, prepayments, redemptions, purchases, repurchases, defeasances or other satisfaction (collectively, a “Prepayment”) of Indebtedness made (A) by issuance of Equity Interests (other than Disqualified Equity Interests) to the holder of such Indebtedness, (B) with the proceeds of any permitted Subordinated Indebtedness or (C) through the incurrence of Refinancing Indebtedness;
(h)    Amend, modify or change in any manner any term or condition of any Indebtedness permitted under Section 8.01(b), (d), (f), (g), (j), (m), (n) or (o) outstanding on the Closing Date, in each case so that the terms and conditions thereof are less favorable in any material respect to the Administrative Agent and the Lenders than the terms of such Indebtedness as of the Closing Date.
8.12    Financial Covenants.
(g)    Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio, determined as of (i) the last day of the Measurement Period most recently ended before the commencement of a Fixed Charge Coverage Trigger Period and (ii) the last day of each Measurement Period thereafter ending during any Fixed Charge Coverage Trigger Period to be less than 1.10 to 1.00 for such Measurement Period.
(h)    Consolidated Capital Expenditures. Permit the aggregate amount of Consolidated Capital Expenditures made by the Loan Parties to exceed $10,500,000 in the fiscal year ending December 31, 2015 and $10,000,000 in each fiscal year thereafter.
8.13    Creation of New Subsidiaries. Create or acquire any new Subsidiary after the Closing Date other than Subsidiaries created or acquired in accordance with Section 7.12.
8.14    Securities of Subsidiaries. Permit any Subsidiary to issue any Equity Interests (whether for value or otherwise) to any Person other than a Loan Party.
8.15    Sale and Leaseback. Enter into, or permit any Subsidiary to, enter into any agreement or arrangement with any other Person providing for the leasing by any Loan Party or any of the Subsidiaries of real or personal property which has been or is to be sold or transferred by any Loan Party or any of the Subsidiaries to such other Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of a Loan Party or any of the Subsidiaries.
8.16    Organization Documents; Fiscal Year. (a) Amend, modify or otherwise change any of its Organization Documents in any material respect, except in connection with a transaction permitted under Section 8.04, but in any case not in any manner that could have a material adverse effect on the interests of the Credit Parties, or (b) change its fiscal year.

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8.17    Anti-Money Laundering and Terrorism Laws and Regulations. Permit any other Controlled Entity or any authorized agent of any Loan Party or any of its Subsidiaries, acting on behalf of such Loan Party or any such Subsidiary, or any other Controlled Entity, to:
(c)    become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or any Person that is the target of sanctions imposed by the United Nations or by the European Union;
(d)    directly or indirectly have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Credit Extensions) with any Person if such investment, dealing or transaction (A) would cause any Credit Party to be in violation of any law or regulation applicable to such Credit Party or (B) is prohibited by or subject to sanctions under any U.S. Economic Sanctions;
(e)    conduct, engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, or facilitate a violation of, any of the prohibitions set forth in Executive Order No. 13224, the Currency and Foreign Regulations Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the PATRIOT Act, the Money Laundering Control Act or any other United States anti-money laundering or anti-terrorism law or regulation (collectively, “Anti-Money Laundering Laws”); or
(f)    engage, or permit any of its Affiliates to engage, in any activity that could subject such Person or any Credit Party to sanctions under CISADA or any similar law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions.
8.18    Economic Sanctions Laws and Regulations. Permit any other Controlled Entity or any authorized agent of such Loan Party or their respective Subsidiaries or any other Controlled Entity to conduct, transact, engage in, or facilitate, any business or activity on behalf of such Loan Party or its Subsidiaries in violation of the Foreign Activities Laws.
8.19    Citibank Supplier Agreement. Amend, supplement, modify or terminate the Citibank Supplier Agreement without first obtaining the Administrative Agent’s prior written consent, which consent shall be subject to the Administrative Agent’s reasonable judgment.
ARTICLE IX

EVENTS OF DEFAULT AND REMEDIES
9.01    Events of Default. Any of the following shall constitute an Event of Default:
(ee)    Non-Payment. Any Borrower fails to pay when and as required to be paid herein, any amount of principal of any Loan or any Letter of Credit Obligation or (ii) within three (3) Business Days of when required to be paid herein, any interest on any Loan or on any Letter of Credit Obligation, or any commitment or other fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or

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(ff)    Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained (i) in any of Sections 7.01(a), 7.01(b), 7.03, 7.05(a), 7.07, 7.10, 7.11, or 7.19 or ARTICLE VIII, or (ii) in any of Sections 4.04, 7.02(a), 7.02(b) or 7.02(c) and such failure continues for three (3) or more Business Days; or
(gg)    Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (i) receipt of notice of such default by a Responsible Officer of the Borrower Agent from the Administrative Agent, or (ii) any Responsible Officer of any Loan Party becomes aware of such default; or
(hh)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party or its Subsidiaries herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made in any material respect; or
(ii)    Cross-Default. (i) With respect to any Indebtedness or guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount any Loan Party or its Subsidiaries (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, and after passage of any grace period) in respect of any such Indebtedness or guarantee, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, and such default continues for more than the grace or cure period, if any, therein specified, the effect of which default or other event is to cause, or to permit the holder of such Indebtedness or beneficiary of such guarantee (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Loan Party or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which any Loan Party or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by a Loan Party or any Subsidiary as a result thereof is greater than Threshold Amount;
(jj)    Insolvency Proceedings, Etc. Any Loan Party institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer

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is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or
(kk)    Inability to Pay Debts; Attachment. (i) Any Loan Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any Loan Party and is not released, vacated or fully bonded within 30 days after its issue or levy; (iii) any Loan Party is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business; (iv) any Loan Party suffers the loss, revocation or termination of any material license, permit, lease or agreement necessary to its business; (v) there is a cessation of any material part of any Loan Party’s business for a material period of time; or (vi) any material Collateral or property or assets of a Loan Party is taken or impaired through condemnation; or
(ll)    Judgments. There is entered against any Loan Party (i) one or more final judgments or orders for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, such judgment or order remains unvacated and unpaid and either (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
(mm)    ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or
(nn)    Invalidity of Loan Documents. Any Loan Document, or any Lien granted thereunder, at any time after its execution and delivery and for any reason, other than as expressly permitted hereunder or upon Payment in Full of all Obligations, ceases to be in full force and effect (except with respect to immaterial assets); or any Borrower or any other Person contests in any manner the validity or enforceability of any Loan Document or any Lien granted to the Administrative Agent pursuant to the Security Instruments; or any Borrower denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or any party to the Intercreditor Agreement contests in any manner the validity or enforceability of the Intercreditor Agreement or denies that it has any liability or obligation thereunder or purports to revoke, terminate or rescind the Intercreditor Agreement; or

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(oo)    Breach of Contractual Obligation. Any Loan Party or any Subsidiary thereof fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any contract to which it is party or fails to observe or perform any other agreement or condition relating to any such contract to which it is party or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the counterparty to such contract to terminate such contract, in each case which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; or
(pp)    Indictment. (i) Any Loan Party is (A) criminally indicted or convicted of a felony for fraud or dishonesty in connection with the Loan Parties’ business or (B) charged by a Governmental Authority under any law that would reasonably be expected to lead to forfeiture of any material portion of Collateral, or (ii) any director or senior officer of any Loan Party is (A) criminally indicted or convicted of a felony for fraud or dishonesty in connection with the Loan Parties’ business, unless such director or senior officer promptly resigns or is removed or replaced or (B) charged by a Governmental Authority under any law that would reasonably be expected to lead to forfeiture of any material portion of Collateral; or
(qq)    Subordinated Indebtedness. (i) The Subordination Provisions shall fail to be enforceable by the Lenders (which have not effectively waived the benefits thereof) in accordance with the terms thereof; or (ii) the principal or interest on any Loan, any Letter of Credit Obligation or other Obligations shall fail to constitute “designated senior debt” (or any other similar term) under any document, instrument or agreement evidencing such Subordinated Indebtedness; or (iii) any Loan Party or any of its Subsidiaries shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Subordination Provisions, or (B) that any of such Subordination Provisions exist for the benefit of any Credit Party; or (iv) any Loan Party or any Subsidiary thereof or any other Person fails to observe or perform any of the Subordination Provisions; or
(rr)    Uninsured Loss. An uninsured loss, theft, damage or destruction occurs with respect to any Collateral and such uninsured loss, theft, damage or destruction could reasonably be excepted to have or result in a Material Adverse Effect; or
(ss)    Change of Control. There occurs any Change of Control.
9.02    Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may, and at the direction of the Required Lenders shall, take any or all of the following actions:
(p)    declare the commitment of each Lender to make Loans and any obligation of the Letter of Credit Issuer to make Letter of Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(q)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other Loan Obligations owing or payable hereunder or under

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any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;
(r)    require that the Borrowers Cash Collateralize the Letter of Credit Obligations (in an amount equal to the then Outstanding Amount thereof) or any other Obligations that are contingent or not yet due and payable in amount determined by the Administrative Agent in accordance with this Agreement; and
(s)    exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the Letter of Credit Issuer to make Letter of Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the Letter of Credit Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
No remedy herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of Law.
9.03    Application of Funds.
(d)    Subject to Section 9.03(b) below, all payments made by Loan Parties in respect of the Loan Obligations shall be applied (a) first, as specifically required in the Loan Documents; (b) second, to Loan Obligations then due and owing; (b) third, to other Loan Obligations specified by Borrower Agent; and (c) fourth, as determined by Agent in its discretion.
(e)    Notwithstanding any provision to the contrary contained herein, after the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable and the Letter of Credit Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.16 and 2.17, be applied by the Administrative Agent in the following order:
First, to all fees, indemnities, expenses and other amounts (including reasonable fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under ARTICLE IV) due to the Administrative Agent in its capacity as such, until paid in full;
Second, to all Protective Advances and unreimbursed Overadvances payable to the Administrative Agent until paid in full;

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Third, to all amounts owing to the Swing Line Lender for outstanding Swing Line Loans until paid in full;
Fourth, to that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest, Letter of Credit Fees and other Obligations expressly described in clauses Fifth through Ninth below) payable to the Lenders and the Letter of Credit Issuer (including reasonable fees, charges and disbursements of counsel to the respective Lenders and the Letter of Credit Issuer and amounts payable under ARTICLE III), ratably among them in proportion to the respective amounts described in this clause Fourth payable to them until paid in full;
Fifth, to that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, Letter of Credit Borrowings and other Obligations, ratably among the Lenders and the Letter of Credit Issuer in proportion to the respective amounts described in this clause Fifth payable to them until paid in full;
Sixth, to (i) that portion of the Obligations constituting unpaid principal of the Loans and Letter of Credit Borrowings and to Cash Collateralize that portion of Letter of Credit Obligations comprising the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrowers and (ii) the payment of Priority Credit Product Obligations arising under Swap Contracts, ratably among the Lenders, Letter of Credit Issuer and the Credit Product Providers in proportion to the respective amounts described in this clause Sixth payable to them until paid in full;
Seventh, to payment of Credit Product Obligations other than Priority Credit Product Obligations arising under Swap Contracts to the extent paid under clause Sixth above ratably to the Credit Product Providers in proportion to the respective amounts described in this clause Seventh payable to them until paid in full;
Eighth, to all other Obligations of the Borrowers owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent and the other Credit Parties, or any of them, on such date, ratably based on the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Credit Parties on such date until paid in full; and
Last, the balance, if any, after Payment in Full of the Obligations, to the Borrowers or as otherwise required by Law.
(f)    Subject to Sections 2.03(c) and 2.17, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Sixth above shall be applied to satisfy drawings under such Letters of Credit as they occur. Amounts distributed with respect to any Credit Product Obligations shall be the lesser of (i) the maximum Credit Product Obligations last reported to the Administrative Agent or (ii) the actual Credit Product Obligations as calculated by the methodology reported to the Administrative Agent for determining the amount due. The Administrative Agent shall have no obligation to calculate the amount to be distributed with respect to any Credit Product Obligations, and may request a reasonably detailed calculation of such amount

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from the applicable Credit Product Provider. The allocations set forth in this Section are solely to determine the rights and priorities of Administrative Agent and Credit Parties as among themselves, and may be changed by agreement among them without the consent of any Borrower. This Section is not for the benefit of or enforceable by any Loan Party.
(g)    For purposes of Section 9.03(b), “paid in full” of a type of Obligation means payment in cash or immediately available funds of all amounts owing on account of such type of Obligation, including interest accrued after the commencement of any Insolvency Proceeding, default interest, interest on interest, and expense reimbursements, irrespective of whether any of the foregoing would be or is allowed or disallowed in whole or in part in any proceeding under Debtor Relief Laws.
(h)    Administrative Agent shall not be liable for any application of amounts made by it in good faith under this Section 9.03, notwithstanding the fact that any such application is subsequently determined to have been made in error.
ARTICLE X

ADMINISTRATIVE AGENT
10.01    Appointment and Authority. Each of the Lenders and the Letter of Credit Issuer hereby irrevocably appoints BMO to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Letter of Credit Issuer, and no Loan Party shall have rights as a third party beneficiary of any of such provisions. The Administrative Agent alone shall be authorized to determine whether any Accounts constitute Eligible Accounts, or whether to impose or release any Reserve, or whether any conditions to funding any Loan or to issuance of a Letter of Credit have been satisfied, which determinations and judgments, if exercised in good faith, shall exonerate Administrative Agent from liability to any Lender or other Person for any error in judgment or mistake.
10.02    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Loan Parties or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
10.03    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

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(j)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(k)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and
(l)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 9.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower Agent, a Lender or the Letter of Credit Issuer.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in ARTICLE V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
10.04    Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit that by its terms must be fulfilled to the satisfaction of a Lender or the Letter of Credit Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Letter of Credit Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the Letter of Credit Issuer prior to the making of such Loan or the issuance of such

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Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
10.05    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.
10.06    Resignation of the Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the Letter of Credit Issuer and the Borrower Agent. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower Agent, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Letter of Credit Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower Agent and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by the Administrative Agent on behalf of the Lenders or the Letter of Credit Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such Collateral until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Letter of Credit Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as the Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as the Administrative Agent.

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Any resignation by BMO as the Administrative Agent pursuant to this Section shall also constitute its resignation as Letter of Credit Issuer and Swing Line Lender. Upon the acceptance of a successor’s appointment as the Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Letter of Credit Issuer and Swing Line Lender, (b) the retiring Letter of Credit Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Letter of Credit Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Letter of Credit Issuer to effectively assume the obligations of the retiring Letter of Credit Issuer with respect to such Letters of Credit.
10.07    Non-Reliance on the Administrative Agent and Other Lenders. Each Lender and the Letter of Credit Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Letter of Credit Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
10.08    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Syndication Agents or Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Letter of Credit Issuer hereunder.
10.09    The Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or Letter of Credit Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise
(i)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Letter of Credit Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Letter of Credit Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Letter of Credit Issuer and the Administrative Agent under Sections 2.03(h), 2.09 and 11.04) allowed in such judicial proceeding; and

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(j)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Letter of Credit Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Letter of Credit Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the Letter of Credit Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the Letter of Credit Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the Letter of Credit Issuer in any such proceeding.
The Loan Parties and the Credit Parties hereby irrevocably authorize the Administrative Agent, based upon the instruction of the Required Lenders, to (a) credit bid and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Section 363 of the Bankruptcy Code of the United States or any similar Laws in any other jurisdictions to which a Loan Party is subject, or (b) credit bid and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any other sale or foreclosure conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Credit Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not unduly delay the ability of the Administrative Agent to credit bid and purchase at such sale or other disposition of the Collateral and, if such claims cannot be estimated without unduly delaying the ability of the Administrative Agent to credit bid, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the asset or assets purchased by means of such credit bid) and the Credit Parties whose Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the asset or assets so purchased (or in the Equity Interests of the acquisition vehicle or vehicles that are used to consummate such purchase). Upon request by the Administrative Agent or the Borrower Agent at any time, the Credit Parties will confirm in writing the Administrative Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 10.09.
10.10    Collateral Matters. The Credit Parties irrevocably authorize the Administrative Agent, at its option and in its discretion,
(i)    to release any Lien on any Collateral (i) upon the occurrence of the Facility Termination Date, (ii) that is Disposed or to be Disposed as part of or in connection with any

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Disposition permitted hereunder or under any other Loan Document, or (iii) subject to Section 11.01, if approved, authorized or ratified in writing by the Required Lenders;
(j)    to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 8.02(j); and
(k)    to release any Subsidiary from its obligations under the Loan Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Borrower from its obligations under the Loan Documents pursuant to this Section 10.10.
10.11    Other Collateral Matters.
(a)    Care of Collateral. The Administrative Agent shall have no obligation to assure that any Collateral exists or is owned by a Borrower, or is cared for, protected or insured, nor to assure that the Administrative Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.
(b)    Lenders as Agent For Perfection by Possession or Control. The Administrative Agent and Credit Parties appoint each Lender as agent (for the benefit of Credit Parties) for the purpose of perfecting Liens in any Collateral held or controlled by such Lender, to the extent such Liens are perfected by possession or control. If any Lender obtains possession or control of any Collateral, it shall notify the Administrative Agent thereof and, promptly upon the Administrative Agent’s request, deliver such Collateral to the Administrative Agent or otherwise deal with it in accordance with the Administrative Agent’s instructions.
(c)    Reports. The Administrative Agent shall promptly forward to each Lender, when complete, copies of any Field Exam or appraisal report prepared by or for the Administrative Agent with respect to any Borrower or Collateral (“Report”). Each Lender agrees (a) that neither BMO nor the Administrative Agent makes any representation or warranty as to the accuracy or completeness of any Report, and shall not be liable for any information contained in or omitted from any Report; (b) that the Reports are not intended to be comprehensive audits or examinations, and that the Administrative Agent or any other Person performing any audit or examination will inspect only specific information regarding Obligations or the Collateral and will rely significantly upon Borrowers’ books and records as well as upon representations of Borrowers’ officers and employees; and (c) to keep all Reports confidential and strictly for such Lender’s internal use, and not to distribute any Report (or the contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants) or use any Report in any manner other than administration of the Loans and other Obligations. Each Lender shall indemnify and hold harmless the Administrative Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Report, as well as from any Claims arising as a direct or indirect result of the Administrative Agent furnishing a Report to such Lender.

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10.12    Credit Product Providers and Credit Product Arrangements. (I) Each Credit Product Provider, by delivery of a notice to Administrative Agent of the creation of a Credit Product Arrangement, agrees to be bound by Section 9.03 and this ARTICLE X. Each Credit Product Provider shall indemnify the Administrative Agent (and any sub-agent thereof) and each Related Party thereof (each a “Credit Product Indemnitee”) against, and hold harmless each such Credit Product Indemnitee from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel), incurred by any such Credit Product Indemnitee or asserted against any Credit Product Indemnitee by any third party or by the Borrowers or any other Loan Party arising out of, in connection with, or as a result of such provider’s Credit Product Obligations.
(a)    Except as otherwise expressly set forth herein, no Credit Product Provider that obtains the benefit of the provisions of Section 9.03, any Guaranty or any Collateral by virtue of the provisions hereof or any other Loan Document shall have any voting rights or right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise (including with respect to the release or impairment of any Collateral or notice of or consent to any amendment, waiver or modification of the provisions hereof or of any other Loan Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Credit Product Arrangements in respect of any Payment in Full of the Obligations or the Facility Termination Date.
ARTICLE XI

MISCELLANEOUS
11.01    Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrowers or any other Borrower therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrowers or the applicable Borrower, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(i)    waive any condition set forth in Section 5.01(a) without the written consent of each Lender except to the extent otherwise provided for in Section 5.01(a);
(j)    extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender;
(k)    postpone any date fixed by this Agreement or any other Loan Document for any payment (but excluding the delay or waiver of any mandatory prepayment) of principal, interest, fees or other amounts due to the Lenders (or any of them), including the Maturity Date, or any scheduled reduction of the Commitments hereunder or under any other Loan Document, in each case without the written consent of each Lender directly affected thereby;

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(l)    reduce the principal of, or the rate of interest specified herein on, any Loan or Letter of Credit Borrowing, or (subject to clause (v) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” (so long as such amendment does not result in the Default Rate being lower than the interest rate then applicable to Base Rate Loans or Eurodollar Rate Loans, as applicable) or to waive any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein);
(m)    change Section 2.13 or Section 9.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby;
(n)    change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;
(o)    except as provided in Section 2.18, increase the Aggregate Revolving Credit Commitments without the written Consent of each Revolving Lender;
(p)    release any material Borrower from the this Agreement or any material Security Instrument to which it is a party without the written consent of each Lender, except to the extent such Borrower is the subject of a Disposition permitted by Section 8.05 (in which case such release may be made by the Administrative Agent acting alone);
(q)    release all or a material part of the Collateral without the written consent of each Lender except with respect to Dispositions and releases of Collateral permitted or required hereunder (including pursuant to Section 8.05) or under the Security Agreement (in which case such release may be made by the Administrative Agent acting alone);
(r)    subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any other Lien on such property without the written consent of each Lender, except with respect to (i) subordination of such Liens to Liens permitted pursuant to Sections 8.02(i) or 8.02(j) and (ii) subordination of such Liens to other Liens on Collateral (other than Accounts) with an aggregate book value not to exceed $500,000; or
(s)    without the prior written consent of Supermajority Lenders, amend the definition of “Borrowing Base” or any defined term used therein in a manner that would increase availability; provided, that the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any Reserves or to determine eligibility of Accounts or inventory in accordance with such terms; and provided further, that the prior written consent of each Lender shall be required to increase any advance rate;

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and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Letter of Credit Issuer in addition to the Lenders required above, affect the rights or duties of the Letter of Credit Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the respective parties thereto; (v) no amendment, waiver or consent which has the effect of enabling the Borrowers to satisfy any condition to a Borrowing contained in Section 5.02 hereof which, but for such amendment, waiver or consent would not be satisfied, shall be effective to require the Revolving Lenders, the Swing Line Lender or the Letter of Credit Issuer to make any additional Revolving Loan or Swing Line Loan, or to issue any additional or renew any existing Letter of Credit, unless and until the Required Revolving Lenders (or, if applicable, all Revolving Lenders) shall have approved such amendment, waiver or consent and (vi) the Administrative Agent and the Borrowers shall be permitted to amend any provision of the Loan Documents (and such amendment shall become effective without any further action or consent of any other party to any Loan Document) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Revolving Credit Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.
Notwithstanding any provision herein to the contrary, this Agreement may be amended with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (i) to add one or more additional revolving credit facilities (each a “Supplemental Facility”) to this Agreement, in each case subject to the limitations in Section 2.18, and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (ii) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent and approved by the Required Lenders, the Lenders providing such Supplemental Facilities to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder.
If any Lender does not consent (a “Non-Consenting Lender”) to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each

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Lender and that has been approved by the Required Lenders, the Borrower may replace such Non-consenting Lender in accordance with Section 11.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).
No Loan Party will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender or its Affiliates as consideration for agreement by such Lender to any amendment, waiver, consent or release with respect to any Loan Document, unless such remuneration or value is concurrently paid, on the same terms, on a ratable basis to all Lenders providing their agreement. Notwithstanding the terms of this Agreement or any amendment, waiver, consent or release with respect to any Loan Document, Non-Consenting Lenders shall not be entitled to receive any fees or other compensation paid to the Lenders in connection with any amendment, waiver, consent or release approved in accordance with the terms of this Agreement by the Required Lenders.
11.02    Notices; Effectiveness; Electronic Communication.
(m)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone or in the case of notices otherwise expressly provided herein (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to a Loan Party, the Administrative Agent, the Letter of Credit Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person below, as changed pursuant to subsection (d) below:

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(A)	If to Administrative Agent, Swing Line Lender or Letter of Credit Issuer:	BMO Harris Bank N.A. 111 West Monroe Chicago, Illinois 60603 Attention: Sarah Yates Facsimile No.: 312.765.1641
	With a copy to:	Vedder Price P.C. 222 N. LaSalle, Suite 2600 Chicago, IL 60601 Attention: John T. McEnroe Facsimile No.: 312.609.5005
(B)	If to a Loan Party:	StarTek, Inc. as Borrower Agent 8200 E Maplewood Avenue, Suite 100 Greenwood Village, CO 80111 Attention: Lisa Weaver, Chief Financial Officer Facsimile No.:
	With a copy to:	StarTek, Inc. 8200 E Maplewood Avenue, Suite 100 Greenwood Village, CO 80111 Attention: General Counsel Facsimile No.:

(ii)    if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire, as changed pursuant to subsection (d) below (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrowers).
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(n)    Electronic Communications. Notices and other communications to the Lenders and the Letter of Credit Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Letter of Credit Issuer pursuant to ARTICLE II if such Lender or the Letter of Credit Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrowers may, in its discretion, agree to accept notices and other communications to it hereunder by electronic

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communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(o)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, the Letter of Credit Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of a Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Lender, the Letter of Credit Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(p)    Change of Address, Etc. Each of the Borrowers, the Administrative Agent, the Letter of Credit Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower Agent, the Administrative Agent, the Letter of Credit Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

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(q)    Reliance by Administrative Agent, Letter of Credit Issuer and Lenders. The Administrative Agent, the Letter of Credit Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, the Letter of Credit Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
11.03    No Waiver; Cumulative Remedies. No failure by any Lender, the Letter of Credit Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrowers or any other Loan Party or any of them (including enforcement action with respect to any Collateral) shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 9.02 for the benefit of all the Credit Parties; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the Letter of Credit Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as Letter of Credit Issuer) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.14), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Borrower under any Debtor Relief Law but only to the extent the Administrative Agent shall have failed to do so within a reasonable time after notice; and provided further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 9.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.14, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

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11.04    Expenses; Indemnity; Damage Waiver.
(f)    Costs and Expenses. The Borrowers shall pay (i) all reasonable out-of-pocket expenses (including any Extraordinary Expenses) incurred by the Administrative Agent, and its respective Affiliates, (A) in connection with this Agreement and the other Loan Documents, including without limitation the reasonable fees, charges and disbursements of (1) counsel for the Administrative Agent, (2) outside consultants for the Administrative Agent, (3) appraisers, (4) Field Exams, (5) all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Obligations, and (6) environmental site assessments, (B) in connection with (1) the syndication of the credit facilities provided for herein, (2) the preparation, negotiation, administration, management, execution and delivery of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (3) the enforcement or protection of their rights in connection with this Agreement or the Loan Documents or efforts to preserve, protect, collect, or enforce the Collateral, or (4) any workout, restructuring or negotiations in respect of any Obligations, and (ii) with respect to the Letter of Credit Issuer, and its Affiliates, all reasonable out-of-pocket expenses incurred in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder; and (iii) all reasonable out-of-pocket expenses incurred by the Credit Parties who are not the Administrative Agent, the Letter of Credit Issuer or any Affiliate of any of them, after the occurrence and during the continuance of an Event of Default; provided, that, such Credit Parties shall be entitled to reimbursement for no more than one counsel representing all such Credit Parties (absent a conflict of interest in which case the Credit Parties may engage and be reimbursed for additional counsel) (the foregoing, collectively being referred to as “Credit Party Expenses”).
(g)    Indemnification by the Borrowers. Each Loan Party shall indemnify the Administrative Agent (and any sub-agent thereof), each other Credit Party and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold harmless each Indemnitee from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrowers or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 4.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Letter of Credit Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, (iv) any claims of, or amounts paid by any Credit Party to, a Controlled Account Bank or other Person which has entered into a control agreement with any Credit Party hereunder or (v) any actual

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or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrowers or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrowers or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.
(h)    Reimbursement by Lenders. To the extent that (i) the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it, or (ii) any liabilities, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever are be imposed on, incurred by, or asserted against, any Agent, the Letter of Credit Issuer or a Related Party in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by any Agent, the Letter of Credit Issuer or a Related Party in connection therewith, then, in each case, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Letter of Credit Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on such Lender’s portion of Loans, commitments and risk participations with respect to the Revolving Credit Facility) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Letter of Credit Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or Letter of Credit Issuer in connection with such capacity; and provided, further, that, the obligation of the Lenders to so indemnify shall not be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent, Letter of Credit Issuer or Related Party. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).
(i)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Loan Parties shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

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(j)    Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
(k)    Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the Letter of Credit Issuer and the Swing Line Lender, the replacement of any Lender and the occurrence of the Facility Termination Date.
11.05    Marshalling; Payments Set Aside. None of the Administrative Agent or Lenders shall be under any obligation to marshal any assets in favor of any Loan Party or against any Obligations. To the extent that any payment by or on behalf of any Loan Party is made to a Credit Party, or a Credit Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Credit Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the Letter of Credit Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the Letter of Credit Issuer under clause (b) of the preceding sentence shall survive the occurrence of the Facility Termination Date.
11.06    Successors and Assigns.
(m)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Credit Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(n)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 11.06(b), participations in Letter of Credit Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

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(iii)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
(iv)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.
(v)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)    the consent of the Borrower Agent (such consent not to be unreasonably withheld) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower Agent shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Revolving Credit Commitment if such assignment is to a Person that is not

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a Lender with a Revolving Credit Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender;
(C)    the consent of the Letter of Credit Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and
(D)    the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility.
(vi)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(vii)    No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrowers or any of a Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person.
(viii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption,

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the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d).
(o)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes) (in such capacity, subject to Section 11.17), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and Loan Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower Agent and any Lender at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender may request and receive from the Administrative Agent a copy of the Register.
(p)    Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or a Borrower or any of the Borrowers’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and/or the Loans (including such Lender’s participations in Letter of Credit Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the Letter of Credit Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the

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Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. Subject to subsection (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.
If any Lender (or any Assignee thereof) sells a participation, such Lender (or such assignee) shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender (nor any assignee thereof) shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender (or any Assignee thereof) shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(q)    Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower Agent’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower Agent is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01(e) as though it were a Lender.
(r)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(s)    Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable

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Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
(t)    Resignation as Letter of Credit Issuer and/or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time BMO assigns all of its Revolving Credit Commitment, Revolving Loans, pursuant to subsection (b) above, such Person may, (i) upon 30 days’ notice to the Borrower Agent and the Lenders, resign as Letter of Credit Issuer and/or (ii) in the case of BMO, upon 30 days’ notice to the Borrower Agent, resign as Swing Line Lender. In the event of any such resignation as Letter of Credit Issuer, or Swing Line Lender, the Borrower Agent shall be entitled to appoint from among the Lenders willing to serve in such capacity a successor Letter of Credit Issuer or Swing Line Lender hereunder, as the case may be; provided, however, that no failure by the Borrower Agent to appoint any such successor shall affect the resignation of such Person as Letter of Credit Issuer or Swing Line Lender, as the case may be. If BMO resigns as Letter of Credit Issuer, such Person shall retain all the rights, powers, privileges and duties of the Letter of Credit Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Letter of Credit Issuer and all Letter of Credit Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If BMO resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor Letter of Credit Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Letter of Credit Issuer or Swing Line Lender, as the case may be, and (b) the successor Letter of Credit Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such successor or make other arrangements satisfactory to the retiring Letter of Credit Issuer to effectively assume the obligations of such Letter of Credit Issuer with respect to such Letters of Credit.
11.07    Treatment of Certain Information; Confidentiality. Each of the Credit Parties agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, trustees, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or

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(ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their obligations, (g) with the consent of the Borrower Agent or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Credit Parties or any of their respective Affiliates on a nonconfidential basis from a source other than the Loan Parties.
For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary relating to a Loan Party or any Subsidiary or any of their respective businesses, other than any such information that is available to any Credit Party on a nonconfidential basis prior to disclosure by a Loan Party or any Subsidiary, provided that, in the case of information received from a Loan Party or any Subsidiary after the date hereof, any information not marked “PUBLIC” at the time of delivery will be deemed to be confidential; provided that any information marked “PUBLIC may also be marked “Confidential”. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Credit Parties acknowledges that (a) the Information may include material non-public information concerning a Loan Party or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including federal and state securities Laws.
Each of the Loan Parties hereby authorizes the Administrative Agent to publish the name of any Loan Party and the amount of the credit facility provided hereunder in any “tombstone” or comparable advertisement which the Administrative Agent elects to publish. The Administrative Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.
11.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the Letter of Credit Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, only after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Letter of Credit Issuer or any such Affiliate to or for the credit or the account of the Borrowers against any and all of the obligations of the Borrowers now or hereafter existing under this Agreement or any other Loan Document to such Lender or the Letter of Credit Issuer, irrespective of whether or not such Lender or the Letter of Credit Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers may be contingent or unmatured or are owed to a branch or office of such Lender or the Letter of Credit Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such

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Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the Letter of Credit Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Letter of Credit Issuer or their respective Affiliates may have. Each Lender and the Letter of Credit Issuer agrees to notify the Borrower Agent and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
11.09    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Loan Obligations hereunder.
11.10    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
11.11    Survival. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Credit Parties, regardless of any investigation made by any Credit Party or on their behalf and notwithstanding that any Credit Party may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Loan Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
Further, the provisions of Sections 3.01, 3.04, 3.05 and 11.04 and ARTICLE X shall survive and remain in full force and effect regardless of the repayment of the Obligations, the expiration or

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termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. In connection with the termination of this Agreement and the release and termination of the security interests in the Collateral, the Administrative Agent may require such indemnities and collateral security as they shall reasonably deem necessary or appropriate to protect the Credit Parties against (x) loss on account of credits previously applied to the Obligations that may subsequently be reversed or revoked, and (y) any obligations that may thereafter arise with respect to Credit Product Obligations.
11.12    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the Letter of Credit Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
11.13    Replacement of Lenders. If any Lender requests compensation under Section 3.04, if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.01, if any Lender is a Defaulting Lender, or if any Lender fails to approve any amendment, waiver or consent requested by Borrower Agent pursuant to Section 11.01 that has received the written approval of not less than the Required Lenders but also requires the approval of such Lender, then in each such case the Borrower Agent may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(c)    the Borrower Agent shall have paid to the Administrative Agent the assignment fee specified in Section 11.06(b);
(d)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and Letter of Credit Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower Agent (in the case of all other amounts);
(e)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

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(f)    in the case of any such assignment resulting from the refusal of a Lender to approve a requested amendment, waiver or consent, the Person to whom such assignment is being made has agreed to approve such requested amendment, waiver or consent; and
(g)    such assignment does not conflict with applicable Laws.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.
11.14    Governing Law; Jurisdiction; Etc.
(g)    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS.
(h)    SUBMISSION TO JURISDICTION. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS SITTING IN COOK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE NORTHERN DISTRICT OF ILLINOIS, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH ILLINOIS STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE Letter of Credit ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWERS OR THEIR PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(i)    WAIVER OF VENUE. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

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(j)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
11.15    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
11.16    Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
11.17    USA PATRIOT Act Notice. Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrowers in accordance with the PATRIOT Act.
11.18    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Credit Parties are arm’s-length commercial transactions between each Loan Party, on the one hand, and the Credit Parties, on the other hand, (B) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Loan Party is capable of evaluating, and understands and accepts, the

153

terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each Credit Party is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Loan Party or any of its Affiliates or any other Person and (B) no Credit Party has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iii) the Credit Parties may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their Affiliates, and no Credit Party has any obligation to disclose any of such interests to any Loan Party or its Affiliates and (iv) the Credit Parties have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against any Credit Party with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
11.19    Attachments. The exhibits, schedules and annexes attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein; except, that, in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.
ARTICLE XII

CONTINUING GUARANTY
12.01    Guaranty. Each Subsidiary Guarantor hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations (other than Excluded Swap Obligations), whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Borrowers to the Credit Parties, arising hereunder or under any other Loan Document (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Credit Parties in connection with the collection or enforcement thereof) (the “Guarantied Obligations”). The Administrative Agent’s books and records showing the amount of the Guarantied Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Subsidiary Guarantor, and conclusive for the purpose of establishing the amount of the Guarantied Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guarantied Obligations or any instrument or agreement evidencing any Guarantied Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guarantied Obligations which might otherwise constitute a defense to the obligations of each Subsidiary Guarantor under this Guaranty, and each Subsidiary Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

154

12.02    Rights of Lenders. Each Subsidiary Guarantor consents and agrees that the Credit Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guarantied Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guarantied Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent, the Letter of Credit Issuer and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guarantied Obligations. Without limiting the generality of the foregoing, each Subsidiary Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of each Subsidiary Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of each Subsidiary Guarantor.
12.03    Certain Waivers. Each Subsidiary Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrowers or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Credit Party) of the liability of the Borrowers; (b) any defense based on any claim that each Subsidiary Guarantor obligations exceed or are more burdensome than those of the Borrowers; (c) the benefit of any statute of limitations affecting each Subsidiary Guarantor’s liability hereunder; (d) any right to proceed against the Borrowers, proceed against or exhaust any security for the Guarantied Obligations, or pursue any other remedy in the power of any Credit Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Credit Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable Law limiting the liability of or exonerating guarantors or sureties. Each Subsidiary Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guarantied Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guarantied Obligations.
12.04    Obligations Independent. The obligations of each Subsidiary Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guarantied Obligations and the obligations of any other guarantor, and a separate action may be brought against each Subsidiary Guarantor to enforce this Guaranty whether or not any Borrower or any other person or entity is joined as a party.
12.05    Subrogation. Each Subsidiary Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until the Facility Termination Date. If any amounts are paid to each Subsidiary Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to the Credit Parties to reduce the amount of the Obligations, whether matured or unmatured.

155

12.06    Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Guarantied Obligations now or hereafter existing and shall remain in full force and effect until the Facility Termination Date. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or any Subsidiary Guarantor is made, or any of the Credit Parties exercises its right of setoff, in respect of the Guarantied Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Credit Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Credit Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of and each Subsidiary Guarantor under this paragraph shall survive termination of this Guaranty.
12.07    Subordination. Each Subsidiary Guarantor hereby subordinates the payment of all obligations and indebtedness of the Borrowers owing to and each Subsidiary Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Borrowers to any Subsidiary Guarantor as subrogee of the Credit Parties or resulting from or any Subsidiary Guarantor’s performance under this Guaranty, to the Payment in Full of all Guarantied Obligations. If the Credit Parties so request, any such obligation or indebtedness of the Borrowers to any Subsidiary Guarantor shall be enforced and performance received by or any Subsidiary Guarantor as trustee for the Credit Parties and the proceeds thereof shall be paid over to the Credit Parties on account of the Guarantied Obligations, but without reducing or affecting in any manner the liability of any Subsidiary Guarantor under this Guaranty.
12.08    Stay of Acceleration. If acceleration of the time for payment of any of the Guarantied Obligations is stayed, in connection with any case commenced by or against or any Subsidiary Guarantor or the Borrowers under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by each Subsidiary Guarantor immediately upon demand by the Credit Parties.
12.09    Condition of Borrowers. Each Subsidiary Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrowers and any other guarantor such information concerning the financial condition, business and operations of the Borrowers and any such other guarantor as each Subsidiary Guarantor requires, and that none of the Credit Parties has any duty, nor any Subsidiary Guarantor is not relying on the Credit Parties at any time, to disclose to any Subsidiary Guarantor any information relating to the business, operations or financial condition of the Borrowers or any other guarantor and Subsidiary Guarantor waiving any duty on the part of the Credit Parties to disclose such information and any defense relating to the failure to provide the same).
12.10    Keepwell. Each Guarantor that is a Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations

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under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 12.10 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 12.10, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Guarantor that is a Qualified ECP Guarantor under this Section shall remain in full force and effect until the Guarantied Obligations have been paid in full in cash. Each Guarantor that is a Qualified ECP Guarantor intends that this Section 12.10 constitute, and this Section 12.10 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
[Remainder of page is intentionally left blank; signature pages follow.]

157

(Signature Page to Credit Agreement)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWERS: STARTEK, INC., a Delaware Corporation By: /s/ Chad A. Carlson Chad A. Carlson President and Chief Executive Officer
STARTEK HEALTH SERVICES, INC., a Colorado Corporation By: /s/ Chad A. Carlson Chad A. Carlson President and Chief Executive Officer
STARTEK USA, INC. a Colorado Corporation By: /s/ Chad A. Carlson Chad A. Carlson President and Chief Executive Officer
GUARANTOR: COLLECTION CENTER, INC., a North Dakota Corporation By: /s/ Doug Tackett Doug Tackett Secretary
ADMINISTRATIVE AGENT: BMO HARRIS BANK N.A., as Administrative Agent By: /s/ Quinn Heiden Quinn Heiden Director

(Signature Page to Credit Agreement)

LENDERS: BMO HARRIS BANK N.A., as a Lender, Letter of Credit Issuer and Swing Line Lender By: /s/ Quinn Heiden Quinn Heiden Director

SCHEDULE 1.01

EXISTING LETTERS OF CREDIT

Letter of credit number IS0011015, dated April 12, 2012, issued by Wells Fargo Bank in favor of BRCP Plaza 25, LLC.

US.56258448.06

SCHEDULE 1.02

MORTGAGED PROPERTY

116 E. Randolph Avenue, Enid Oklahoma

US.56258448.06

SCHEDULE 2.01

COMMITMENTS AND APPLICABLE PERCENTAGES

(as of the Closing Date)

Lender	Revolving Credit Commitment	Applicable Percentage
BMO Harris Bank N.A.	$50,000,000.00	100%

Total	$50,000,000.00	100%

US.56258448.06

SCHEDULE 4.05

INFORMATION REGARDING COLLATERAL

(a)The Chief Executive Officer of StarTek, Inc., StarTek Health Services, Inc. and StarTek USA, Inc. is Chad A. Carlson and he is located at 8200 E. Maplewood Plaza, Suite 100, Greenwood Village, CO 80111.

(b)The President of Collection Center, Inc. is Rod Leach and he is located at 425 N. 5th Street, 2nd Floor, Bismarck, ND 58501-4033.

(b) (i)

Legal Name	Jurisdiction	Address
StarTek, Inc.	Delaware	8200 E. Maplewood Plaza Suite 100 Greenwood Village, CO 80111
StarTek Health Services, Inc.	Colorado	8200 E. Maplewood Plaza Suite 100 Greenwood Village, CO 80111
StarTek USA, Inc.	Colorado	8200 E. Maplewood Plaza Suite 100 Greenwood Village, CO 80111
Collection Center, Inc.	North Dakota	425 N. 5th Street, 2nd Floor Bismarck, ND 58501-4033

(ii)

Legal Name	Jurisdiction and Jurisdictional ID Number	Address
StarTek, Inc.	Delaware 2670773	8200 E. Maplewood Plaza Suite 100 Greenwood Village, CO 80111
StarTek Health Services, Inc.	Colorado 20131405780	8200 E. Maplewood Plaza Suite 100 Greenwood Village, CO 80111
StarTek USA, Inc.	Colorado 19971184636	8200 E. Maplewood Plaza Suite 100 Greenwood Village, CO 80111
Collection Center, Inc.	North Dakota 15647700	425 N. 5th Street, 2nd Floor Bismarck, ND 58501-4033

(iii)

US.56258448.06

Site Name	Max FMV of Equipment	Street Address
Ashburn Data Center	$651,345	AT&T Internet Data Center, c/o Site ID 22523, 21571 Beameade Circle, Bldg B, Ashburn, VA 20147
Charlotte Data Center	$157,182	STARTEK c/o Spoken, 125 North Myers Street, Suite 400, Charlotte, NC 28202
Greeley West Data Center	$0	244 Dundee Avenue, Greeley, CO 80634

US.56258448.06

SCHEDULE 5.01

GOOD STANDING AND FOREIGN QUALIFICATION JURISDICTIONS

	Domestic Jurisdiction	Foreign Qualification(s)

StarTek, Inc.	Delaware	Colorado

StarTek Health Services Inc.	Colorado

StarTek USA Inc.	Colorado
Alabama
Arizona
Arkansas
California
Florida
Georgia
Iowa
Illinois
Indiana
Kentucky
Louisiana
Montana
Michigan
Missouri
Nebraska
New York
North Carolina
Ohio
Oklahoma
South Carolina
South Dakota
Tennessee
Texas
Utah
Virginia
Washington
Wyoming

Collection Center Inc.	North Dakota	Minnesota South Dakota

US.56258448.06

SCHEDULE 6.06

MATERIAL LITIGATION

None

US.56258448.06

SCHEDULE 6.08(b)(1)

OWNED REAL PROPERTY

161 E. Randolph Avenue, Enid, Garfield County, Oklahoma
(Owned by StarTek USA, Inc.)

US.56258448.06

SCHEDULE 6.08(b)(2)

LEASED REAL PROPERTY

Site Name	Street Address	City	State	Zip Code	County
Greeley	1250 H Street	Greeley	CO	80631	Weld County
Grand Junction	2830 North Avenue	Grand Junction	CO	81501	Mesa County
Colorado Springs	4455 Arrowswest Drive	Colorado Springs	CO	80907	El Paso County
Lynchburg	3412 Waterlick Road	Lynchburg	VA	24502	Campbell County
Mansfield	860 West Fourth Street	Mansfield	OH	44906	Richland County
Greenwood Village	8200 East Maplewood Avenue #100	Greenwood Village	CO	80111	Arapahoe County
Lutz	3810 Northdale Blvd #220	Tampa	FL	33624	Hillsborough County
Myrtle Beach	770 Swallow Avenue	Myrtle Beach	SC	29577	Horry County
Bismarck	425 North 5th Street	Bismarck	ND	58501	Burleigh County
Hamilton	150 High Street	Hamilton	OH	45011	Butler County
Wichita	4509 East 47th Street South	Wichita	KS	67210	Sedgwick County

US.56258448.06

SCHEDULE 6.09

ENVIRONMENTAL MATTERS

None

US.56258448.06

SCHEDULE 6.10

INSURANCE

See attached.

US.56258448.06

315955

EVIDENCE OF COMMERCIAL PROPERTY INSURANCE

DATE (MM/DD/YYYY): 4/8/2015

THIS EVIDENCE OF COMMERCIAL PROPERTY INSURANCE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE ADDITIONAL INTEREST NAMED BELOW. THIS EVIDENCE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS EVIDENCE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE ADDITIONAL INTEREST.

PRODUCER NAME, CONTACT PERSON AND ADDRESS / PHONE (A/C, No, Ext): Commercial Lines - (248) 353-5800 Wells Fargo Insurance Services USA, Inc. 4000 Town Center, Suite 800 Southfield, MI 48075	COMPANY NAME AND ADDRESS / NAIC NO: 19380 American Home Assurance Co. IF MULTIPLE COMPANIES, COMPLETE SEPARATE FORM FOR EACH
FAX (A/C, No): / E-MAIL ADDRESS:	POLICY TYPE
CODE: / SUB CODE:	
AGENCY CUSTOMER ID #:	
NAMED INSURED AND ADDRESS StarTek, Inc. 8200 E. Maplewood Ave. Suite 100 Greenwood Village, CO 80111	LOAN NUMBER / POLICY NUMBER: 013078908 EFFECTIVE DATE: 08/15/14 / EXPIRATION DATE: 08/15/15 / ☐ CONTINUED UNTIL TERMINATED IF CHECKED
ADDITIONAL NAMED INSURED(S)	THIS REPLACES PRIOR EVIDENCE DATED: SID# 809849 4/8/2015

PROPERTY INFORMATION (Use REMARKS on page 2, if more space is required) ☒ BUILDING OR ☒ BUSINESS PERSONAL PROPERTY

See Remarks

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS EVIDENCE OF PROPERTY INSURANCE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

COVERAGE INFORMATION

PERILS INSURED ☐ BASIC ☐ BROAD ☒ SPECIAL

COMMERCIAL PROPERTY COVERAGE AMOUNT OF INSURANCE: $ 106,650,000 DED: 25,000

	YES	NO	N/A		
☒ BUSINESS INCOME ☐ RENTAL VALUE	X			If YES, LIMIT: Included	X Actual Loss Sustained; # of months:
BLANKET COVERAGE	X			If YES, indicate value(s) reported on property identified above: $	
TERRORISM COVERAGE	X			Attach Disclosure Notice / DEC	
IS THERE A TERRORISM-SPECIFIC EXCLUSION?		X			
IS DOMESTIC TERRORISM EXCLUDED?		X			
LIMITED FUNGUS COVERAGE	X			If YES, LIMIT: $500,000	DED: $25,000
FUNGUS EXCLUSION (If "YES", specify organization's form used)	X				
REPLACEMENT COST	X				
AGREED VALUE		X			
COINSURANCE		X		If YES, %	
EQUIPMENT BREAKDOWN (If Applicable)	X			If YES, LIMIT: Included	DED: $25,000
ORDINANCE OR LAW - Coverage for loss to undamaged portion of bldg	X			If YES, LIMIT: Included	DED: $25,000
- Demolition Costs	X			If YES, LIMIT: Included	DED: $25,000
- Incr. Cost of Construction	X			If YES, LIMIT: Included	DED: $25,000
EARTH MOVEMENT (If Applicable)	X			If YES, LIMIT: $25,000,000	DED: $100,000
FLOOD (If Applicable)	X			If YES, LIMIT: $25,000,000	DED: $100,000
WIND / HAIL INCL ☐ YES ☐ NO Subject to Different Provisions:	X			If YES, LIMIT: Included	DED: Various
NAMED STORM INCL ☐ YES ☐ NO Subject to Different Provisions:	X			If YES, LIMIT: Included	DED: $100,000
PERMISSION TO WAIVE SUBROGATION IN FAVOR OF MORTGAGE HOLDER PRIOR TO LOSS	X				

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.

ADDITIONAL INTEREST

☐ MORTGAGEE ☐ CONTRACT OF SALE X LENDERS LOSS PAYABLE	LENDER SERVICING AGENT NAME AND ADDRESS
NAME AND ADDRESS BMO Harris Bank N.A., as agent, its Successors &/or Assigns Attn: Account Manager for : StarTek, Inc. 111 West Monroe Street, Chicago, IL 60603	AUTHORIZED REPRESENTATIVE [signature]

The ACORD name and logo are registered marks of ACORD

© 2003-2014 ACORD CORPORATION. All rights reserved.

ACORD 28 (2014/01)

US.56258448.06

315955

REMARKS: (Continued from Page1):

BMO Harris Bank N.A., as agent, its Successors and/or Assigns is an additional insured where their interests may appear.

Waiver of Subrogation applies in favor of the Additional Insured where premitted by law.

See Statement of Values

Covered Entities:
StarTek Health Services, Inc.
StarTek International, Limited
StarTek Canada Services, Ltd.
StarTek USA, Inc.
StarTek Honduras, SA de CV
StarTek Philippines, Inc.
StarTek Costa Rica

809893 This evidence replaces evidence# 809849 issued on 4/8/2015

US.56258448.06

StarTek, Inc.
Location Schedule and SOV
2014-2015

This schedule does NOT include Land, Software or Automobile Values

Street	City	State	Zip	Description of Operations Performed	Buildings	Computer Equipment	Equipment	Furniture & Fixtures	Improvements	Telephone Equipment	Business Income (see below)	Total	Owned or Leased	Number of Stories	Square Footage	Construct type: Frame / Joist Mas / Non-Comb / MNC / Mod FR / FR	Year building was built	Building Sprinklered? (yes/no)	Comments
US Locations																			
8200 E Maplewood	Greenwood Village	CO	80111	Administrative Offices		1,312,966	138,059	361,023	23,712	454,332		2,290,092	Leased	2 fo 10	14,077	Structural Steel/Fire Resistive	1990	Yes	1/2 the space and 1/2 the personal property than the old corporate office
244 Dundee Ave	Greeley	CO	80634	Data Center		870,166				Included		870,166	Leased	1		Concrete Block	1994	Yes	Previously owned site that was sold and leased back in December 2013. This data center will be closing in June 2014.
9180 Commerce Center Circle	Littleton	CO	80126	Data Center		775,234	50,801			156,558		982,593	Leased		726	Fire Resistive (Reinforced Concrete Frame)	1997	yes	A portion of this property is at the Greeley data center, however, our system does not break-out the locations. Therefore, it is all listed at this Highlands Ranch location.
1250 H St	Greeley	CO	80631	Call Center		3,324,487	276,314	818,039		2,528,857		6,947,697	Leased	1	34,499	Concrete Block	1998	Yes	Previously owned site that was sold and leased back in December 2013.
2830 North Avenue	Grand Junction	CO	81501	Call Center		777,212	287,702	969,817	2,238,360	658,644		4,931,736	Leased	1	54,500	Concrete Block		Yes	
116 E. Randolph	Enid	OK	73701	Call Center	178,861.15	183,643.99	114,809.44	9,846.15	3,241,291.01	44,783		3,773,235	Owned	3 + bsmt	47,524	Joisted Masonry	1930	Yes	
3412 Waterlick Rd	Lynchburg	VA		Call Center		1,344,140	256,491	929,195	3,982,148	1,009,995		7,521,970	Leased		41,280				
1209 East Red River Street	Victoria	TX	77901	Call Center								-	Leased	1	54,100	Steel/conc. Blk.	1975	Yes	Closed January 2010 - sublease requires tenant insure the contents.
850 West Fourth St	Mansfield	OH	44906	Call Center		445,215	70,259	1,113,922	3,155,023	101,019		4,885,439	Leased	1	31,000	Steel/conc. Blk.	1979	Yes	
2908 South Caraway Road	Jonesboro	AR	72401	Call Center		138,024	25,087	538,965	2,527,790	41,758		3,271,625	Leased	1	65,374	Steel/conc. Metal fra	1980	Yes	
	At Home, CBT & CBT At Home			At home employees		1,553,198				32,990		1,586,188							
17804 N. US Highway 41 and 17806 N. US Highway 41	Lutz	FL	33549	Administrative Offices		-	-	-	-	-		-	Leased		3,600				few assets acquired in acquistion that had no NBV
4455 Arrowswest Dr.	Colorado Springs	CO	80907	Call Center		293,973		101,287	1,378,111	38,359		1,811,731	Leased						
4455 Arrowswest Dr.	Colorado Springs	CO	80907	RNOC		6,659						6,659							
Town Centre on Hindson Dr	Myrtle Beach	SC		Call Center		160,934	10,676	153,401	44,618	4,154		373,783	Leased	1	3,600	Concrete block & frame	2008	No	
425 N. 5th Street	Bismarck	ND	58501	Call Center			200,000					200,000	Leased	1	3,600	Concrete block & frame	2008	No	
					178,861	**11,185,853**	**1,230,199**	**4,995,497**	**16,591,052**	**5,071,450**		**39,452,912**							
													BI	**$14,331,604**					
													Total US	**$53,784,516**					
Canadian Locations																			
100 Innovation Dr.	Kingston	ON	K7K 7E7	Call Center		2,478,819	3,690,821	876,916		2,252,891		9,299,447	Leased		49,000	Steel Frame, Concrete Deck	1998	Yes	Sale Leaseback occurred 12.31.12 Lease expired 10.31.15
					-	**2,478,819**	**3,690,821**	**876,916**	-	**2,252,891**		**9,299,447**							
													BI	**$1,785,013**					
Honduras Locations																			
Torre Altia Business Park, Floor 1,2,5,6 & 8 Km. 2, Bldv. Hacia Armenta	San Pedro Sula, Cortes	Honduras, C.A.		Call Center		1,102,994	105,150	27,582	687,907	359,417		2,283,049	Leased	First (eff 8/1/11) and Second (eff 10/1/11)					Opened August 2011
Torre Nova- Piso 7,Centro Comercial Novacentro,	Tegucigalapa, Honduras	Honduras, C.A.		Call Center		356,437	286,594		85,804	49,688		778,522	Leased	First (eff 8/1/11) and Second (eff 10/1/11)					Opened August 2011
												3,061,571	**BI**	**$2,914,359**					
													Total HD	**$5,975,930**					
Philippine Locations																			
	Corporate					4,048						4,048	Leased						
SM Cyberone Building, 69 Jupiter Street	Makati City	PH	1209	Call Center		3,260,955	589,809	1,161,890	2,939,851	891,453		8,843,957	Leased	2	7,280 sq. meters	Steel reinforced concrete	2006	Yes	
Eton Cyberpod Corinthian Ortigas Avenue, Barangay Ugong Norte, Quezon City	Ortigas	PH		Call Center		3,888,063	179,552	1,387,917	4,621,223	576,464		10,653,218	Leased	1st, 2nd, 3rd and 4th in two buildings (buildings 1 and 2) but the buildings are conjoined	14,724 sq. meters	Fire Resistive (Reinforced concrete frame)	2009	Yes	
Entec Building Lot 15, Block 15, 16,17 & 18 Don Juna Avenue, Nepo Center	Angeles	PH		Call Center		1,550,941	147,250		112,722	285,565	8,435,232	2,096,478	Leased		2,975.75 sq meters				
Two Global Center, Megaworld Blvd., Iloilo Business Park	Iloilo City	PH		Call Center		1,150,000		850,000	2,950,000	240,000	3,235,000		Leased		9048.19 sq. meters	4-story concrete	2014	Yes	
					-	**9,854,007**	**916,611**	**3,399,806**	**10,623,796**	**1,993,481**		**21,597,701**							
													BI	**$11,670,232**					
													Total PH	**$33,267,933**

US.56258448.06

POLICY CHANGES ENDORSEMENT DESCRIPTION
It is agreed that the following are to be added under Special Terms and Conditions: With respect to all **covered locations**, BMO Harris Bank N.A., as agent, its Successors and/or Assigns at 111 West Monroe Street, Chicago, IL 60603 is considered a mortgageholder under this Policy. This includes all buildings, structures or personal property. All other terms and conditions remain the same.

Added by Lockton from Property Policy #13078908:

K. MORTGAGEHOLDERS

1. We will pay for covered loss of or damage to buildings or structures to each mortgageholder shown on the Declarations in their order of precedence, as their interests may appear.

2. Any such mortgageholder has the right to receive loss payment even if the mortgageholder has commenced foreclosure or similar action on the building or structure.

3. If we deny your claim because of your acts or because you have failed to comply with the terms of this Policy, any such mortgageholder will nevertheless have the right to receive loss payment if such mortgageholder:

- **a.** Pays the premium due under this Policy at our request if you have failed to do so;
- **b.** Submits a signed, sworn proof of loss within 60 days after receiving notice from us of your failure to do so; and
- **c.** Has notified us of any change in ownership, occupancy, or substantial change in risk known to the mortgageholder.

  All of the terms of this Policy will then apply directly to the mortgageholder.

4. If we pay the mortgageholder for any loss or damage and deny payment to you because of your acts or because you have failed to comply with the terms of this Policy:

- **a.** The mortgageholder's rights under the mortgage will be transferred to us to the extent of the amount we pay; and
- **b.** The mortgageholder's right to recover the full amount of the mortgageholder's claim will not be impaired.

At our option, we may pay to the mortgageholder the whole principal on the mortgage plus any accrued interest. In this event, your mortgage and note will be transferred to us and you will pay your remaining mortgage debt to us.

5. If we cancel this Policy, we will give written notice to the mortgageholder at least:

- **a.** 10 days before the effective date of cancellation if we cancel for your nonpayment of premium or
- **b.** 30 days before the effective date of cancellation if we cancel for any other reason.

117336 (02/14) ©2013 American International Group, Inc. All Rights Reserved. Page 33 of 40

315955

ACORD®

CERTIFICATE OF LIABILITY INSURANCE

DATE (MM/DD/YYYY) 4/14/2015

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

PRODUCER
Commercial Lines - (248) 353-5800
Wells Fargo Insurance Services USA, Inc.
4000 Town Center, Suite 800
Southfield, MI 48075

CONTACT NAME: TJ Murphy
PHONE (A/C, No, Ext): 248-948-5643
FAX (A/C, No):
E-MAIL ADDRESS: Thomas.Murphy3@wellsfargo.com

INSURER(S) AFFORDING COVERAGE		NAIC #
INSURER A :	Charter Oak Fire Insurance Co.	25615
INSURER B :	Travelers Property Casualty Co of America	25674
INSURER C :	Travelers Indemnity Company	25658
INSURER D :	Illinois National Insurance Company	23817
INSURER E :		
INSURER F :		

COVERAGES **CERTIFICATE NUMBER:** 9003689 **REVISION NUMBER:** See below

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	TYPE OF INSURANCE	ADDL INSD	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)	LIMITS	
A	X COMMERCIAL GENERAL LIABILITY; CLAIMS-MADE; X OCCUR; GEN'L AGGREGATE LIMIT APPLIES PER: POLICY; PRO-JECT; X LOC; OTHER:			HO-GLSA-157D3353-COF-14	08/15/14	08/15/15	EACH OCCURRENCE	$ 1,000,000
							DAMAGE TO RENTED PREMISES (Ea occurrence)	$ 1,000,000
							MED EXP (Any one person)	$ 10,000
							PERSONAL & ADV INJURY	$ 1,000,000
							GENERAL AGGREGATE	$ 2,000,000
							PRODUCTS - COMP/OP AGG	$ 2,000,000
							TOTAL AGG	$ 10,000,000
A	AUTOMOBILE LIABILITY; ANY AUTO; ALL OWNED AUTOS; SCHEDULED AUTOS; X HIRED AUTOS; X NON-OWNED AUTOS			HOCAP157D3365-COF-14	08/15/14	08/15/15	COMBINED SINGLE LIMIT (Ea accident)	$ 1,000,000
							BODILY INJURY (Per person)	$
							BODILY INJURY (Per accident)	$
							PROPERTY DAMAGE (Per accident)	$
								$
B	X UMBRELLA LIAB; X OCCUR; EXCESS LIAB; CLAIMS-MADE; DED; X RETENTION $ 10,000			HSMJ-CUP-157D3377-TIL-14	08/15/14	08/15/15	EACH OCCURRENCE	$ 15,000,000
							AGGREGATE	$ 15,000,000
								$
C	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY Y/N; ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED? (Mandatory in NH); If yes, describe under DESCRIPTION OF OPERATIONS below	N / A		HRK-UB-157D3285-IND-14	08/15/14	08/15/15	X PER STATUTE; OTH-ER	
							E.L. EACH ACCIDENT	$ 1,000,000
							E.L. DISEASE - EA EMPLOYEE	$ 1,000,000
							E.L. DISEASE - POLICY LIMIT	$ 1,000,000
D	Professional Liability Security & Privacy Liability Incl. Data Breach			01-477-03-84	08/15/14	08/15/15	$10,000,000	

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (ACORD 101, Additional Remarks Schedule, may be attached if more space is required)

BMO Harris Bank N.A., as agent, its Successors &/or Assigns is an additional insured where their interests may appear with respects to the General Liability Coverage.

Coverage is primary and non-contributing

30 days Notice of Cancellation will be given.

CERTIFICATE HOLDER

BMO Harris Bank N.A., as agent, its Successors &/or Assigns
Attn: Account Manager for : StarTek, Inc.
111 West Monroe Street,
Chicago, IL 60603

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.

AUTHORIZED REPRESENTATIVE

The ACORD name and logo are registered marks of ACORD © 1988-2014 ACORD CORPORATION. All rights reserved.

ACORD 25 (2014/01)

PRODUCER

CHANGE EFFECTIVE DATE: 03-31-15
CHANGE ENDORSEMENT NUMBER: 0005

TRAVELERS

One Tower Square, Hartford, Connecticut 06183

CHANGE ENDORSEMENT

Named Insured:
STARTEK, INC.

Policy Number: HO-GLSA-157D3353-COF-14
Policy Effective Date: 08/15/14
Issue Date: 03/20/15

INSURING COMPANY:
THE CHARTER OAK FIRE INSURANCE COMPANY

Effective from 03/31/15 at the time of day the policy becomes effective.

THIS INSURANCE IS AMENDED AS FOLLOWS:

THE FOLLOWING ENDORSEMENTS ARE HEREBY ADDED TO THE POLICY PER THE ATTACHED:

IL T4 00 12 09	DESIGNATED ENTITY - NOTICE OF CANCELLATION/NONRENEWAL PROVIDED BY US
CG D4 11 04 08	ADDITIONAL INSURED - DESIGNATED PERSON OR ORGANIZATION

NAME AND ADDRESS OF AGENT OR BROKER:
WELLS FARGO INS SVCS USA (WG238)
4000 TOWN CENTER STE 800
SOUTHFIELD, MI 480751405

COUNTERSIGNED BY:

Authorized Representative

DATE:

IL T0 07 09 87 PAGE 1 OF 1
OFFICE: SP-CLEVELAND

000002

CHANGE EFFECTIVE DATE: 03-31-15
CHANGE ENDORSEMENT NUMBER: 0005

TRAVELERS

POLICY NUMBER: HO-GLSA-157D3353-COF-14
EFFECTIVE DATE: 08-15-14
ISSUE DATE: 03-20-15

LISTING OF FORMS, ENDORSEMENTS AND SCHEDULE NUMBERS

THIS LISTING SHOWS THE NUMBER OF FORMS, SCHEDULES AND ENDORSEMENTS BY LINE OF BUSINESS.

IL T0 07 09 87 CHANGE ENDORSEMENT
IL T8 01 10 93 FORMS, ENDORSEMENTS AND SCHEDULE NUMBERS

COMMERCIAL GENERAL LIABILITY

CG D4 11 04 08 ADDL INSD-DESIG PERSON OR ORGANIZATION

INTERLINE ENDORSEMENTS

IL T4 00 12 09 DESIGNATED ENTITY-C/NR PROVIDED BY US

IL T8 01 10 93 PAGE: 1 OF 1
000003

POLICY NUMBER: HO-GLSA-157D3353-COF-14

COMMERCIAL GENERAL LIABILITY
ISSUE DATE: 03-20-15

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

ADDITIONAL INSURED – DESIGNATED PERSON OR ORGANIZATION

This endorsement modifies insurance provided under the following:

COMMERCIAL GENERAL LIABILITY COVERAGE PART

SCHEDULE

Name of Additional Insured Person(s) or Organization(s):

BMO Harris Bank N.A., as agent, its Successors and/or Assigns
111 West Monroe Street, Chicago, IL 60603

Section II – Who Is An Insured is amended to include as an additional insured the person(s) or organization(s) shown in the Schedule, but only with respect to liability for "bodily injury", "property damage", "personal injury" or "advertising injury" caused, in whole or in part, by your acts or omissions or the acts or omissions of those acting on your behalf:

A. In the performance of your ongoing operations; or

B. In connection with your premises owned by or rented to you.

CG D4 11 04 08
© 2008 The Travelers Companies, Inc.
Includes the copyrighted material of Insurance Services Office, Inc. with its permission.
Page 1 of 1

000005

POLICY NUMBER: HO-GLSA-157D3353-COF-14 ISSUE DATE: 03-20-15

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

DESIGNATED ENTITY – NOTICE OF CANCELLATION/NONRENEWAL PROVIDED BY US

This endorsement modifies insurance provided under the following:

ALL COVERAGE PARTS INCLUDED IN THIS POLICY

SCHEDULE

CANCELLATION: **Number of Days Notice of Cancellation:** 30

NONRENEWAL: **Number of Days Notice of Nonrenewal:** 10

PERSON OR ORGANIZATION:
BMO Harris Bank

ADDRESS:

PROVISIONS:

A. If we cancel this policy for any statutorily permitted reason other than nonpayment of premium, and a number of days is shown for cancellation in the schedule above, we will mail notice of cancellation to the person or organization shown in the schedule above. We will mail such notice to the address shown in the schedule above at least the number of days shown for cancellation in the schedule above before the effective date of cancellation.

B. If we decide to not renew this policy for any statutorily permitted reason, and a number of days is shown for nonrenewal in the schedule above, we will mail notice of the nonrenewal to the person or organization shown in the schedule above. We will mail such notice to the address shown in the schedule above at least the number of days shown for nonrenewal in the schedule above before the expiration date.

IL T4 00 12 09
© 2009 The Travelers Indemnity Company
Page 1 of 1

000007

TRAVELERS

One Tower Square, Hartford, Connecticut 06183

CHANGE ENDORSEMENT

Named Insured:
STARTEK INC

Policy Number: HO-CAP-157D3365-COF-14
Policy Effective Date: 08/15/14
Issue Date: 03/20/15
Premium*$ NIL

*AMS BINDER BILLED # 237566

INSURING COMPANY:
THE CHARTER OAK FIRE INSURANCE COMPANY

Effective from 03/31/15 at the time of day the policy becomes effective.

THIS INSURANCE IS AMENDED AS FOLLOWS:

THE COMMERCIAL AUTOMOBILE COVERAGE PART IS AMENDED AS FOLLOWS:

THE FOLLOWING ENDORSEMENT IS HEREBY ADDED TO THE POLICY PER THE ATTACHED:

IL T4 00 12 09 DESIGNATED ENTITY - NOTICE OF CANCELLATION/NONRENEWAL PROVIDED BY US

NAME AND ADDRESS OF AGENT OR BROKER:
WELLS FARGO INS SVCS USA (WG238)
4000 TOWN CENTER STE 800
SOUTHFIELD, MI 480751405

COUNTERSIGNED BY:

____
Authorized Representative

DATE:______________________

IL T0 07 09 87 PAGE 1 OF 1
OFFICE: SP-CLEVELAND

000002

POLICY NUMBER: HO-CAP-157D3365-COF-14 ISSUE DATE: 03-20-15

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

DESIGNATED ENTITY – NOTICE OF CANCELLATION/NONRENEWAL PROVIDED BY US

This endorsement modifies insurance provided under the following:

ALL COVERAGE PARTS INCLUDED IN THIS POLICY

SCHEDULE

CANCELLATION: **Number of Days Notice of Cancellation:** 30

NONRENEWAL: **Number of Days Notice of Nonrenewal:** 10

PERSON OR ORGANIZATION: BMO HARRIS BANK

ADDRESS:

PROVISIONS:

A. If we cancel this policy for any statutorily permitted reason other than nonpayment of premium, and a number of days is shown for cancellation in the schedule above, we will mail notice of cancellation to the person or organization shown in the schedule above. We will mail such notice to the address shown in the schedule above at least the number of days shown for cancellation in the schedule above before the effective date of cancellation.

B. If we decide to not renew this policy for any statutorily permitted reason, and a number of days is shown for nonrenewal in the schedule above, we will mail notice of the nonrenewal to the person or organization shown in the schedule above. We will mail such notice to the address shown in the schedule above at least the number of days shown for nonrenewal in the schedule above before the expiration date.

IL T4 00 12 09 © 2009 The Travelers Indemnity Company Page 1 of 1

OVERPRINT/CHANGE SLIP PAGE 1 OF 1

POLICY NUMBER: HO-CAP-157D3365-COF-14

RATER: SG9E ISSUE DATE: 03/20/15

EFFECTIVE DATE: 08/15/14
EXPIRATION DATE: 08/15/15
CHANGE EFFECTIVE DATE: 03/31/15

INSUREDS NAME: STARTEK INC

PRORATA FACTOR:

SHORT RATE FACTOR: 0.000

NEW/RENEWAL: R

PAYMODE: P

SOLICITOR CODE:

AUDIT FREQUENCY: A

SAI: 9644K5157

RESPONSIBILITY: H

MSI:

WATCH FILE: W

RATING MODE: G

SURVEY CODE: 2

SPECIAL CODE:

REINSURANCE: N

PROGRAM CODE: SDQ

AUTO FILINGS: N

FEDERAL TAX ID: 841370538

OFFICE: SP-CLEVELAND 06V
PRODUCER NAME: WELLS FARGO INS SVCS USA WG238

000003

TRAVELERS

One Tower Square, Hartford, Connecticut 06183

CHANGE ENDORSEMENT

INSURING COMPANY:
TRAVELERS PROPERTY CASUALTY COMPANY OF AMERICA

Named Insured:	STARTEK, INC. AS PER CG D0 74 04 93
Policy Number:	HSMJ-CUP-157D3377-TIL-14
Policy Effective Date:	08-15-14
Policy Expiration Date:	08-15-15
Issue Date:	03-20-15
Premium $	

Effective from 03-31-15 at the time of day the policy becomes effective.

THIS INSURANCE IS AMENDED AS FOLLOWS:

THE FOLLOWING FORMS OR ENDORSEMENTS HAVE BEEN ADDED TO THE POLICY:

IL T4 00 12 09 DESIGNATED ENTITY - NOTICE OF CANCELLATION/NONRENEWAL PROVIDED BY US

NAME AND ADDRESS OF AGENT OR BROKER

WELLS FARGO INS SVCS USA WG238
4000 TOWN CENTER STE 800
SOUTHFIELD MI 48075-1405

Countersigned by

____
Authorized Representative

DATE: _______________________

IL T0 07 09 87 (Page 1 of 1)

Office: SP-CLEVELAND

000002

POLICY NUMBER: HSMJ-CUP-157D3377-TIL-14
EFFECTIVE DATE: 08-15-14
ISSUE DATE: 03-20-15

LISTING OF FORMS, ENDORSEMENTS AND SCHEDULE NUMBERS

THIS LISTING SHOWS THE NUMBER OF FORMS, SCHEDULES AND ENDORSEMENTS BY LINE OF BUSINESS.

IL T0 07 09 87 CHANGE ENDORSEMENT
IL T8 01 01 01 FORMS, ENDORSEMENTS AND SCHEDULE NUMBERS

INTERLINE ENDORSEMENTS

IL T4 00 12 09 DESIGNATED ENTITY-C/NR PROVIDED BY US

IL T8 01 01 01 PAGE: 1 OF 1
000003

POLICY NUMBER: HSMJ-CUP-157D3377-TIL-14 ISSUE DATE: 03-20-15

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

DESIGNATED ENTITY – NOTICE OF CANCELLATION/NONRENEWAL PROVIDED BY US

This endorsement modifies insurance provided under the following:

ALL COVERAGE PARTS INCLUDED IN THIS POLICY

SCHEDULE

CANCELLATION: **Number of Days Notice of Cancellation:** 30

NONRENEWAL: **Number of Days Notice of Nonrenewal:** 10

PERSON OR ORGANIZATION:
BMO HARRIS BANK

ADDRESS:

PROVISIONS:

A. If we cancel this policy for any statutorily permitted reason other than nonpayment of premium, and a number of days is shown for cancellation in the schedule above, we will mail notice of cancellation to the person or organization shown in the schedule above. We will mail such notice to the address shown in the schedule above at least the number of days shown for cancellation in the schedule above before the effective date of cancellation.

B. If we decide to not renew this policy for any statutorily permitted reason, and a number of days is shown for nonrenewal in the schedule above, we will mail notice of the nonrenewal to the person or organization shown in the schedule above. We will mail such notice to the address shown in the schedule above at least the number of days shown for nonrenewal in the schedule above before the expiration date.

IL T4 00 12 09 © 2009 The Travelers Indemnity Company Page 1 of 1

000005

PRODUCER

TRAVELERS

ONE TOWER SQUARE
HARTFORD, CT 06183

WORKERS COMPENSATION
AND
EMPLOYERS LIABILITY POLICY

CHANGE DOCUMENT WC 99 99 98 (00)

POLICY NUMBER: (HRKUB-157D328-5-14)

CHANGE EFFECTIVE DATE: 03-31-15

NCCI CO CODE: 11347

INSURER: THE TRAVELERS INDEMNITY COMPANY

INSURED'S NAME: STARTEK INC

This change is issued by that member of The Travelers Insurance Companies which issued the policy and forms a part of the policy. It is agreed that the policy is amended as follows:

An absence of an entry in the premium spaces below means that the premium adjustment, if any, will be made at time of audit.

ADDITIONAL PREMIUM $
ADDITIONAL NON-PREMIUM $

RETURN PREMIUM $
RETURN NON-PREMIUM $

The following endorsements are added:
WC 99 06 R3 (00)-001
WC 89 06 14 (00)-003

The following endorsement is deleted:
WC 99 06 J6 (B)-001

DATE OF ISSUE: 03-20-15 SG CHANGE NO: 003 PAGE 001 OF LAST
POL. EFF. DATE: 08-15-14 POL. EXP. DATE: 08-15-15
OFFICE: SP-CLEVELAND 06V
PRODUCER: WELLS FARGO INS SVCS USA WG238

000002

COUNTERSIGNED AGENT

TRAVELERS

ONE TOWER SQUARE
HARTFORD, CT 06183

WORKERS COMPENSATION
AND
EMPLOYERS LIABILITY POLICY

ENDORSEMENT WC 89 06 14 (00)û 003

POLICY NUMBER: (HRKUB-157D328-5-14)

POLICY INFORMATION PAGE ENDORSEMENT

Item 3.D. Endorsement numbers is changed to read:

WC9906R300
WC89061400

ALL OTHER TERMS AND CONDITIONS OF THIS POLICY REMAIN UNCHANGED.

DATE OF ISSUE: 03-20-15 ST ASSIGN:

000003

TRAVELERS
ONE TOWER SQUARE
HARTFORD, CT 06183

WORKERS COMPENSATION
AND
EMPLOYERS LIABILITY POLICY
ENDORSEMENT WC 99 06 R3 (00)

POLICY NUMBER: (HRKUB-157D328-5-14)

NOTICE OF CANCELLATION TO DESIGNATED PERSONS OR ORGANIZATIONS

The following is added to **PART SIX – CONDITIONS**:

Notice Of Cancellation To Designated Persons Or Organizations

If we cancel this policy for any reason other than non-payment of premium by you, we will provide notice of such cancellation to each person or organization designated in the Schedule below. We will mail or deliver such notice to each person or organization at its listed address at least the number of days shown for that person or organization before the cancellation is to take effect.

You are responsible for providing us with the information necessary to accurately complete the Schedule below. If we cannot mail or deliver a notice of cancellation to a designated person or organization because the name or address of such designated person or organization provided to us is not accurate or complete, we have no responsibility to mail, deliver or otherwise notify such designated person or organization of the cancellation.

SCHEDULE

Name and Address of Designated Persons or Organizations:	**Number of Days Notice**
BMO HARRIS BANK	30

DATE OF ISSUE: 03-20-15 ST ASSIGN: Page 1 of 3

© 2013 The Travelers Indemnity Company. All rights reserved.

000004

TRAVELERS

ONE TOWER SQUARE
HARTFORD, CT 06183

WORKERS COMPENSATION
AND
EMPLOYERS LIABILITY POLICY

ENDORSEMENT WC 99 06 R3 (00)

POLICY NUMBER: (HRKUB-157D328-5-14)

Name and Address of Designated Persons or Organizations:	Number of Days Notice

DATE OF ISSUE: 03-20-15 ST ASSIGN: Page 2 of 3
© 2013 The Travelers Indemnity Company. All rights reserved.

TRAVELERS

ONE TOWER SQUARE
HARTFORD, CT 06183

WORKERS COMPENSATION
AND
EMPLOYERS LIABILITY POLICY
ENDORSEMENT WC 99 06 R3 (00)

POLICY NUMBER: (HRKUB-157D328-5-14)

Name and Address of Designated Persons or Organizations:	Number of Days Notice

All other terms and conditions of this policy remain unchanged.

This endorsement changes the policy to which it is attached and is effective on the date issued unless otherwise stated.

(The information below is required only when this endorsement is issued subsequent to preparation of the policy.)

Endorsement Effective | Policy No. | Endorsement No.
Insured | | Premium $

Insurance Company | Countersigned by ______________________________

DATE OF ISSUE: 03-20-15 ST ASSIGN:

Page 3 of 3

© 2013 The Travelers Indemnity Company. All rights reserved.

ACORD®

CERTIFICATE OF LIABILITY INSURANCE

DATE (MM/DD/YYYY): 4/13/2015

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

PRODUCER
Aon Risk Services Central, Inc.
5600 W 83rd St. 8200 Tower
Ste 1100
Minneapolis MN 55437-3844

CONTACT NAME:
PHONE (A/C, No, Ext): (952) 926-6547 FAX (A/C, No): (952) 928-3837
E-MAIL ADDRESS: collectorsinsurance@acainternational.org

INSURER(S) AFFORDING COVERAGE	NAIC #
INSURER A : Travelers Casualty and Surety	31194
INSURER B :	
INSURER C :	
INSURER D :	
INSURER E :	
INSURER F :	

INSURED
COLLECTION CENTER, INC.
425 N. 5TH STREET, 2ND FLOOR
BISMARCK ND 58501

COVERAGES CERTIFICATE NUMBER: 86143 REVISION NUMBER:

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	TYPE OF INSURANCE	ADDL INSR	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)	LIMITS	
	GENERAL LIABILITY COMMERCIAL GENERAL LIABILITY CLAIMS-MADE / OCCUR GEN'L AGGREGATE LIMIT APPLIES PER: POLICY / PRO-JECT / LOC						EACH OCCURRENCE	$
							DAMAGE TO RENTED PREMISES (Ea occurrence)	$
							MED EXP (Any one person)	$
							PERSONAL & ADV INJURY	$
							GENERAL AGGREGATE	$
							PRODUCTS - COMP/OP AGG	$
								$
	AUTOMOBILE LIABILITY ANY AUTO ALL OWNED AUTOS / SCHEDULED AUTOS HIRED AUTOS / NON-OWNED AUTOS						COMBINED SINGLE LIMIT (Ea accident)	$
							BODILY INJURY (Per person)	$
							BODILY INJURY (Per accident)	$
							PROPERTY DAMAGE (Per accident)	$
								$
	UMBRELLA LIAB / OCCUR EXCESS LIAB / CLAIMS-MADE DED / RETENTION $						EACH OCCURRENCE	$
							AGGREGATE	$
								$
	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED? Y/N (Mandatory in NH) If yes, describe under DESCRIPTION OF OPERATIONS below	N / A					WC STATU-TORY LIMITS / OTH-ER	
							E.L. EACH ACCIDENT	$
							E.L. DISEASE - EA EMPLOYEE	$
							E.L. DISEASE - POLICY LIMIT	$
A	ERRORS & OMISSIONS			106228975	1/12/2015	2/1/2016	PER CLAIM AGGREGATE	$1,000,000

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (Attach ACORD 101, Additional Remarks Schedule, if more space is required)

CERTIFICATE HOLDER

BMO HARRIS BANK, NA
ACCOUNT MANAGER FOR STARTEK, INC.
111 WEST MONROE ST.
CHICAGO, IL 60603

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.

AUTHORIZED REPRESENTATIVE

James Shoop/DENISE

ACORD 25 (2010/05)
INS025 (201005).01
© 1988-2010 ACORD CORPORATION. All rights reserved.
The ACORD name and logo are registered marks of ACORD

SCHEDULE 6.12(d)

PENSION PLANS

None

US.56258448.06

SCHEDULE 6.13

SUBSIDIARIES; OTHER EQUITY INVESTMENTS

(a)

Subsidiary	Jurisdiction	Authorized Equity	Sole Shareholder
StarTek Health Services, Inc.	Colorado	1,000 shares of Common Stock	StarTek, Inc.
StarTek USA, Inc.	Colorado	1,000 shares of Common Stock	StarTek, Inc.
Collection Center, Inc.	North Dakota	100,000 shares of Common Stock	StarTek, Inc.
StarTek Macedonia Dooel	Skopje	1 share of Common Stock	StarTek, Inc.
StarTek International, Limited	Bermuda	12,000 shares of Common Stock	StarTek, Inc.
StarTek Canada Services, Ltd.	Nova Scotia, Canada	100,000 shares of Common Stock	StarTek, Inc.
StarTek Honduras, SA de CV	Honduras	n/a	StarTek, Inc.
StarTek Costa Rica	Costa Rica	n/a	Branch of StarTek International Limited
StarTek Philippines, Inc.	Philippines	3,875,000 shares of Common Stock	99.97% owned by StarTek International Limited
StarTek USA, Inc. Regional Operating Headquarters	Philippines	n/a	Branch of StarTek USA, Inc.

(b)    None

(c)

StarTek Health Services, Inc.	100 shares of Common Stock owned by sole shareholder, StarTek, Inc.
StarTek USA, Inc.	1,000 shares of Common Stock owned by sole shareholder, StarTek, Inc.
Collection Center, Inc.	100,000 shares owned by sole shareholder, StarTek, Inc.

US.56258448.06

SCHEDULE 6.18

MATERIAL LABOR MATTERS

None

US.56258448.06

SCHEDULE 6.19

DEPOSIT ACCOUNTS, SECURITIES ACCOUNT AND COMMODITY CONTRACTS

(a)	Depository Accounts

Company	Name of Depository	Account No.	Depository Address	Contact Person
StarTek, Inc.	Wells Fargo Bank– Collection	4122256290	P.O. Box 63020 San Francisco, CA 94163	Cherri Barela
StarTek, Inc.	Wells Fargo Bank– Concentration	4122257785	P.O. Box 63020 San Francisco, CA 94163	Cherri Barela
StarTek, Inc.	Wells Fargo Bank – Operating	4122256258	P.O. Box 63020 San Francisco, CA 94163	Cherri Barela
StarTek, Inc.	Wells Fargo Bank – Payroll	4122256266	P.O. Box 63020 San Francisco, CA 94163	Cherri Barela
StarTek Health Services, Inc.	Wells Fargo Bank – Health Services	4122805989	P.O. Box 63020 San Francisco, CA 94163	Cherri Barela
Startek Canada Limited	Wells Fargo Bank – Multi Currency Account	777-5000099	Wells Fargo Bank, N.A. MAC # N9308-211 100 S 5th Street Minneapolis, Minnesota 55402	Cherri Barela
Collection Center, Inc.	Wells Fargo Bank – Operating Account	1377653033	P.O. Box 6995 Portland, OR 97228	Cherri Barela

(b)	Securities Accounts – None

(c)	Commodities Accounts – None

US.56258448.06

SCHEDULE 6.24

MATERIAL CONTRACTS

1.	Employment Agreement between StarTek, Inc. and Chad A. Carlson, dated May 26, 2010.

2.	Employment Agreement between StarTek, Inc. and Lisa Weaver, dated October 31, 2011.

3.	Employment Agreement between StarTek, Inc. and Glenn Douglas Tackett, Jr., dated August 19, 2013.

4.	Employment Agreement between StarTek, Inc. and Jay Kirksey, dated December 26, 2013.

5.	Employment Agreement between StarTek, Inc. and Peter Martino, dated December 12, 2013.

6.	Employment Agreement between StarTek, Inc. and Kamalesh Dwivedi, dated September 4, 2014.

7.	AT&T Master Services Agreement dated January 25, 2013.

8.	Comcast Master Services Agreement dated January 4, 2014 and effective as of June 22, 2013.

9.	T-Mobile Master Services Agreement dated July 28, 2011 and effective as of July 1, 2011.

US.56258448.06

SCHEDULE 8.01

EXISTING INDEBTEDNESS

1.	Software/Services Financing Agreement dated March 27, 2014, between StarTek, Inc. and IBM Credit LLC; total amount financed: $1,062,768.13.

2.
Purchase Agreement dated September 22, 2014, by and among StarTek, Inc. (the “Buyer”), Collection Center, Inc. (the “Company”), Bryan Dvirnak and Michael Haas (the “Sellers”) wherein the Buyer purchased the Company from the Sellers for the purchase price of $4,350,000. Buyer paid $2,610,000 in cash at closing with the remainder paid in eight (8) quarterly installments commencing on December 31, 2014.

3.
Credit and Security Agreement by and among StarTek, Inc. and StarTek USA, Inc., as Borrowers, and Wells Fargo Bank, National Association, as Lender, dated as of February 28, 2012, as amended. TO BE TERMINATED UPON THE CLOSING OF THE CREDIT AGREEMENT.

US.56258448.06

SCHEDULE 8.02

EXISTING LIENS

STARTEK, INC.
Secretary of State of Delaware
UCCs – as of 3/17/2015

US.56258448.06

SECURED PARTY	FILING NO.	DATE	COLLATERAL
Dell Financial Services L.P.	2007 4430525	11/20/2007	Specific equipment.
-amendment	2008 0436798	02/05/2008	Changes Secured Party to Banc of America Leasing & Capital, LLC
-assignment	2008 0472355	02/04/2008	Assigns to Leaf Funding Inc.
-assignment	2008 0472967	02/07/2008	Partial Assignment to Leaf Funding, Inc.
-assignment	2008 0558021	02/14/2008	Assigns to Banc of America Leasing & Capital LLC
-continuation	2012 3712611	09/26/2012
AT&T Capital Services, Inc.	2007 4490834	11/28/2007	Specific equipment. *Lessee-Lessor designation.
continuation	2012 2659466	07/11/2012
AT&T Capital Services, Inc.	2007 4490842	11/28/2007	Specific equipment.
-continuation	2012 2659441	07/11/2012
AT&T Capital Services, Inc.	2007 4490875	11/28/2007	Specific equipment. *Lessee-Lessor designation.
-continuation	2012 2659458	07/11/2012
AT&T Capital Services, Inc.	2008 0938264	03/17/2008	Specific equipment. *Lessee-Lessor designation.
-continuation	2013 0236597	01/17/2013
AT&T Capital Services, Inc.	2008 0938306	03/17/2008	Specific equipment. *Lessee-Lessor designation.
-continuation	2013 0236589	01/17/2013
AT&T Capital Services, Inc.	2008 2966065	09/02/2008	Specific equipment. *Lessee-Lessor designation.
-continuation	2013 3084739	08/07/2013
AT&T Capital Services, Inc.	2008 2966123	09/02/2008	Specific equipment. *Lessee-Lessor designation.
-continuation	2013 3084762	08/07/2013
Banc of America Leasing & Capital, LLC	2010 3336553	09/24/2010	Specific equipment.
Wells Fargo Bank, National Association (to be terminated)	2012 0231011	01/18/2012	All assets.
-amendment	2012 2158634	06/05/2012	Amends Debtor address.
Citibank, N.A., its branches, subsidiaries and affiliates	2013 5021085	12/18/2013	Debtor’s right, title and interest in Accounts Receivable owing to Debtor by AT&T Services.
AT&T Capital Services, Inc.	2014 0685180	02/21/2014	Specific equipment. *Lessee-Lessor designation.
AT&T Capital Services, Inc.	2014 1074269	03/19/2014	Specific equipment. *Lessee-Lessor designation.

US.56258448.06

STARTEK HEALTH SERVICES, INC.
Secretary of State of Colorado
UCCs –as of 4/2/2015

SECURED PARTY	FILING NO.	DATE	COLLATERAL
Wells Fargo Bank, National Association (to be terminated)	20142067785	07/16/2014	All assets.

STARTEK USA, INC.
Secretary of State of Colorado
UCCs –as of 4/2/2015

SECURED PARTY	FILING NO.	DATE	COLLATERAL
US Bancorp	2009F095185	11/16/2009	Specific equipment.
Wells Fargo Bank, National Association (to be terminated)	20122001462	01/18/2012	All assets.
-amendment	20122017187	06/05/2012	Amends Debtor address.
U.S. Bank Equipment Finance, a division of U.S. Bank National Association	20132042903	05/16/2013	Specific equipment.
U.S. Bank Equipment Finance	20132109085	12/18/2013	Specific equipment.
U.S. Bank Equipment Finance	20142036635	04/21/2014	Specific equipment.

Richland County, Ohio
Tax liens – as of 3/31/2015
Ohio Department of Job and Family Services
Issue Date: 9/3/2011
Lien Number: UC088030
Amount: $0
Recording info: OR Bk 2076 Pg 407-408, 9/13/2011
Ohio Department of Job and Family Services
Issue Date: 12/17/2011
Lien Number: UC091764
Amount: $355.90
Recording info: OR Bk 2100 Pg 844-845, 12/29/2011
Ohio Department of Job and Family Services

US.56258448.06

Issue Date: 3/17/2012
Lien Number: UC094732
Amount: $318.36
Recording info: OR Bk 2119 Pg 590-591, 3/26/2012
Ohio Department of Job and Family Services
Issue Date: 6/2/2012
Lien Number: UC097493
Amount: $317.81
Recording info: OR Bk 2140 Pg 361-362, 6/13/2012
Ohio Department of Job and Family Services
Issue Date: 12/15/2012
Lien Number: UC104919
Amount: $393.57
Recording info: OR Bk 2192 Pg 148-149, 12/28/2012
Ohio Department of Job and Family Services
Issue Date: 12/22/2012
Lien Number: UC105107
Amount: $0
Recording info: OR Bk 2195 Pg 529-530, 1/10/2013
Ohio Department of Job and Family Services
Issue Date: 3/23/2013
Lien Number: UC108173
Amount: $1,757.51
Recording info: OR Bk 2215 Pg 445-446, 4/3/2013
Ohio Department of Job and Family Services
Issue Date: 9/21/2013
Lien Number: UC113712
Amount: $2,021.64
Recording info: OR Bk 2262 Pg 846-847, 9/30/2013
Ohio Department of Job and Family Services
Issue Date: 3/8/2014
Lien Number: UC117721
Amount: $0
Recording info: OR Bk 2295 Pg 497-498, 3/19/2014
Ohio Department of Job and Family Services
Issue Date: 12/6/2014
Lien Number: UC125454
Amount: $170.01
Recording info: OR Bk 2354 Pg 820-821, 12/17/2014

US.56258448.06

Ohio Department of Job and Family Services
Issue Date: 1/10/2015
Lien Number: UC126659
Amount: $387.56
Recording info: OR Bk 2360 Pg 47-48, 1/20/2015

COLLECTION CENTER, INC.
Secretary of State of North Dakota
UCCs – as of 4/6/2015

SECURED PARTY	FILING NO.	DATE	COLLATERAL
Wells Fargo Bank, National Association (to be terminated)	14-000949467-2	12/02/2014	All assets.

US.56258448.06

SCHEDULE 8.03

EXISTING INVESTMENTS

None

US.56258448.06

SCHEDULE 11.02

ADMINISTRATIVE AGENT’S OFFICE; CERTAIN ADDRESSES FOR NOTICES

If to Administrative Agent, Swing Line Lender or Letter of Credit Issuer:	BMO Harris Bank N.A. 111 West Monroe Chicago, Illinois 60603 Attention: Sarah Yates Facsimile No.: (312) 765-1641
With a copy to:	Vedder Price P.C. 222 N. LaSalle, Suite 2600 Chicago, IL 60601 Attention: John T. McEnroe Facsimile No.: (312) 609-5005
If to a Loan Party:	StarTek, Inc., as Borrower Agent 8200 E Maplewood Avenue, Suite 100 Greenwood Village, CO 80111 Attention: Lisa Weaver, Chief Financial Officer Facsimile No.: (303) 388-9970 [Website: www.startek.com]
With a copy to:	StarTek, Inc. 8200 E Maplewood Avenue, Suite 100 Greenwood Village, CO 80111 Attention: General Counsel Facsimile No.: (303) 388-9970

US.56258448.06

EXHIBIT A-1
FORM
REVOLVING LOAN NOTE
_____________, 2015
FOR VALUE RECEIVED, each of the undersigned (the “Borrowers”) hereby, jointly and severally, promises to pay to                      or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Revolving Loan from time to time made by the Lender to the Borrowers under that certain Credit Agreement, dated as of April ___, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among the Borrowers, the Lenders from time to time party thereto, and BMO Harris Bank N.A., as Administrative Agent, Swing Line Lender, and an Letter of Credit Issuer.
Each Borrower, jointly and severally, promises to pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
This Revolving Loan Note is one of the Revolving Loan Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Revolving Loan Note is also is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Revolving Loan Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Revolving Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Revolving Loan Note and endorse thereon the date, amount and maturity of its Revolving Loans and payments with respect thereto.
Each Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Loan Note.

CHICAGO/#2690919.4

(Signature Page to Revolving Loan Note)
THIS REVOLVING LOAN NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

BORROWERS: STARTEK, INC., a Delaware Corporation By: Name: Title:
STARTEK HEALTH SERVICES, INC., a Colorado Corporation By: Name: Title:
STARTEK USA, INC. a Colorado Corporation By: Name: Title:

CHICAGO/#2690919.4

REVOLVING LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

CHICAGO/#2690919.4

EXHIBIT B
FORM OF COMPLIANCE CERTIFICATE
Financial Statement Date: __________, _____

To:	BMO Harris Bank N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of April __, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among STARTEK, INC., a Delaware corporation (the “Borrower Agent”), and the other borrowers party thereto (together with the Borrower Agent, collectively, the “Borrowers”), the Lenders from time to time party thereto, and BMO Harris Bank N.A., as Administrative Agent, Swing Line Lender, and an Letter of Credit Issuer.
The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the chief financial officer of the Borrower Agent, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrowers, and that:
[Use following paragraph 1 for fiscal year-end financial statements]
1.    Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 7.01(a) of the Agreement for the fiscal year of the Borrower Agent ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.
[Use following paragraph 1 for fiscal quarter-end financial statements]
1.    Attached hereto as Schedule 1 are the unaudited financial statements required by Section 7.01(b) of the Agreement for the Fiscal Month of the Borrower Agent ended as of the above date. Such financial statements fairly present the financial condition, results of operations, shareholders equity and cash flows of the Borrower Agent and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end adjustments and the absence of footnotes.
2.    The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrowers during the accounting period covered by the attached financial statements.
3.    A review of the activities of the Borrowers during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrowers performed and observed all its Obligations under the Loan Documents, and

CHICAGO/#2690919.4

[select one:]
[to the best knowledge of the undersigned during such fiscal period, each Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]
--or--
[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]
4.    The representations and warranties of the Loan Parties contained in Article VI of the Agreement, and any representations and warranties of the Loan Parties that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 6.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.
5.    The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.
IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _______________, _____.

STARTEK, INC., a Delaware corporation, as Borrower Agent By: Name: Title:

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For the twelve Fiscal Month period ended ___________________ (“Statement Date”)
SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

• Section 8.12(a) – Consolidated Fixed Charge Coverage Ratio.
A. Consolidated EBITDA with respect to the Company and its Subsidiaries, on a consolidated basis, for the trailing twelve consecutive Fiscal Months ending on above Statement Date (“Subject Period”):
1. Consolidated Net Income for Subject Period:	$___________
2. Consolidated Interest Charges for Subject Period (net of interest income for Subject Period of the Company and its Subsidiaries for Subject Period):	$___________
3. Federal, state, local and foreign income tax expense for Subject Period (net of income tax credits):	$___________
4. Depreciation for Subject Period:	$___________
5. Amortization expenses for Subject Period:	$___________
6. Non-cash compensation expense, or other non-cash expenses or charges, arising from granting of stock options, stock appreciation rights or other equity arrangements for Subject Period:	$___________
(I) Non-cash charges, losses or expenses (excluding any non-cash charges representing an accrual of, or reserve for, cash charges to be paid within the next twelve months) for Subject Period:	$___________
7. Expenses up to $_____________ incurred in connection with the Transactions for Subject Period:	$___________
8. Other non-cash income, gains or profits for Subject Period:	$___________
9. Consolidated EBITDA (Lines A.1. + A.2. + A.3. + A.4. + A.5. + A.6. + A.7. - A.8.):	$___________
B. Consolidated Fixed Charges for the Subject Period:
1. Consolidated Cash Interest Charges paid or required to be paid during Subject Period:	$___________
2.    Principal payments of Consolidated Funded Indebtedness made or required to be made during Subject Period but excluding any such payments to the extent constituting a refinancing of such Consolidated Funded Indebtedness through the incurrence of additional Indebtedness otherwise expressly permitted under Section 8.01 and repayments of Revolving Loans:
$___________
3. Restricted Payments made in cash:	$___________

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4. Aggregate federal, state, local and foreign income taxes paid in cash:	$___________
5. Cash contributions to Pension Plans (to extent not deducted in calculation of net income)	$___________
6. CCI Deferred Payments paid or required to be paid during Subject Period	$___________
7. Consolidated Fixed Charges (Lines B.1.+ B.2. + B.3. + B.4. + B.5. + B.6.)	$___________
C. Consolidated Capital Expenditures for the Subject Period:
1. Consolidated Capital Expenditures:	$___________
2.    Capital Expenditures (a) financed with Borrowed Money (other than Loans), (b) made with Net Cash Proceeds from any Disposition described in clauses 8.05(b) or proceeds of insurance arising from any casualty or other insured damage or from condemnation or similar awards with respect to any property or asset, in each case, to the extent such proceeds are reinvested within 180 days of receipt thereof and (c) constituting any portion of the purchase price of a Permitted Acquisition which is accounted for as a capital expenditure
$___________
3. Net Consolidated Capital Expenditures: (Lines C.1. – C.2.)	$___________
D. Consolidated Fixed Charge Coverage Ratio (Line A.9. - Line C.3. ÷ Line B.7.):
Minimum Required during a Fixed Charge Trigger Period (check if applicable ☐):	_________ to 1.00
II. Section 8.12(b) – Consolidated Capital Expenditures
A.    Consolidated Capital Expenditures with respect to the Company and its Restricted Subsidiaries, on a consolidated basis, for the trailing twelve consecutive Fiscal Months ending on above Statement Date (“Subject Period”):
$___________

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EXHIBIT C

FORM PLEDGE AND SECURITY AGREEMENT

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EXHIBIT D

FORM BORROWING BASE CERTIFICATE

[TO COME]

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EXHIBIT E

FORM ADDITIONAL LENDER JOINDER AGREEMENT

ADDITIONAL LENDER JOINDER AGREEMENT
THIS ADDITIONAL LENDER JOINDER AGREEMENT, dated as of              [●], 20__ (this “Agreement”), by and among [                    ] (1) [(each an “Additional Commitment Lender” and collectively the “Additional Commitment Lenders”)], STARTEK, INC., a Delaware corporation (together with its successors and assigns, the “Parent Borrower”), the Subsidiary Borrowers from time to time party to the Credit Agreement (as defined below) (together with the Parent Borrower, collectively, the “Borrowers” and each individually, a “Borrower”) and the Administrative Agent (as defined below).
(1) NTD: To be modified to reflect the addition of any other Additional Commitment Lenders.

RECITALS:
WHEREAS, the Borrowers, COLLECTION CENTER, INC., a North Dakota corporation, as a guarantor, and the Administrative Agent are parties to the Credit Agreement, dated as of April ____, 2015 (as amended, modified, restated from time to time, the “Credit Agreement”), capitalized terms defined therein being used herein as therein defined), among the Borrowers, the several banks and other financial institutions from time to time parties thereto (the “Lenders”), BMO HARRIS BANK, N.A., as administrative agent, (in such capacity, the “Administrative Agent”) for the Lenders; and
WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrowers may increase the Aggregate Revolving Credit Commitments by entering into one or more joinder agreements with the Additional Commitment Lenders.
NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:
Each Additional Commitment Lender party hereto hereby agrees to commit to provide its respective Revolving Commitments as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth below.
Each Additional Commitment Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers

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under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and(iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.
Each Additional Commitment Lender hereby agrees to make its Revolving Commitment as set forth on Schedule A on the following terms and conditions:
1.Other Fees. The Parent Borrower agrees to pay (or cause to be paid) to the Administrative Agent for the ratable benefit of each Additional Lender a non-refundable upfront fee in an amount up to          of the aggregate principal amount of Revolving Commitments held by such Additional Commitment Lender as of the date hereof.
2.    Additional Lenders. Each Additional Commitment Lender acknowledges and agrees that upon its execution of this Agreement that such Additional Commitment Lender shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.
3.    Credit Agreement Governs. Except as set forth in this Agreement and any related amendments to the Loan Documents, increases in the Aggregate Revolving Credit Commitments shall otherwise be subject to the provisions of the Credit Agreement and the other Loan Documents.
4.    Parent Borrower’s Certifications. By its execution of this Agreement, the undersigned officer of the Parent Borrower, to the best of his or her knowledge, hereby certifies that:
(i)    The representations and warranties of the Parent Borrower set forth in the Credit Agreement and in each of the other Loan Documents to which it is a party or which are contained in any certificate furnished by or on behalf of the Parent Borrower pursuant to the Credit Agreement or any of the other Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof, with the same effect as if made on the date hereof except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date; and
(ii)    No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Loans to be made on the date hereof and/or the issuance of any Letters of Credit to be issued on the date hereof.
5.    Borrower Covenant. By its execution of this Agreement, the applicable Borrower hereby covenants to deliver or cause to be delivered all legal opinions and other documents reasonably requested by the Administrative Agent, as applicable, in connection with this Agreement.
6.    Notice. For purposes of the Credit Agreement, the initial notice address of each Additional Lender shall be as set forth below its signature below.

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7.    Tax Forms. Each increase in the Aggregate Revolving Credit Commitments shall deliver herewith to the Borrowers and the Administrative Agent such forms, certificates or other evidence with respect to United States federal tax matters as contemplated by the Credit Agreement.
8.    Recordation of the New Loans. Upon execution and delivery hereof, the Administrative Agent will record the increase in the Aggregate Revolving Credit Commitments made by the Additional Commitment Lender in the Register.
9.    Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto, except as provided for in Subsection 11.01 of the Credit Agreement.
10.    Entire Agreement. This Agreement, the Credit Agreement and the other Loan Documents represent the entire agreement among the parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any of the parties relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.
11.    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
12.    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
13.    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of such counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be delivered to the Parent Borrower and the Administrative Agent.

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of the date first above written.

[ADDITIONAL COMMITMENT LENDER] By: Name: Title:
Attention: Telephone: Facsimile:

[Signature Page to Additional Lender Joinder Agreement]
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BORROWERS: STARTEK, INC., a Delaware Corporation By: Name: Title:
STARTEK HEALTH SERVICES, INC., a Colorado Corporation By: Name: Title:
STARTEK USA, INC. a Colorado Corporation By: Name: Title:
GUARANTOR: COLLECTION CENTER, INC., a North Dakota Corporation By: Name: Title:
ADMINISTRATIVE AGENT: BMO HARRIS BANK N.A., as Administrative Agent By: Name: Title:
LENDERS: BMO HARRIS BANK N.A., as a Lender, Letter of Credit Issuer and Swing Line Lender By: Name: Title:

[Signature Page to Additional Lender Joinder Agreement]
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[Signature Page to Additional Lender Joinder Agreement]
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SCHEDULE A
to the Joinder Agreement

Lender	Allocations
[BMO HARRIS BANK N.A.]	$[●]
[Additional Commitment Lender]	$[●]
Total Additional Commitment Lender Commitments	[$_____________]

[Signature Page to Additional Lender Joinder Agreement]
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EXHIBIT F

FORM ASSIGNMENT AND ACCEPTANCE

ASSIGNMENT AND ACCEPTANCE
This Assignment and Acceptance (this “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.] Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions (“the Standard Terms and Conditions”) set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, the Letters of Credit included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by [the][any] Assignor.

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1.	Assignor:	_________________________________
2.	Assignee:	_________________________________ [for each Assignee, indicate [Affiliate][Approved Fund] of [Identify Lender]]
3.	Borrowers:	_________________ and certain borrowing Subsidiaries
4.	Administrative Agent:	BMO Harris Bank N.A., as the administrative agent under the Credit Agreement (defined herein).
5.	Credit Agreement:
Credit Agreement, dated as of ________________ ___, 2015, among StarTek, Inc. a Delaware corporation, the other Borrowers party thereto, the Lenders from time to time party thereto, and BMO Harris Bank N.A., as Administrative Agent, Swing Line Lender, and an Letter of Credit Issuer.

6.	Assigned Interest:

Assignor[s] (2)	Assignee[s] (3)	Facility Assigned(4)	Aggregate Amount of Commitment/ Loans for all Lenders (5)	Amount of Commitment/ Loans Assigned*	Percentage Assigned of Commitment/ Loans (6)
		_________	$__________	$__________	________%
		_________	$__________	$__________	________%
		_________	$__________	$__________	________%

7.	Trade Date:	________________________]

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
(2) List each Assignor, as appropriate.
(3) List each Assignee, as appropriate.
(4) Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment”, “Term Loan”, etc.)
(5) Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
(6) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

The terms set forth in this Assignment and Acceptance are hereby agreed to:

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ASSIGNOR [NAME OF ASSIGNOR] By: Title:
ASSIGNEE [NAME OF ASSIGNEE] By: Title:
Consented to and Accepted: BMO HARRIS BANK N.A., as Administrative Agent By: Title:
[Consented to:] By: Title:

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ANNEX 1 TO ASSIGNMENT AND ACCEPTANCE
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ACCEPTANCE
1.    Representations and Warranties.
1.1.    Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under the Credit Agreement (subject to such consents, if any, as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 7.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

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2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.
3.    General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of Illinois.

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EXHIBIT G

FORM LANDLORD WAIVER

LANDLORD WAIVER
TO:    BMO Harris Bank N.A., a national banking association with an office at 111 West Monroe, Chicago, Illinois 60603, Attention: Sarah Yates, as Administrative Agent.
_______________________________ (“Borrower”) is the lessee under a lease (the “Lease”) between Borrower and the undersigned covering the premises located at _______________________________, more fully described in the lease attached hereto as Exhibit A (the “Premises”).
Borrower has entered into certain financing arrangements with BMO Harris Bank N.A., as agent (in such capacity, being “Administrative Agent”) for itself and other lenders (collectively “Lenders”) and, as a condition to such financing arrangements, Lenders require, among other things, liens on all of Borrower’s equipment and inventory (“Collateral”) located on the Premises.
To induce Lenders (together with their agents and assigns) to enter into said financing arrangements, and for other good and valuable consideration, the undersigned hereby agrees that:
(i)it will not assert against the Collateral any statutory or possessory liens, including, without limitation, rights of levy or distraint for rent, all of which it hereby waives;
(ii)none of Borrower’s assets located on the Premises shall be deemed to be fixtures;
(iii)it will notify Administrative Agent if Borrower defaults on its Lease obligations to the undersigned and allow Administrative Agent 15 days from its receipt of notice in which to cure or cause Borrower to cure any such defaults;
(iv)if, for any reason whatsoever, the undersigned either deems itself entitled to redeem or take possession of the Premises during the term of Borrower’s Lease or intends to sell or otherwise transfer all or any part of its interest in the Premises, the undersigned will notify Administrative Agent 15 days before taking such action; and
(v)if Borrower defaults on its obligations to Lenders and, as a result, Administrative Agent looks to the Collateral, the undersigned will not hinder Administrative Agent’s actions in assembling all of Borrower’s assets located on the Premises, will permit Administrative Agent to remove said assets from the Premises without charge and will not hinder Administrative Agent’s actions in enforcing its liens on said assets.
The undersigned hereby acknowledges that, as of the date of this agreement, Borrower is not in default in any respect under its Lease obligations to the undersigned.

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Any notice(s) required or desired to be given hereunder shall be directed to the party to be notified at the address stated herein.
The agreements contained herein shall continue in force until all of Borrower’s obligations and liabilities to Lenders are paid and satisfied in full and all financing arrangements between Lenders and Borrower have been terminated.
The agreements contained herein may not be modified or terminated orally and shall be binding upon the successors, assigns and personal representatives of the undersigned, upon any successor owner or transferee of the Premises, and upon any purchasers, including any mortgagee, from the undersigned.
Executed and delivered as of this _____ day of April, 2015 at ______________________.

NAME OF LANDLORD: By: Address:

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